UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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BAKER HUGHES COMPANY
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Baker Hughes
Baker Hughes

2021

Notice of Annual Meeting of Shareholders and Proxy Statement

Letter to our shareholders

On behalf of the Board of Directors and the leadership of Baker Hughes Company, I want to thank you for your investment. It is my privilege to serve as Chairman and Chief Executive Officer, and I appreciate the responsibility and trust placed in me to help shape this great Company for continued success in the future.
2020 was an incredibly challenging year for Baker Hughes and the entire global community. Despite the challenges of the pandemic-induced downturn, Baker Hughes protected our employees' health and welfare while delivering operationally and commercially. We did so by improving our core competitiveness while aligning our long-term strategy with some of the most powerful digital, operational, human capital, and governance drivers. Some examples of our strategy in action include:
•Our remote operations and automation technologies were essential to customers who needed to work remotely to keep facilities operating safely and find new efficiencies to cope with battered commodity prices and disrupted global trading patterns.
•We executed strategic expansions in adjacent industrial markets and high growth segments such as non-metallic products, chemicals and artificial intelligence.
•We made progress toward our 2050 net-zero emissions goal while deploying lower-carbon solutions for customers and making strategic long-term advancements in carbon capture, hydrogen, and energy storage.
We believe that the increasing pressure the world’s growing population is putting on our planet’s resources, including the increasing need for low to zero-carbon energy solutions, will be an even more powerful driver of our business going forward. We are uniquely suited to help our customers solve the dual challenge of the world's increasing energy demands while also reducing emissions responsibly. As an energy technology company, this is the core of our mission – to deliver the highest efficiency solutions today and advance the path towards energy and industrial decarbonization.

We will support this path through clear execution on our strategy, driving financial performance, creating a diverse workforce and collaborative culture, and continuously improving our HSE and compliance drivers.

There is no path to net-zero without partnership and collaboration. Our business was built on partnership and service. Today, we know this matters more than ever. We believe it will take energy producers, technology and service providers, energy buyers, policymakers, and the community at large working closely together to achieve our collective ambitions. We ask for your voting support for the items described in this proxy statement so we can continue this important work.

I cannot thank our employees enough for their hard work and dedication to achieve our goals and move the company forward during what has been a challenging year for everyone. Again, thank you to all of our shareholders for your support through a year like no other.

Lorenzo Simonelli Chairman, President and Chief Executive Officer

i

Notice of 2021 Annual Meeting
of Shareholders

When: May 14, 2021 9:00 a.m. CDT *	Virtual Meeting Access: To attend, register by May 11, 2021 at 5:00 p.m. EDT at www.proxydocs.com/bakerhughes	How to vote in advance

Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods:
Agenda
Registered holders 1-855-658-0965 Beneficial holders Follow instructions provided by your broker, bank or other nominee
Proposal 1	The election of directors

Proposal 2	An advisory vote related to the Company’s executive compensation program

Proposal 3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2021	Registered holders www.proxypush.com/bakerhughes Beneficial holders Follow instructions provided by your broker, bank, or other nominee
Proposal 4	Approval of the Amendment and Restatement to the Baker Hughes Company Employee Stock Purchase Plan

Proposal 5	Approval of the Baker Hughes Company 2021 Long-Term Incentive Plan	Mail your signed proxy card or voting instruction to the address listed on the envelope
Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof
Record date
The Board of Directors of Baker Hughes Company (the “Company,” “Baker Hughes,” “we,” “us” or “our”) has fixed March 18, 2021 as the record date for determining the shareholders of the Company entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment thereof, and only holders of Class A Common Stock and Class B Common Stock of the Company (collectively, the "Common Stock") of record at the close of business on that date will be entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment.
Proxy voting
You are invited to attend the meeting via live webcast. Whether or not you plan to attend the live webcast, we urge you to promptly vote your shares by telephone, by the Internet or, if this proxy statement (“Proxy Statement”) was mailed to you, by completing, signing, dating and returning it as soon as possible in the enclosed postage prepaid envelope in order that your vote may be cast at the Annual Meeting of the Shareholders (the “Annual Meeting”). You may revoke your proxy any time prior to its exercise, and you may vote at the live webcast, even if you have previously returned your proxy.
By order of the Board of Directors,

Who can vote:
Holders of Baker Hughes Class A Common Stock and Class B Common Stock at the close of business on March 18, 2021

Virtual Meeting Access:
To attend, register by May 11, 2021 at 5:00 p.m. EDT at www.proxydocs.com/ bakerhughes
Date of mailing
A Notice of Internet Availability of Proxy Materials will be mailed on or about April 2, 2021

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 14, 2021
Baker Hughes 2021 Proxy Statement and 2020 Annual Report are available on the Internet:
Registered holders
www.proxydocs.com/bakerhughes
Beneficial holders
Follow instructions provided by your broker, bank, or other nominee

Lee Whitley Vice President and Corporate Secretary Houston, Texas, March 29, 2021

* It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.
ii

iii

Proxy statement summary
This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement, which is first being made available to shareholders on or about April 2, 2021. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.
2021 Annual Meeting information

When: Friday, May 14, 2021 9:00 a.m. CDT*	Virtual Meeting Access: To attend, register by May 11, 2021 by 5:00 p.m. EDT at www.proxydocs.com/bakerhughes

Virtual Meeting

Due to continued concerns around the spread of COVID-19, and after careful consideration, the Board has determined that the 2021 Annual Meeting will be a completely virtual meeting. The Annual Meeting will be conducted only via live webcast. You will have the sames rights and opportunities to participate as you would have at a physical meeting. You may attend the meeting, vote your shares and submit questions electronically during the live webcast by visiting www.proxydocs.com/bakerhughes.
To participate in the Annual Meeting, you will need to register prior to the deadline of 5:00 p.m. EDT on May 11, 2021. Upon completing your registration, you will receive further instructions via email one hour prior to the start of the Annual Meeting, including your unique link that will allow you access to the Annual Meeting. You will have the ability to submit questions during the registration process and fifteen minutes prior to and during the Annual Meeting. We look forward to answering your questions during the meeting. All questions must comply with the rules of conduct, which will be posted on the virtual meeting website.
Technical assistance will be available one hour prior to and during the Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions.

Matters to be voted upon				How to vote in advance

No.	Proposal	Board Recommendation	Page Reference (For More Detail)	Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods

1	The election of directors	FOR each nominee	6
				Registered holders 1-855-658-0965 Beneficial holders Follow instructions provided by your broker, bank, or other nominee
2	An advisory vote related to the Company’s executive compensation program	FOR	57

3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2021	FOR	60	Registered holders www.proxypush.com/bakerhughes Beneficial holders Follow instructions provided by your broker, bank, or other nominee

4	Approval of the Amendment and Restatement to the Baker Hughes Company Employee Stock Purchase Plan	FOR	60	Mail your signed proxy card or voting instruction to the address listed on the envelope

5	Approval of the Baker Hughes Company 2021 Long-Term Incentive Plan	FOR	63
* It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 14, 2021
Baker Hughes' 2021 Proxy Statement and 2020 Annual Report are available for registered holders at www.proxydocs.com/bakerhughes and beneficial holders should follow the instructions provided by their broker, bank, or other nominee.

1

Proxy Statement Summary
2020 business highlights

Performance	$20.7B	$518M	∼45%
	in revenue	in free cash flow*	of revenue is more industrial in nature

Technology and Innovation	$595M	3,066	73%
	in research and development	patents awarded	of drilling jobs completed remotely

Responsibility	AA	31%	200
	MSCI ESG Rating	reduction in CO2 emissions**	Perfect HSE Days ***
*     Free cash flow is a non-GAAP measure. A reconciliation of GAAP to non-GAAP measures is included in the Proxy Statement in Annex A
** 2019 full year performance versus 2012 baseline
*** A Perfect HSE Day is a day without injury, vehicle accidents, or harm to the environment

Purpose: We take energy forward - making it safer, cleaner, and more efficient for people and the planet.
Guided by our purpose, and mindful of our shareholders, customers, communities, and others whose trust we value, we take responsibility for the energy we bring. Our commitment to people, planet, and principles is embedded at every level within the Company, and oversight rests with the Board of Directors.
We view sustainability as a key part of our business strategy, as we believe that operating Baker Hughes responsibly and providing products and services that help our customers achieve their sustainability goals provides us opportunities to grow our business; increase customer collaboration; attract, retain, and motivate employees; and differentiate us from our competitors. We have a solid strategy to guide us, which focuses on these three key areas:
1. Transform our core: Over the past two years, we have been transforming our core product companies by improving our core competitiveness – including improving segment margins and free cash flow, while also adjusting our portfolio to focus on higher return businesses. By focusing on our leading, innovative technology, execution excellence, and cost competitiveness, our core business will continue to deliver high value returns and strengthen our position as an energy technology leader.
2. Invest for growth: As we build a more diversified energy and industrial business with energy technology at its core, we believe we are well positioned to more aggressively pursue growth in industrial sectors, including energy, where we see more resilience and better operating performance. We are also investing for growth in areas where we see high returns and can expand our leading positions, including in non-metallics and industrial asset management. We will leverage our existing strengths, portfolio, and technology positions to provide solutions to serve these growth sectors.
3. Position for new frontiers: As the energy landscape continues to change, we are evaluating the key growth areas associated with energy transition and where Baker Hughes can capitalize on these opportunities. We will pursue strategic bets that leverage our core competencies and expertise today and where we believe we can achieve a differentiated position in the future.

2	2021 Proxy Statement

Proxy Statement Summary
Our responsibility
We view environmental, social, and governance (ESG) performance as a key lever to transform our Company and our industry.
People
Diversity, Equity, and Inclusion: We view diversity as a key driver for a competitive edge and to lead the energy transition. We believe this starts at the top through a diverse slate of directors and our executive leadership team. We are taking steps to broaden and modernize our human resources and talent management programs. In 2020, we launched our first global internal inclusion survey to help us strengthen our culture of inclusion and inform key elements of our 2021 diversity, equity, and inclusion strategy.
We have also increased our focus on expanding membership in our employee resource groups as these groups can have a powerful influence on building awareness, change, and community, and can give a voice to groups who may otherwise be unheard, and help elevate conversation around key issues.
Charitable Work: We drive sustainable benefits in communities where we do business through shareholder engagement, community service, and charitable contributions. We are connecting globally and locally in new ways to drive scale and speed on solutions to humanity’s biggest challenges. Our community outreach programs are aligned with our material impact areas of climate, education and workforce development, and health and safety. We contribute in a variety of ways, including The Baker Hughes Foundation, direct corporate contributions, in-kind donations of goods and services, employee contributions, and volunteer hours.
Planet
Getting to Zero: Through our long-term commitment of achieving net-zero CO2 emissions by 2050, we are establishing a leadership role in low carbon technology. By improving our own operations, partnering closely with our customers and industry stakeholders, and harnessing our technological expertise, we will be positioned to help shape the future of the energy industry. We have since made progress toward that goal, reducing our direct carbon emissions by 31% compared to our 2012 baseline. We are also a signatory of the Methane Guiding Principles that commit us to reduce methane emissions, and we have worked diligently on improving other areas of our environmental performance, including water conservation, waste reduction, and protecting biodiversity.
Principles
Protecting people and the environment: Health, Safety, and the Environment (“HSE”) is part of everything we make and do, and our employees are empowered to own exceptional HSE performance to make every day a Perfect HSE Day. A Perfect HSE Day is a day without injury, vehicle accidents, or harm to the environment. We achieved 200 Perfect HSE days in 2020, which is a 25% improvement versus 2019.
Culture of Compliance: We foster a culture of compliance through sound governance, effective policies and guidelines, and open channels of reporting. Our best-in-class global ethics and compliance program is designed to prevent, detect, and appropriately respond in a timely fashion to any potential violations of law, our Code of Conduct, and other Company policies and procedures.
Building on a Strong Foundation: In 2020, Baker Hughes reinforced its commitment to transparency and corporate responsibility by reconfirming its participation in the United Nations Global Compact initiative, a voluntary leadership platform for the development, implementation, and disclosure of responsible business practices.

3

Proxy Statement Summary
Director nominee highlights
The nine director nominees, if elected, will serve a one year term expiring at the 2022 Annual Meeting. Our priority is to bring together areas of expertise for the benefit of the Company and long-term shareholder value. Baker Hughes practices strong governance principles and is dedicated to continuously improving the Company. We strive to maintain a Board that reflects diversity, varied knowledge and experiences, and relevant skills and personal qualities. Our candidates possess leadership skills, global business experience, and expertise in finance and the oil and gas-related industries. More information about our director nominees may be found under “Proposal No. 1 - Election of Directors.”

			Committee Memberships
Name, Primary Occupation	Age	Director Since	AC	CC	GCR	CNF	Independent
W. Geoffrey Beattie * Chief Executive Officer Generation Capital	61	2017	●		●		Yes
Gregory D. Brenneman Executive Chairman CCMP Capital Advisors, LLC	59	2017		¤	●	●	Yes
Cynthia B. Carroll Former Chief Executive Officer Anglo American plc	64	2020	●	●			Yes
Clarence P. Cazalot, Jr. Former Executive Chairman, President and CEO Marathon Oil Corporation	70	2017		●	●	¤	Yes
Nelda J. Connors Chief Executive Officer Pine Grove Holdings, LLC	55	2020	●	●			Yes
Gregory L. Ebel Chairman, Enbridge	56	2019	¤		●		Yes
Lynn L. Elsenhans Former Executive Chairman, President and CEO Sunoco, Inc.	64	2017	●		¤	●	Yes
John G. Rice Former Chairman GE Gas Power	64	2017	N/A	N/A	N/A	N/A	No
Lorenzo Simonelli Chairman, President and CEO Baker Hughes Company	47	2017	N/A	N/A	N/A	N/A	No

●	Member	¤	Chair
*	Lead Director
AC Audit Committee    CC Compensation Committee    GCR Governance & Corporate Responsibility Committee
CNF Conflicts Committee (a sub-committee of the GCR)

4	2021 Proxy Statement

Proxy Statement Summary
Compensation highlights
Our executive compensation program is designed to attract, motivate, and retain our executives, including our named executive officers (each a “NEO”), who are critical to our long-term success. The program is designed to align with three core principles:

Align executive and shareholder interests	Provide a significant portion of total compensation that is performance-based and at risk	Attract and retain talented executives
2020 target total direct compensation
Our executive compensation program emphasizes performance-based compensation tied to increases in Baker Hughes stock price and drives strategic imperatives. Approximately 89% of Mr. Simonelli’s target total compensation is performance-based and at risk, while the other NEOs have an average of 80% performance-based and at risk compensation.
Our NEOs’ target compensation for 2020 consisted of the components described below:

CEO		Other NEOs
11%	Base Salary Purpose	20%
16%	Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent
		20%

73%	Performance-Based Short-Term Incentive Purpose
	Annual cash incentive program designed to motivate our executives to achieve annual financial goals and other business objectives and reward them accordingly	60%

	Metrics
	Revenue, Operating Income, Free Cash Flow, and Strategic Priorities

	Long-Term Incentive Purpose
	Annual equity incentive awards designed to further align the interests of our executives with those of our shareholders by facilitating significant ownership of Baker Hughes stock by the officers
	Metrics
	CEO 60% (NEOs 50%) Performance Share Units - Relative TSR, Relative ROIC - 3 Year Cliff CEO 40% (NEOs 50%) Restricted Stock Units - 3 Year Ratable

Key compensation decisions in 2020
The Company continued to reinforce market-aligned and pay for performance elements of its compensation programs.

2020 Compensation decisions

NEO base salary remained flat for 2020	Approved payouts of 2020 annual bonuses below target	Awarded annual long-term incentive grants with 50% performance share units ("PSUs") weighting and an emphasis on outperforming the market

5

Proposal 1 Election of directors
The Board of Directors recommends that you vote FOR each nominee.
In analyzing director nominations, the Governance & Corporate Responsibility Committee strives to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspective and who maintain a Board that reflects diversity, including but not limited to gender, ethnicity, background, and experience. The Governance & Corporate Responsibility Committee strives to recommend candidates who demonstrate leadership and significant experience in a specific area of endeavor, comprehend the role of a public company director, and exemplify relevant expertise, experience, and a substantive understanding of domestic and international considerations and geopolitics. The Governance & Corporate Responsibility Committee also looks for candidates who will help progress Baker Hughes' strategy as an energy technology company and as a leader during the energy transition.
When analyzing whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance & Corporate Responsibility Committee and the Board of Directors focus on the information summarized in each of the Directors’ individual biographies set forth in this Proxy Statement as well as the director skills matrix.
All directors who are elected at the Annual Meeting will serve for a one year term expiring at the Annual Meeting expected to be held in May 2022; until his or her successor is elected and qualified; or until his or her earlier death, retirement, resignation, or removal. The proxy holders will vote FOR the nine persons listed below under “Company Nominees for Director,” unless contrary instructions are given.
If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the nine persons recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee.
Board highlights
Our director nominees exhibit an effective mix of skills, experience, diversity, and perspective.

Gender diversity	Racial/ethnic diversity	Independence

33% 3 females (1 of whom chairs a standing committee)	11% 1 racial/ethnic minority	7 of 9 are independent

Environmental and safety	Board refreshment	Industry and operational experience

4 of 9 directors have environmental and safety, risk and regulatory experience	3 new directors added since 2019	66% have industry and operational experience

			Average age of director nominees

47				60			70

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						●

6	2021 Proxy Statement

Proposal 1 Election of Directors
Board nominees for director
The following table sets forth each nominee director’s name, principal occupation and prior work experience, age, and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected.
Director nominees

W. Geoffrey Beattie Age: 61 | Ethnicity: Caucasian/White | Director since: 2017

Biography:
Geoff Beattie has been the Chief Executive Officer of Generation Capital, a private investment company based in Toronto, Canada, since September 2013. He served previously as Chief Executive Officer of the Woodbridge Company Limited, a privately held investment company, and the majority shareholder of Thomson Reuters from March 1998 to December 2012, where he also served as Deputy Chairman from May 2000 to May 2013. Mr. Beattie currently serves as the Chairman of Relay Ventures, a Canadian venture capital firm.
Other Public Company Board Memberships in the Past Five Years:
•    Maple Leaf Foods (2009 – present)
•    Fiera Capital Corporation (2018 – present)
•    General Electric Company (2009 – 2019)
•    Acasta Enterprises Inc. (2015 – 2018)

Committees: • Audit (Member) • Governance & Corporate Responsibility (Member)

Skills & Qualifications: Mr. Beattie has extensive leadership experience, investor experience and broad financial expertise, including in the area of risk management.

Gregory D. Brenneman Age: 59 | Ethnicity: Caucasian/White | Director since: 2017

Biography:
Greg Brenneman has been the Executive Chairman of CCMP Capital Advisors, LLC, a private equity firm, since 2016, and Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm, since 1994. Mr. Brenneman previously held several executive and leadership positions at CCMP Capital Advisors, including Chief Executive Officer from 2015 to 2016 and Chairman from 2008 to 2016.
Other Public Company Board Memberships in the Past Five Years:
•    The Home Depot, Inc. (2000 – present)
•    PQ Corporation (2014 – present)
•    Baker Hughes Incorporated (2014 – 2017)
•    Milacron Holdings Corp. (2012 – 2017)

Committees: • Conflicts (Member) • Compensation (Chair) • Governance & Corporate Responsibility (Member)
Skills & Qualifications:
Mr. Brenneman has extensive leadership and financial experience in public companies, including his service as a former chief executive officer and director of other public companies.

7

Proposal 1 Election of Directors

Cynthia B. Carroll Age: 64 | Ethnicity: Caucasian/White | Director since 2020

Biography:
Cynthia Carroll was the Chief Executive Officer of Anglo American plc from 2007 to 2013. Ms. Carroll worked for Alcan Aluminum Corporation from 1989 to 2006, serving as the Chief Executive Officer for Primary Metal Group, Alcan's core business from 2002 to 2006 and President of the Bauxite, Alumina and Specialty Chemicals division from 1998 to 2001. She served in other various management and leadership positions from 1989 to 2001. She started her career in 1982 as a geologist working for Amoco Production Company.
Other Public Company Board Memberships in the Past Five Years:
• Glencore (February 2021 – present)
• Pembina Pipeline Corporation (2020 – present)
• Hitachi, Ltd. (2013 – present)
• Century Aluminum Company (2020 – January 2021)
• BP plc (2007 – 2017)

Committees: • Audit (Member) • Compensation (Member)

Skills & Qualifications: Ms. Carroll has leadership experience through her role as a former chief executive officer of a global mining company and her service as a director on public company boards.

Clarence P. Cazalot, Jr. Age: 70 | Ethnicity: Caucasian/White | Director since: 2017

Biography:
Clarence Cazalot was the Executive Chairman of the Board of Marathon Oil Corporation from August 2013 to December 2013. He served as the Chairman of Marathon Oil Corporation from 2011 to 2013 and as President, Chief Executive Officer, and a Director of Marathon Oil Corporation from 2002 to August 2013. He served as Vice Chairman of USX Corporation and President of Marathon Oil Company from 2000 to 2001 and worked at Texaco Inc. from 1972 to 2000 in numerous executive positions.
Other Public Company Board Memberships in the Past Five Years:
•    Enbridge, Inc. (2013 – 2019)
•    Baker Hughes Incorporated (2002 – 2017)
•    FMC Technologies (2013 – 2017)

Committees: • Conflicts (Chair) • Governance & Corporate Responsibility (Member) • Compensation (Member)
Skills & Qualifications:
Mr. Cazalot has leadership experience through his role as a former chairman of a board, chief executive officer and president of a publicly traded energy company, as well as his many years of experience in the global energy business.

8	2021 Proxy Statement

Proposal 1 Election of Directors

Nelda J. Connors Age: 55 | Ethnicity: Black/African American | Director since 2020

Biography:
Nelda Connors is the Chief Executive Officer of Pine Grove Holdings, LLC, a privately held investment company she founded in 2011. From 2008 through 2011, she served as President and Chief Executive Officer of Atkore International Inc., a publicly traded company that was a division of Tyco International. Prior to joining Tyco, she served as Vice President at Eaton Corporation where she held several positions in operations and general management. Prior to joining Eaton, Ms. Connors was employed in a number of executive and management capacities in the automotive industry.
Other Public Company Board Memberships in the Past Five Years:
• BorgWarner (October 2020 – present)
• Boston Scientific (2009 – present)
• Enersys (2017 – present)
• Delphi Technologies (2017 – October 2020)
• CNH Industrial (April 2020 – September 2020)
• Echo Global Logistics (2013 – February 2020)

Committees: • Audit (Member) • Compensation (Member)

Skills & Qualifications:
Ms. Connors has leadership experience through her role as a founder and chief executive officer of an independent investment firm, as well as her experience in executive and management roles at several global industrial companies and her service on other public company boards.

Gregory L. Ebel Age: 56 | Ethnicity: Mixed | Director since: 2019

Biography:
Greg Ebel served as Chairman and CEO of Spectra Energy Corporation from January 2009 to February 2017. He was the Group Executive and Chief Financial Officer of Spectra Energy Corporation from January 2007 to January 2009, and was the President of Union Gas Limited from January 2005 until January 2007. Mr. Ebel served as the Vice President, Investor & Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005.
Other Public Company Board Memberships in the Past Five Years:
• Enbridge, Inc. (2017 – present)
• The Mosaic Company (2012 – present)
• Spectra Energy Corp. (2008 – 2017)

Committees: • Audit (Chair) • Governance & Corporate Responsibility (Member)

Skills & Qualifications: Mr. Ebel has leadership experience through his roles as a chairman of a board and former president and chief executive officer of a publicly traded energy company.

9

Proposal 1 Election of Directors

Lynn L. Elsenhans Age: 64 | Ethnicity: Caucasian/White | Director since: 2017

Biography:
Lynn Elsenhans was the Executive Chairman of Sunoco, Inc. from January 2009 until May 2012, and Chief Executive Officer and President from August 2008 until March 2012. She also served as Chairman of Sunoco Logistics Partners L.P. from October 2008 until May 2012, and Chief Executive Officer from July 2010 until March 2012. Ms. Elsenhans worked at Royal Dutch Shell for more than 28 years, where she held a number of senior roles, including Executive Vice President, Global Manufacturing from 2005 to 2008.
Other Public Company Board Memberships in the Past Five Years:
•    Saudi Aramco (2018 – present)
•    GlaxoSmithKline (2012 – present)
•    Baker Hughes Incorporated (2012 – 2017)
•    Flowserve (2014 – 2017)

Committees: • Audit (Member) • Conflicts (Member) • Governance & Corporate Responsibility (Chair)

Skills & Qualifications:
Ms. Elsenhans has extensive leadership experience through her positions as a former chair and chief executive officer of a publicly traded energy company as well as her many years of leadership experience at a global oil and gas company.

John G. Rice Age: 64 | Ethnicity: Caucasian/White | Director since: 2017

Biography:
John Rice served as Chairman, GE Gas Power from December 2018 through August 2020. He was previously Vice Chairman, GE until March 2018 and Chief Executive Officer, GE Global Growth Organization from November 2010 until December 2017. He served in other various leadership positions across GE, including Vice Chairman, GE, President and Chief Executive Officer of GE Technology Infrastructure from 2007 until November 2010, Vice Chairman of GE’s industrial and infrastructure businesses from 2005 until 2007, and President and Chief Executive Officer of GE Energy from 2000 until 2005. He is the GE Director nominee pursuant to the terms of the Stockholders Agreement.
Other Public Company Board Memberships in the Past Five Years:
•    Li and Fung (2018 – 2020)

Committees: • N/A

Skills & Qualifications: Mr. Rice has extensive leadership experience in various businesses across GE, including global business experience and experience with global energy and infrastructure markets.

Lorenzo Simonelli Age: 47 | Ethnicity: Caucasian/White | Director since: 2017

Biography:
Lorenzo Simonelli has been the Chairman of the Board of Directors of the Company since October 2017, and a Director, President and Chief Executive Officer of the Company since July 2017. Before joining the Company in July 2017, Mr. Simonelli was Senior Vice President, GE and President and Chief Executive Officer, GE Oil & Gas from October 2013 to July 2017. Before joining GE Oil & Gas, he was the President and Chief Executive Officer of GE Transportation from July 2008 to October 2013. Mr. Simonelli joined GE in 1994 and held various finance and leadership roles from 1994 to 2008.
Other Public Company Board Memberships in the Past Five Years:
•    CNH Industrial (2019 – present)
•    C3.ai, Inc. (2020 – present)

Committees: • N/A

Skills & Qualifications:
Mr. Simonelli has extensive leadership experience in businesses and functions, including as the Chief Executive Officer of Baker Hughes, in addition to his global experience, financial experience, and extensive background in the oil and gas industry.

10	2021 Proxy Statement

Proposal 1 Election of Directors
Director skills and experience matrix

Skills and Experience	Beattie	Brenneman	Carroll	Cazalot	Connors	Ebel	Elsenhans	Rice	Simonelli	%
Leadership Business and strategic management experience from service in a significant leadership position, such as a CEO, CFO or other senior leadership position	●	●	●	●	●	●	●	●	●	100%
Finance and Accounting Understanding of finance and financial reporting processes	●	●	●	●	●	●	●	●	●	100%
Investor Overseeing investments and decisions	●	●	●		●	●			●	66%
Industry and Operations Operational experience in the industries in which Baker Hughes operates			●	●		●	●	●	●	66%
Technology Developing and investing in new technologies and ideas	●		●	●	●	●			●	66%
Risk Oversight/Cybersecurity Understanding significant risks facing companies, including cybersecurity	●	●	●	●		●	●		●	78%
Global Non-US businesses and cultures through living or working outside of the US	●	●	●	●	●	●	●	●	●	100%
Environmental & Safety Safety and environmental regulations			●	●		●	●			44%
Prior BOD Experience Service on public company boards	●	●	●	●	●	●	●	●	●	100%
HR and Talent Development HR and talent development to obtain the most qualified and satisfied employees	●	●	●	●	●	●	●			78%
Legal and Corporate Governance Legal and corporate governance issues in which public companies must abide	●	●	●	●	●	●	●			78%
Independent Satisfies the independence requirements of the New York Stock Exchange ("NYSE") and the Securities and Exchange Commission ("SEC")	●	●	●	●	●	●	●			78%

11

Proposal 1 Election of Directors
Election and resignation policy
Size of board
Under the provisions of the Amended and Restated Certificate of Incorporation, dated October 17, 2019 (the “Certificate of Incorporation”), the Third Amended and Restated Bylaws of the Company, dated October 17, 2019 (the “Bylaws”), and the Stockholders Agreement, dated as of July 3, 2017, by and between the Company and GE, as amended from time to time (the "Stockholders Agreement"), the total number of directors constituting the Board will be nine members.
Term
Under the Certificate of Incorporation, the Bylaws and the Stockholders Agreement, each director will serve for a term of one year, ending on the date of the next Annual Meeting of Shareholders following the date of such director’s election or appointment; provided that the term of each director will continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification or removal.

Shareholder nominations of directors
Shareholders may also propose nominees for consideration by the Governance & Corporate Responsibility Committee by submitting the names and other supporting information required under the Company’s Bylaws to:
Attn: Corporate Secretary
Baker Hughes Company
17021 Aldine Westfield Road
Houston, Texas 77073

GE Board designation and removal rights
Pursuant to the Stockholders Agreement, GE has the right to designate one director for nomination by the Board for election until GE no longer beneficially owns at least 20% of the voting power of the outstanding Common Stock of the Company. Any vacancy created by a director that had been designated by GE will be filled by the Board with a director designated by GE. In addition, GE has the authority to remove any GE-designated director, so long as GE meets the ownership requirement.
Resignation and removal
Any director may resign by delivering a resignation in writing or by electronic transmission to the Company at its principal office or to the Chairman of the Board, the Chief Executive Officer, or the Corporate Secretary. Such resignation will be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. The Governance & Corporate Responsibility Committee will have the right to fill any vacancy resulting from the death, resignation, retirement, disqualification or removal from office or other cause for any director who was not designated by GE.

Board term limits and retirement age
The Board has a 15-year term limit for all directors, other than the Company’s CEO. Additionally, with limited exceptions, directors will not be nominated for election to the Board after his or her 75th birthday.

12	2021 Proxy Statement

Proposal 1 Election of Directors

Process for identifying and adding new directors
The Governance & Corporate Responsibility Committee identifies, screens, and recommends director candidates for nomination to the Board. Candidates are evaluated in light of the then-existing composition of the Board and the background and areas of expertise of existing directors and potential nominees.

1
Evaluation of board composition
The Governance & Corporate Responsibility Committee evaluates Board composition annually and identifies skills, experience, and capabilities desirable for new directors in light of the Company’s business and strategy, including ESG and digital/AI experience.

2
Identification of a diverse pool of candidates
Identification of a diverse pool of potential director candidates using multiple sources such as independent search firms, director recommendations, and shareholder recommendations. The Board does not have a specific director diversity policy, but it fully recognizes that having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process, and enhances overall culture in the boardroom.

3
Comprehensive candidate review
Potential candidates are comprehensively reviewed and are the subject of rigorous discussion during the Governance & Corporate Responsibility Committee meetings and Board meetings. The candidates that emerge from this process are interviewed by members of the Governance & Corporate Responsibility Committee and other Board members, including the Lead Independent Director and Chairman. During these meetings, directors assess candidates on the basis of their skills and experience, their personal attributes, and their expected contribution to the current mix of competencies and diversity of the Board. At the same time due diligence is conducted, the Chairman, as well as the Governance & Corporate Responsibility Committee, solicits feedback from other directors and persons outside the Company.

4
Recommendation of potential director for approval
The Governance & Corporate Responsibility Committee recommends potential directors to the Board for approval. Shareholders vote on nominees at the Annual Meeting.

5
Director onboarding
For each new director, we conduct a comprehensive onboarding process to ensure that he or she has a full understanding of the business and to allow the director to make meaningful contributions quickly, which includes a combination of one-on-one sessions with management and other board members, facility site visits, written materials, and training.

Director education
Our director education program assists Board members in fulfilling their responsibilities. In addition to the onboarding program when a director joins the Board, ongoing education is provided through in-depth presentations on topics such as strategy, operations, cyber security, ESG related issues, enterprise risk management, diversity, equity, and inclusion, and legal and regulatory matters. These presentations can be from management or with outside experts as needed. The Board periodically holds board meetings at new facilities or other sites important to the business where directors engage with employees in a more informal setting. Directors are also encouraged to attend third-party educational programs and training.

13

Proposal 1 Election of Directors
Board evaluation
Board and Committee evaluations play a critical role in ensuring the effective functioning of our Board. It is important to review Board, Committee, and director performance and to solicit and act upon feedback received from each member of our Board. To this end, under the leadership of our Governance & Corporate Responsibility Chair, we refreshed our Board evaluation process in 2020. The Governance & Corporate Responsibility Committee has oversight over the Board evaluation process.

Process is initiated		Evaluation		Feedback analysis		Presentation of findings		Follow-up

Our Governance & Corporate Responsibility Committee initiates the Board evaluation process with assistance from our Chief Legal Officer.	à	The Chief Legal Officer conducts individual interviews of each director based on the topics laid out below.	à	Directors are encouraged to speak to the Chief Legal Officer with specific feedback on committees and the Board in general.	à	The findings are reviewed in the Executive Sessions at each Committee meeting and at the full Board meeting.	à	Results requiring additional consideration are addressed at subsequent Board and Committee meetings and reported back to the full Board, where appropriate.

The Board evaluation process considers the following topics:
• General board practices, including fostering a culture that promotes candid discussion
• The adequacy, number, and length of Board and Committee meetings
• Suggestions for new skills and experiences for potential future candidates
• Adequacy of information received, including access to non-management resources
• Committee effectiveness
• Peer review

• The Board's access to Company executives and operations
• The quality and scope of materials distributed in advance of the meetings
• The promotion of rigorous decision making by the Board and the Committees
• The strategic planning process
• The overall function of the Board and its Committees
• Technology use

14	2021 Proxy Statement

Corporate governance
The Company’s Board of Directors believes the purpose of corporate governance is to maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and management believe promote this purpose, are sound and represent best practices. The Board periodically reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company’s Governance Principles as the principles of conduct of the Company’s business affairs to benefit its shareholders, which conform to the NYSE corporate governance listing standards and SEC rules. The Governance Principles are posted under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary. Neither these documents nor the website are incorporated by reference to this Proxy Statement. In addition, the Stockholders Agreement between GE and the Company sets forth a number of corporate governance requirements with respect to the Company.

Corporate governance highlights

•    Lead Director
•    Independent Conflicts Committee to review related party transactions
•    Active shareholder engagement
•    Significant stock ownership guidelines for executives and directors
•    No pledging or hedging of Company stock
•    Diverse board in terms of gender, experience, and skills
•    Annual election of directors
•    Active board engagement in managing talent and long-term succession planning for executives and directors
•    Mandatory director retirement age of 75 and 15-year term limits

Ownership structure
The Company was formed in July 2017 as the result of a combination between Baker Hughes Incorporated ("BHI") and the oil and gas business ("GE O&G") of General Electric Company (“GE”) (the "Transactions"). As a result of the Transactions, substantially all of the business of GE O&G and BHI was transferred to a subsidiary of the Company, Baker Hughes Holdings LLC ("BHH LLC"). GE holds its voting interest through our Class B Common Stock and its economic interest through a corresponding number of units of BHH LLC. The rights (including voting rights) of our Class A Common Stock and Class B Common Stock are identical; provided that Class B Common Stock has no economic rights. At December 31, 2020, GE's economic interest in BHH LLC was 30.1%.

15

Corporate Governance
Shareholder engagement
We have a robust investor engagement program. Our integrated outreach team, led by our Investor Relations group, Chief Sustainability Officer, Corporate Secretary’s office, and our Executive Compensation team engages pro-actively with our shareholders, monitors developments in corporate governance and social responsibility, and, in consultation with our Board, thoughtfully adopts and applies developing practices in a manner that best supports our business and our culture. We actively engage with our shareholders in a number of forums on a year-round basis and integrate the information we learn through these activities into our governance calendar, as reflected below.

If needed, conduct pre-annual meeting shareholder meetings to answer questions and obtain shareholder feedback	Review annual meeting results, determine any next step actions, and plan post-annual meeting shareholder engagement

Incorporate input from shareholder meetings into annual meeting planning	Post-annual meeting shareholder meetings

Total 2020 investor outreach		∼68%
of Class A Shares Outstanding
Broad range of environmental, social, governance, and compensation topics, including:
•	Business strategy and execution	•	Compensation practices
•	Sustainability reporting standards	•	Risk oversight
•	Scope 1 and 2 commitments related to greenhouse gas reduction	•	Board refreshment
		•	Committee composition
•	Diversity, equity, and inclusion	•	COVID-19 response

Shareholder communications with the Board of Directors
To provide the Company’s shareholders and other interested parties with a direct and open line of communication to the Company’s Board of Directors, shareholders may communicate with any member of the Board, including the Company’s Lead Director, the Chair of any committee, or with the non-management directors of the Company as a group, by sending such written communication to the Company’s Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas, 77073. The Corporate Secretary will forward any communications to the Board of Directors or any member of the Board.
We encourage our employees, customers, suppliers, and shareholders to speak up about any compliance concerns by reporting concerns through one of the following methods:
•our hotline at reportconcerns.bakerhughes.com;
•by emailing bakerhughes.Ombuds@bakerhughes.com;
•by calling 1.800.288.8475 (toll-free) or outside the U.S. +1.713.626.0521

16	2021 Proxy Statement

Corporate Governance
The Board’s leadership structure
Our Governance Principles require the election of a Lead Director who leads meetings of the independent directors and regularly meets with the chairman/CEO for a discussion of matters arising from these meetings.

Lead independent director duties:

	•	reviews the agenda, schedule, and information sent to the directors for Board meetings	•	calls additional meetings of the independent directors or the entire Board as deemed appropriate
	•	works with the chairman/CEO to propose an annual schedule of major discussion items for the Board’s approval	•	provides leadership to the Board if circumstances arise in which the role of the chairman/CEO may be, or may be perceived to be, in conflict
	•	leads meetings of the independent directors and regularly meets with the chairman/CEO for a discussion of matters arising from these meetings	•	serves as a liaison on Board-related issues between the chairman/CEO and the independent directors
W. Geoffrey Beattie Lead Independent Director

The Board has determined that the current structure, with a combined CEO and Chairman of the Board and an independent Lead Director, is in the best interests of the Company and our shareholders. The combined role of CEO and Chairman provides an effective balance between management of the Company and director participation in our board process and allows for management to focus on the execution of our strategic and business plans. As indicated above, our independent Lead Director was elected by the independent Board members and has a clear set of comprehensive duties that provide an effective check on management.

Risk oversight
We face a myriad of risks including operational, financial, strategic, and reputational risks that affect every segment of our business. The Board is actively involved in the oversight and monitoring of these risks in several ways. The enterprise risk program includes the identification of a broad range of risks that affect the Company, their probabilities and severity, and incorporates a review of the Company’s approach to managing and prioritizing those risks based on input from the officers responsible for the management of those risks. Each committee of the Board is responsible for the oversight of certain areas of risk that pertain to that committee’s area of focus and receives regular updates at committee meetings throughout the year from management on each risk.

Board of Directors
The Board oversees all operational, financial, strategic, and reputational risks with oversight of specific risks undertaken with the committee structure including:

	Audit Committee		Compensation Committee

•	risks related to financial and other regulatory reporting	•	risks related to compensation practices
•	risks related to internal controls, compliance, and legal matters,	•	risks related to CEO and management succession
	including complaints from whistleblowers	•	risks related to talent recruitment and retainment
•	risks related to cybersecurity and technology

	Governance & Corporate Responsibility Committee		Conflicts Committee
•	risks related to HSE and sustainability/ESG matters, including	•	risks related to related party transactions
carbon emissions and climate change
•	risks related to public policy and political activities

17

Corporate Governance
CEO and senior management succession planning
Our Board oversees management succession planning and talent development. At each meeting during the year, the Compensation Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated to an in-depth review of succession planning for key executive officer roles, including the CEO. The succession plans are reviewed with the full Board at least annually. The Board also reviews succession planning in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to personally assess candidates.
Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company’s business and operations.
Board attendance
During the fiscal year ended December 31, 2020, the Board of Directors held nine meetings. Each director attended more than 89% of the total number of meetings of the Company’s Board of Directors and of the respective Committees on which he or she served. It is the Company’s policy to request and encourage all of the Company’s directors and nominees for election as directors to attend the Annual Meeting. Each director attended the 2020 Annual Meeting.
Director independence
The Board has established guidelines to assist it in determining director independence that conform to the independence requirements in the NYSE Rules. In addition to applying these guidelines, the Board considers all relevant facts and circumstances in making an independence determination. In addition, the Stockholders Agreement requires certain directors to also satisfy the definition of “Company Independent Directors” as set forth in the Stockholders Agreement which requires that the director: (i) meets the independence standards under NYSE Rules, (ii) is not a director designated by GE, (iii) is not a current or former member of the Board of Directors of GE or officer or employee of GE or its affiliates, (iv) does not and has not had any other substantial relationship with GE or its affiliates, and (v) is designated by the Governance & Corporate Responsibility Committee as a “Company Independent Director.”
In addition to other applicable regulatory requirements, under the Stockholders Agreement at least one member of the Audit Committee and at least three members of the Governance & Corporate Responsibility Committee must be Company Independent Directors. The Board has determined that all the nominees for election at this Annual Meeting other than Messrs. Simonelli and Rice meet the independence standards under the NYSE Rules and all of the directors other than Messrs. Simonelli, Rice and Beattie meet the definition of Company Independent Director.

18	2021 Proxy Statement

Corporate Governance
Committees of the board
The Board of Directors has an Audit Committee, a Compensation Committee, a Governance & Corporate Responsibility Committee, and a Conflicts Committee, which is a sub-committee of the Governance & Corporate Responsibility Committee. The charter for each Committee has been posted and is available for public viewing under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and is also available upon request to the Company’s Corporate Secretary. Neither the charters nor the website are incorporated by reference to this Proxy Statement.

Audit Committee Number of Meetings in 2020: 9

The responsibilities of the Audit Committee include:
The Stockholders Agreement requires that the Audit Committee consist of at least three directors, including at least one Company Independent Director. The Board of Directors has determined that each member of the Audit Committee is independent and financially literate and that Messrs. Ebel and Beattie and Ms. Elsenhans are qualified as an “audit committee financial expert" within the meaning of the rules and regulations promulgated by the SEC and under applicable provisions of the NYSE's listing standards. Mr. Ebel has served as a Chief Financial Officer of a publicly traded company and Mr. Beattie and Ms. Elsenhans both have experience actively supervising a principal financial officer.
To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors and management.

•	assisting the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company;
•	reviewing the adequacy of the Company’s disclosure controls and internal controls;
•	reviewing the quarterly and annual financial statements of the Company;
•	reviewing the performance of the Company’s internal audit function;
•	reviewing and pre-approving the current year audit and non-audit services;
•	overseeing the Company’s compliance programs related to legal and regulatory requirements;
•	selecting and hiring the Company’s independent registered public accounting firm; and
•	overseeing and monitoring risks related to financial reporting, internal controls, compliance and legal matters.

Compensation Committee Number of Meetings in 2020: 5

The responsibilities of the Compensation Committee include:
The Compensation Committee shall have at least three directors. The Board has determined that each member of the Compensation Committee is independent.
Among other responsibilities, the Compensation Committee is responsible for reviewing incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and to review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy, and senior executive compensation to assess whether any such risk is reasonably likely to have a material adverse effect on the Company. The Company’s stock ownership guidelines established by the Board of Directors also serve to mitigate compensation-related risks. During fiscal year 2020, the Compensation Committee determined the Company’s compensation policies and practices for employees were not reasonably likely to have a material adverse effect on the Company.

•	establishing the Company's general compensation philosophy in consultation with senior management;
•	assisting the Board in developing and evaluating potential candidates for executive positions and developing executive succession plans;
•	overseeing the Company's diversity and inclusion practices;
•	overseeing and monitoring risks related to compensation practices and CEO and management succession;
•	reviewing and approving the corporate goals and objectives of the compensation of the CEO and other officers;
•	reviewing the Company’s non-equity incentive compensation, equity incentive compensation, and other stock-based plans; and
•	recommending changes in such plans to the Board, reviewing levels of stock ownership by officers, and evaluating incentive compensation arrangements.

19

Corporate Governance

Governance & Corporate Responsibility Committee Number of Meetings in 2020: 4

The responsibilities of the Governance & Corporate Responsibility Committee include:
Under the terms of its charter and the Stockholders Agreement, the Governance & Corporate Responsibility Committee consists of five directors, including at least three Company Independent Directors. The Board has determined that each member of the Governance & Corporate Responsibility Committee is independent.

•	identifying qualified individuals to become Board members;
•	determining the composition of the Board and its committees;
•	monitoring a process to assess Board effectiveness;
•	reviewing and implementing the Company’s Governance Principles;
•	overseeing Health, Safety & Environment;
•	overseeing and monitoring risks related to the Company's governance structure and processes and risks arising from related party transactions; and
•
monitoring and discussing the Company’s positions on sustainability, corporate social responsibilities, and public issues of significance which affect investors and other key stakeholders and review the annual Corporate Social Responsibility report.

Conflicts Committee Number of Meetings in 2020: 2

The responsibilities of the Conflicts Committee include:		The Conflicts Committee is a subcommittee of the Governance &
•	reviewing and approving Related Party Transactions above certain materiality or dollar thresholds, including transfers or acquisitions of Common Stock by GE, its representatives, or its affiliates or the negotiation of any disputes between the Company and GE;
Corporate Responsibility Committee of the Board. Under the terms of its charter and the Stockholders Agreement, the Committee consists solely of the Company Independent Directors serving on the Governance & Corporate Responsibility Committee.

•	reviewing and approving any material amendment or modification of the Stockholders Agreement, any material waiver of any or all of the Company's rights under the Stockholders Agreement, or enforcement of the Company's and BHH LLC's rights under the Stockholders Agreement and other agreements with GE in connection with the Transactions; and
•	overseeing risks related to Related Party Transactions.

Code of conduct
The Company’s code of conduct, “Our Way” (the “Code of Conduct”), applies to all officers, directors and employees, which includes the code of ethics for the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, and all other persons performing similar functions within the meaning of the securities laws and regulations. The Code of Conduct prohibits individuals from engaging in, or giving the appearance of engaging in any activity involving a conflict, or potential conflict, between personal interests and those of the Company. On an annual basis, each of the Company’s principal officers and all persons performing similar functions on behalf of the Company certify compliance with the Company’s Code of Conduct and the applicable NYSE and SOX provisions. The Audit Committee oversees the administration of the Code of Conduct and responsibility for the corporate compliance effort with the Company. The Company’s Code of Conduct and Code of Ethical Conduct Certification are not incorporated herein by reference, but are posted under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
We encourage our employees, customers, suppliers, and shareholders to speak up about any compliance concerns by reaching out via one of the following methods:
•our hotline at reportconcerns.bakerhughes.com;
•by emailing bakerhughes.Ombuds@bakerhughes.com;
•by calling 1.800.288.8475 (toll-free) or outside the U.S. +1.713.626.0521

20	2021 Proxy Statement

Director compensation

	Cash Compensation	Equity Compensation
2020 Directors’ Annual Retainer	$100,000(1)	$175,000(2)

Cash Compensation
Lead Director Retainer	$25,000
Audit Committee Chair Retainer	$20,000
Other Committee Chair Retainer	$15,000
Audit Committee Members	$10,000
Other Committee Members	$5,000
(1)Each director, with the exception of Mr. Simonelli, is paid an annual cash retainer fee of $100,000, as well as fees for service on committees of the Board.
(2)On the date of each Annual Meeting, each director, with the exception of Mr. Simonelli, is expected to receive an annual equity award in the form of “RSUs” with a grant date value of $175,000. Each RSU award is scheduled to vest on the first anniversary of the grant date, with vesting accelerating on a change in control of the Company or if the director’s service on the Board terminates due to death, disability or completion of the term for which the director was elected.
Director deferral plan
Under the Baker Hughes Non-Employee Director Deferral Plan (the "Deferral Plan"), non-management directors may elect to receive their annual retainers and committee fees in shares of Common Stock, with the shares delivered either in the year in which the retainers otherwise would have been paid or in a future year. Directors may also elect to defer receipt of the shares covered by their RSU awards, which otherwise are delivered when the awards vest.
Directors receive dividend equivalents on their RSU awards and any deferred retainers and committee fees. These dividend equivalents are paid in cash either currently or, in the case of unvested RSU awards, when the awards vest.
Director stock ownership requirements
Under the Governance Principles, each non-management director is expected to own at least five times his or her annual retainer in Class A Common Stock while serving as a director of the Company. Such ownership level should be obtained within five years from the date elected or appointed to the Board. The Governance & Corporate Responsibility Committee reviews director stock ownership on an annual basis. All directors are in compliance with such requirements or on track to be in compliance within the 5-year period.

21

Director Compensation
2020 Director compensation
The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the fiscal year ended 2020.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(6) ($)	All Other Compensation(3) ($)	Total ($)
W. Geoffrey Beattie	133,226	175,000	20,151	328,377
Gregory D. Brenneman	125,000	175,000	19,662	319,662
Cynthia B. Carroll	61,236	175,000	—	236,236
Clarence P. Cazalot, Jr.	125,000	175,000	5,645	305,645
Nelda J. Connors	59,538	175,000	—	234,538
Gregory L. Ebel (4)	137,500	175,000	9,878	322,378
Lynn L. Elsenhans	127,984	175,000	5,645	308,629
John G. Rice	103,841	175,000	18,710	297,551
Lorenzo Simonelli (5)	—	—	—	—

(1)Messrs. Beattie, Brenneman, and Rice elected to receive their 2020 director fees in Class A Common Stock and defer delivery under the Deferral Plan. Mmes. Carroll and Connors did not start earning fees until May 14, 2020, the date of their initial election to the Board.
(2)On May 14, 2020, each Baker Hughes director, other than Mr. Simonelli, received an RSU award. Messrs. Beattie, Brenneman, Ebel, and Rice elected to defer delivery of their RSU award under the Deferral Plan.
The value of the award shown for each director reflects the $175,000 grant date value of the RSU award. This value represents the aggregate grant date fair value of $14.00 per share computed in accordance with ASC Topic 718. The value ultimately realized by the directors if and when the awards vest will depend on the share price on the vesting date. For a discussion of valuation assumptions, see “Note 13 - Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2020. The number of shares for the grants was calculated using a price of $14.00 per share, the closing price on the date of grant.
(3)This column includes dividend equivalents paid during the year ended December 31, 2020 on unvested RSU awards and deferred RSU awards and cash fees that were deferred under the Deferral Plan.
(4)Mr. Ebel received $15,000 as compensation for his service as chair of the Special Litigation Committee.
(5)Mr. Simonelli does not receive additional compensation for his service as a director and his compensation for service as CEO is reflected in the Summary Compensation Table.
(6)The following table shows the aggregate number of stock awards and option awards outstanding for each director as of December 31, 2020.

Name	Aggregate Stock Awards Outstanding as of December 31, 2020 (#)	Aggregate Option Awards Outstanding as of December 31, 2020 (#)
W. Geoffrey Beattie (a)	25,233	—
Gregory D. Brenneman (a)	25,233	—
Cynthia B. Carroll	12,500	—
Clarence P. Cazalot, Jr. (b)	12,500	5,701
Nelda J. Connors	12,500	—
Gregory L. Ebel (a)	20,340	—
Lynn L. Elsenhans (b)	12,500	13,117
John G. Rice	12,500	—
Lorenzo Simonelli	—	—
(a)This amount includes previous RSU grants that the director elected to defer per the Director Deferral Plan.
(b)Stock options for Mr. Cazalot and Ms. Elsenhans were awarded during their service as BHI directors.

22	2021 Proxy Statement

Stock ownership
Stock ownership of certain beneficial owners
The following table sets forth information about the holders of the Common Stock known to the Company on March 18, 2021 to own beneficially 5% or more of each class of Common Stock, based on filings by the holders with the SEC. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

Name and Address	Title of Class	Shares	Percent of Class	Percent of Total Shares Outstanding

General Electric Company(1) 5 Necco Street Boston, MA 02210	Class B Common Stock Class A Common Stock	274,603,799 36,828,861	100% 4.8%	26.4% 3.5%

Capital World Investors(2) 333 South Hope Street Los Angeles, CA 90071	Class A Common Stock	82,773,710	12.1%	7.8%

Dodge & Cox(3) 555 California Street, 40th Floor San Francisco, CA 94104	Class A Common Stock	76,915,685	11.2%	7.4%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	Class A Common Stock	73,240,172	10.7%	7.0%

Capital Research Global Investors(5) 333 South Hope Street Los Angeles, CA 90071	Class A Common Stock	73,160,709	10.7%	7.0%

BlackRock Inc.(6) 55 East 52nd Street New York, NY 10055	Class A Common Stock	55,399,708	8.1%	5.3%

State Street Corporation(7) One Lincoln Street Boston, Massachusetts 02111	Class A Common Stock	41,777,661	6.1%	4.0%
(1)The number of shares is based on a Form 4 filed with the SEC on March 16, 2021.
(2)The number of shares is based on the Schedule 13G/A filed on February 16, 2021. According to the filing, Capital World Investors has (i) sole power to vote 82,615,953 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 82,773,710 shares and does not share power to dispose of any of the shares. Capital World Investors ("CWI") is a division of Capital Research and Management Company ("CRMC"), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. (together with CRMC, the "investment management entities"). CWI's divisions of each of the investment management entities collectively provide investment management services under the name "Capital World Investors." CWI is deemed to be the beneficial owner of 82,773,710 shares.
(3)The number of shares is based on the Schedule 13G/A filed on February 11, 2021. According to the filing, Dodge & Cox has (i) sole power to vote 72,949,053 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 76,915,685 shares and does not share power to dispose of any of the shares. Dodge & Cox Stock Fund, an investment company registered under the Investment Company Act of 1940, has an interest of 49,518,327 shares, or 7.2%, of the Company’s Class A Common Stock.
(4)The number of shares is based on the Schedule 13G/A filed on February 10, 2021. According to the filing, the Vanguard Group has (i) shared power to vote 1,048,991 shares and does not have sole power to vote any of shares and (ii) sole power to dispose of 70,320,096 shares and shared power to dispose of 2,920,076 shares. The shares were acquired by several subsidiaries of the Vanguard Group listed on Appendix A of the filing.
(5)The number of shares is based on the Schedule 13G/A filed on February 16, 2021. According to the filing, Capital Research Global Investors has (i) sole power to vote 73,155,125 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 73,160,709 shares and does not share power to dispose of any of the shares. Capital Research Global Investors divisions of CRMC is deemed to be the beneficial owner of 73,160,709 shares or 10.7% of the Company's Class A Common Stock.
(6)The number of shares is based on the Schedule 13G/A filed on January 29, 2021. According to the filing, BlackRock, Inc. has (i) sole power to vote 49,335,198 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 55,399,708 shares and does not share power to dispose of any of the shares.
(7)The number of shares is based on the Schedule 13G filed on February 5, 2021. According to the filing, State Street Corporation has (i) shared power to vote 36,527,043 shares and does not have sole power to vote any of the shares and (ii) shared power to dispose of 41,761,357 shares and does not have sole power to dispose of any of the shares. State Street Corporation and various direct and indirect subsidiaries are deemed to be the beneficial owners of 41,777,661 shares or 6.09% of the Company's Class A Common Stock.

23

Stock Ownership

Stock ownership of Section 16(a) directors and executive officers
Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 18, 2021 by each director, the persons named in the Summary Compensation Table, and the Section 16(a) directors and executive officers as a group. The table includes transactions effected prior to the close of business on March 18, 2021.

Shares beneficially owned

Name	Title of Class	Shares Owned as of March 18, 2021	Shares Subject to Options and RSU’s Which are or Will Become Exercisable or Vested Prior to May 17, 2021	Total Beneficial Ownership as of March 18, 2021	% of Class(1)
W. Geoffrey Beattie	Class A Common Stock	17,909	—	17,909	—
Gregory D. Brenneman	Class A Common Stock	101,842	—	101,842	—
Cynthia B. Carroll	Class A Common Stock	—	12,500	12,500	—
Clarence P. Cazalot, Jr.	Class A Common Stock	56,921	17,124	74,045	—
Nelda J. Connors	Class A Common Stock	—	12,500	12,500	—
Gregory L. Ebel	Class A Common Stock	14,150	—	14,150	—
Lynn L. Elsenhans	Class A Common Stock	41,549	25,617	67,166	—
John G. Rice	Class A Common Stock	27,733	—	27,733	—
Lorenzo Simonelli	Class A Common Stock	423,367	809,987	1,233,354	—
Brian Worrell	Class A Common Stock	146,998	261,446	408,444	—
Maria Claudia Borras	Class A Common Stock	99,103	192,935	292,038	—
Roderick Christie	Class A Common Stock	76,603	151,460	228,063	—
Uwem Ukpong	Class A Common Stock	49,873	111,840	161,713	—
All directors and executive officers as a group (18 persons)(2)		1,167,659	1,850,871	3,018,530	—
(1)No percent of class is shown for holdings of less than 1%.
(2)The totals in this row include the NEOs, current directors, and all Section 16 officers.
Prohibition of pledging and hedging under the insider trading policy
The Company’s Insider Trading Policy and Governance Principles prohibit our directors and executive officers from entering into any derivative transaction in Company stock (including short sales, forwards, equity swaps, options or collars, or other instruments that are based on the Company’s stock price). In addition, directors and executive officers are prohibited from pledging shares of Company stock as collateral or security for indebtedness.

24	2021 Proxy Statement

Charitable contributions
During the fiscal year ended December 31, 2020, the Company did not make any contributions to any charitable organization in which any director served as an executive officer that exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Certain relationships and related party transactions
The Board expects its directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Code of Conduct. The Company will not make any personal loans or extensions of credit to directors or executive officers. No independent director may provide personal services for compensation to the Company or GE, other than in connection with serving as a director.
If an actual or potential conflict of interest arises for a director, the director will promptly inform the chairman/CEO and the lead director. The Governance & Corporate Responsibility Committee will resolve any such conflicts, subject to the specific rules governing Related Party Transactions, as defined and further described below. If a significant conflict exists and cannot be resolved, the director should resign. All directors will recuse themselves from any discussion or decision affecting their personal, business, or professional interests. The Governance & Corporate Responsibility Committee will resolve any conflict of interest question involving the CEO or an executive officer reporting directly to the CEO, and the CEO will resolve any conflict of interest issue involving any other officer of the Company.
In addition, pursuant to the Stockholders Agreement, any transaction between the Company, on the one hand, and GE or its affiliates (other than the Company), on the other hand (each, a “Related Party Transaction”), is required to be on arm’s-length terms and in the best interest of the Company. The Conflicts Committee must provide prior written approval of any amendment to, or modifications or terminations of, or material waivers, consents, or elections under, any Related Party Transaction. The Conflicts Committee must also provide prior written approval of any material amendments or modifications or terminations of any of the documents entered into in connection with the Transactions (defined as the “Transaction Documents” in the Stockholders Agreement) or material waivers, consents (other than any consents of the managing member of BHH LLC contemplated by its LLC agreement where neither GE nor any of its affiliates is a counterparty to or beneficiary of the matter in question, and such matter would not otherwise require the prior written approval of the Conflicts Committee) or elections of the Company’s or BHH LLC’s rights under any of the Transaction Documents.
All Related Party Transactions that are not contemplated by the Transaction Documents will be governed by the Related Party Transactions Policy. Pursuant to the Related Party Transactions Policy, Related Party Transactions that involve payments in excess of $25 million (individually or in the aggregate with all substantially related payments) or that are otherwise material (with materiality determined in a manner consistent with the Company’s SEC disclosure requirements) are subject to the prior written approval of the Conflicts Committee. Related Party Transactions below the $25 million threshold may be approved by Company management; provided that the proposed transaction is on an arm’s-length basis, in the best interests of the Company, and follows the Related Party Transaction Policy in letter and spirit. Such transactions must be reported to the Conflicts Committee twice annually.
GE-related transactions
GE is our largest shareholder, and we have continuing involvement with GE primarily through their remaining interest in us and BHH LLC, ongoing purchases and sales of products and services, transition services that they provide, as well as an aeroderivative joint venture (Aero JV) we formed with GE in the fourth quarter of 2019. On September 16, 2019 (the "Trigger Date"), as a result of the secondary offering and the repurchase of Class B common stock and associated LLC Units, GE's ownership interest was reduced from approximately 50.3% to approximately 36.8%, and GE ceased to be our controlling shareholder. Following the Trigger Date and until GE and its affiliates own less than 20% of the voting power of our outstanding common stock, GE is entitled to designate one person for nomination to our board of directors. At December 31, 2020, GE's economic interest in BHH LLC through their ownership of Class B common stock and associated LLC Units was 30.1%.
The Aero JV is jointly controlled by GE and us, and therefore, we do not consolidate the JV. We had purchases with GE and its affiliates, including the Aero JV, of $1,446 million, $1,498 million and $1,791 million during the years ended December 31, 2020, 2019 and 2018, respectively. In addition, we sold products and services to GE and its affiliates for $216 million, $337 million and $363 million during the years ended December 31, 2020, 2019 and 2018, respectively.

25

Certain relationships and related party transactions
The Company has $356 million and $536 million of accounts payable at December 31, 2020 and 2019, respectively, for goods and services provided by GE in the ordinary course of business. The Company has $429 million and $495 million of current receivables at December 31, 2020 and 2019, respectively, for goods and services provided to GE in the ordinary course of business.
On July 3, 2017, we executed a promissory note with GE that represents certain cash that we are holding on GE's behalf due to the restricted nature of the cash. The restriction arises as the majority of the cash cannot be released, transferred, or otherwise converted into a non-restricted market currency due to the lack of market liquidity, capital controls, or similar monetary or exchange limitations by a government entity of the jurisdiction in which such cash is situated. There is no maturity date on the promissory note, but we remain obligated to repay GE, therefore, this obligation is reflected as short-term debt. As of December 31, 2020, of the $45 million due to GE, $44 million was held in the form of cash and $1 million was held in the form of investment securities. As of December 31, 2019, of the $273 million due to GE, $162 million was held in the form of cash and $111 million was held in the form of investment securities. A corresponding liability is reported in short-term debt in the consolidated statements of financial position.
We also provide guarantees to GE Capital on behalf of some customers who have entered into financing arrangements with GE Capital.
C3.ai related transactions
In June 2019, we entered into a stock purchase agreement and certain other related agreements with C3.ai, a company with a suite of artificial intelligence ("AI") software that resulted in us acquiring approximately 15% economic interest in C3.ai. In April and June 2019, we also entered into agreements with C3.ai under which, among other things, we received a three-year subscription (which we refer to below as direct subscription fees) to use certain C3.ai offerings for internal use and the development of applications on the C3.ai AI Suite, as well as the right to resell C3.ai offerings worldwide on an exclusive basis in the oil and gas market and, with C3.ai's prior consent, nonexclusively in other markets, in each case subject to certain exceptions and conditions. This arrangement was subsequently revised in September 2019 and again in June 2020 when the term was extended to a total of five years with an expiration date in the fiscal year ending April 30, 2024, and the annual contractual amounts of our minimum revenue commitment were modified to $53 million, $75 million, $125 million, and $150 million per year, which amounts are inclusive of the revised direct subscription fees of approximately $28 million per year over the fiscal years ending April 30, 2021, 2022, 2023, and 2024, respectively. To the extent we are unable to meet the annual minimum revenue commitment under such arrangement, we are obligated to pay C3.ai the shortfall; if we exceed the annual minimum revenue commitment, C3.ai will pay us a sales commission. For the fiscal year ended April 30, 2020, we fulfilled the annual minimum revenue commitment. Lorenzo Simonelli, Chief Executive Officer of Baker Hughes, serves as a member of the board of directors of C3.ai. As of December 31, 2020, we hold an economic interest in C3.ai of approximately 11%.

26	2021 Proxy Statement

Executive compensation
Aligning strategy and pay during the challenges of 2020

2020 market disruptions related to COVID-19 and the collapse of world markets challenged our Company in near unprecedented fashion. These events accelerated the execution of our strategy to lead the energy transition. This bold strategic undertaking is being driven by a leadership team that is critical to its development and execution. Our Compensation Committee made decisions through the course of 2020 that aligned with the key drivers of the Company’s success:

–Retained key talent: We believe our key employees represent the future of the Company and their focus on execution of the strategy is integral to our long-term success.

–Maintained short or long-term incentive goals: The management team focused on responding to market disruption and accelerating the strategic transformation of the Company.
–Payouts under the annual incentive plan resulted in 60% of target; and
–Payouts under the 2018 long-term incentive plan were capped due to negative Total Shareholder Return ("TSR") even though the Company generally outperformed its peer group. The final weighted average payout was at 80%.

–Supported the acceleration of our business strategy with changes to go-forward compensation programs:
–Awarded performance-based Transformation Incentive Awards to key leadership with goals based on achieving results that tie to executing on our strategy; and
–Changed our go-forward (2021) incentive plans to include and emphasize metrics that align with our transformation strategy, including a heavier weighting on free cash flow.

The chart below shows the impact of market events on the Company's share price and the partial recovery following extraordinary efforts to respond by the Company to the disruption:

We believe the actions taken during this challenging year helped us retain critical talent and importantly attract new diverse leaders who will serve the Company and our shareholders well into the future.

27

Executive Compensation
Compensation discussion and analysis
This Compensation Discussion and Analysis (“CD&A”) outlines Baker Hughes’ executive compensation program for 2020 for our NEOs who are listed below and appear in the Summary Compensation Table.

Lorenzo Simonelli Chairman, President and CEO	Brian Worrell Chief Financial Officer	Maria Claudia Borras Executive Vice President, Oilfield Services	Roderick Christie Executive Vice President, Turbomachinery and Process Solutions	Uwem Ukpong Executive Vice President, Regions, Alliances and Enterprise Sales
This CD&A and accompanying compensation tables also include information with respect to Derek Mathieson, our former Chief Marketing and Technology Officer, and William Marsh, our former Chief Legal Officer, each of whose employment was terminated without cause effective on May 31 and June 30, 2020, respectively.

Executive summary	29	Summary compensation table	44
Total direct compensation for NEOs	34	Grants of plan-based awards in 2020	46
Base salaries	34	Outstanding equity awards at fiscal year-end	47
Short-Term incentive compensation	35	Option exercises and stock vested	49
Long-Term incentive compensation	37	Pension benefits	49
Compensation decisions for 2021	39	Nonqualified deferred compensation	50
Other elements of compensation	40	Potential payments upon change in control or termination	50
Decision-making process and key inputs	41	CEO pay ratio disclosure	55
Additional compensation program features and policies	43	Compensation committee interlocks and insider participation	56
Compensation Committee report	43

28	2021 Proxy Statement

Executive Compensation
Executive summary
The purpose of our compensation program is to motivate and retain top executive talent and drive organizational performance that is in the best interest of our shareholders in the long term. We are committed to a pay for performance philosophy and have designed our compensation programs in accordance with these objectives.
Compensation objectives
To reward both short and long-term performance, the objectives of our executive compensation program are to:

Align executive and shareholder interests	Provide a significant portion of total compensation that is performance-based and at risk	Attract and retain talented executives
Background and market context
Baker Hughes is an energy technology company with a diversified portfolio of technologies and services that span the energy and industrial value chain. With the breadth of our portfolio, leading technology, and unique partnership models, we are positioned to deliver outcome-based solutions across the industry.

Throughout 2020, the industry experienced multiple factors which drove expectations for global oil and gas related spending to be lower than 2019. First, the COVID-19 pandemic lowered global demand for hydrocarbons as social distancing and travel restrictions were implemented across the world. Second, the lifting of Organization of the Petroleum Exporting Countries ("OPEC+") supply curtailments in the first quarter of 2020, and the associated increase in production, drove the global excess supply of hydrocarbons higher. In the second quarter of 2020, OPEC+ reached a supply curtailment agreement of up to 10 million barrels per day, which drove expectations for future hydrocarbon supply lower. After significant turmoil during the first half of the year from the industry downturn, oil markets stabilized and demand for oil improved in the second half of the year. Lastly, global gross domestic product ("GDP") declined in 2020, as a result of the impact from the COVID-19 pandemic.

Our goal throughout the downturn in 2020 was to remain disciplined in allocating capital, focus on liquidity and cash preservation, and to preserve our investment grade rating while also maintaining our current dividend payout.

During the year, we took necessary actions to right-size the business for expected activity levels. In the first quarter of 2020, we approved a plan for restructuring and other actions, and then took further actions during the year to address the continuing industry challenges. These charges are primarily related to the costs for reductions in work force, product line exits in certain geographies, and the write down of inventory and intangible assets. These actions took place across the business and our corporate functions.

29

Executive Compensation
2020 Financial and operational highlights

Our product companies
2020 revenue

$10.1B	$2.0B	$5.7B	$2.8B
Oilfield Services	Digital Solutions	Turbomachinery and Process Solutions	Oilfield Equipment

2020 Highlights

Performance	$20.7B	$518M	∼45%
	in revenue	in free cash flow*	of revenue is more industrial in nature

Technology and Innovation	$595M	3,066	73%
	in research and development	patents awarded	of drilling jobs completed remotely

Responsibility	AA	31%	200
	MSCI ESG Rating	reduction in CO2 emissions**	Perfect HSE Days

*    Free cash flow is a non-GAAP measure. A reconciliation of GAAP to non-GAAP measures is included in the Proxy Statement in Annex A.
** 2019 full year performance versus 2012 baseline (direct emissions only)

30	2021 Proxy Statement

Executive Compensation
The following summarizes the timeline of critical events and corresponding compensation and business decisions made in 2020:

Set plans and made decisions before the COVID-19 pandemic
•No base salary increases
•Short-term incentive plan performance goals set based on beginning of year budget/estimates
•Did not change metrics, but increased weighting of free cash flow in the short-term incentive plan
•Increased CEO’s long-term incentive grant value and weighting of performance-based awards

COVID-19 pandemic dramatically impacted our markets
2020 was an incredibly challenging year for the entire global community. The COVID-19 pandemic drove drastic volatility in the demand for oil and gas products and significantly depressed commodity prices for a portion of the year.

	Our response to the COVID-19 pandemic and ensuing market disruption and how we took care of our employees	Despite significant challenges, Baker Hughes delivered operationally and commercially. As the COVID-19 pandemic and oil price volatility unfolded in 2020, we moved quickly to mitigate the impact of these events through a series of financial, operational, and safety actions, guided by our strategy and core values. We maintained solid financial and operational performance while navigating a turbulent environment, and took measures to ensure the safety and well-being of our employees. In addition to transforming our business into a structurally leaner organization, we accelerated the execution of our strategy to lead the energy transition.
No changes to ongoing performance programs despite challenges from the COVID-19 pandemic
•Overall short-term incentive plan bonus earned at 60% of target
•Long-term performance-awards with measurement period ending in 2020 paid out at 80% of target
◦Outperformed PHLX Oil Service Sector ("OSX") on relative TSR but payout capped at target because absolute TSR was negative

	Market disruption confirmed and accelerated the Company’s strategic shift/transformation	Granted transformation incentive awards for the performance period covering 2021-2023 (100% performance-based). Aligned with our strategic shift and are eligible to be earned based on the execution of transformative commitments over a pivotal upcoming period.
2021

31

Executive Compensation
CEO Three-Year Realizable Compensation

Our compensation programs are designed to closely align our executives’ interests to those of our shareholders and to the long-term performance of the Company. A significant portion of executive pay is delivered in the form of long-term incentives with strong alignment to the stock price returns our shareholders' experience. As shown in the below chart, our CEO's average three-year realizable pay has declined by a greater extent than the Company’s TSR, demonstrating this alignment and the Compensation Committee’s commitment to pay-for-performance.

12/31/2017 Stock Price	$28.48
		27% Less
12/31/2020 Stock Price	$20.85	⇓

2018-2020 Average Target Compensation	$13,958
		30% Less
2018-2020 Average Realizable Compensation	$9,772	⇓

In the chart above, “2018-2020 Average Target Compensation” refers to the average of the target compensation opportunity offered to our CEO over the 2018 to 2020 performance years. Target compensation includes base salary, the annual short-term incentive ("STI") target compensation opportunity, and the target long-term incentive (“LTI”) grant values granted in each of the three years.

In the chart above, “2018-2020 Average Realizable Compensation” refers to the three-year average of the actual base salary earned during each year, the actual annual short-term incentive award value earned for each performance year, and LTI awards valued based on the 12/31/20 share price and assuming estimated earned amounts for outstanding Performance Share Units. For the 2018 awards, annual Performance Share Units were calculated at 80%, and the 2018 Outperformance Award at 0%. The 2019 and 2020 annual Performance Share Unit awards were each estimated at 100%.

32	2021 Proxy Statement

Executive Compensation
Highlights of 2020 compensation decisions
The Company continued to reinforce market-aligned and pay for performance elements of its compensation programs.

2020 Compensation decisions

NEO base salaries remained flat for 2020	Approved payouts of 2020 annual bonuses 40% below target	Awarded annual long-term incentive grants with 60% performance share unit ("PSUs") weighting for the CEO and 50% for the other NEOs and an emphasis on outperforming the market
Compensation features and governance
As we focus on creating a best in class compensation program that aligns with our key objectives and our shareholders’ long-term interests, we have adopted a number of practices that guide our program. The following table highlights the best governance practices that we employ and the poor practices that we avoid when setting our compensation program.

	What we do		What we don’t do
✓	Pay for performance	X	No hedging or pledging of Company stock
✓	Align executive compensation with shareholder returns	X	No backdating or repricing of stock option awards
	through long-term incentives	X	No excessive perquisites
✓	Include clawback provisions	X	No dividend equivalents paid on unearned restricted
✓	Engage an independent compensation consultant		stock units
✓	Mandate “double-trigger” provisions for change-in-control	X	No gross-ups in new executive arrangements
	severance payments	X	No guaranteed bonuses for NEOs
✓	Use a representative and relevant peer group
✓	Evaluate the risk of our compensation programs
✓	Apply robust stock ownership guidelines
✓	Target the market median for all elements of NEOs’ compensation

2020 Say-on-Pay advisory vote on executive compensation and shareholder engagement

Each year, Baker Hughes submits our executive compensation program to our shareholders for a “say-on-pay” advisory vote, the results of which are considered when determining compensation practices. In 2020, Baker Hughes’ compensation program and policies received the support of 92.2% of the total votes cast at our annual meeting. While the say-on-pay vote is advisory and not binding on the Company, the Compensation Committee strongly values the opinions of our shareholders as expressed in the say-on-pay outcome. The Compensation Committee believes that the approval in the shareholder vote demonstrates a strong alignment with our shareholders’ interests.

Engagement with our shareholders is very important to us. Even with substantial support of our executive compensation program, in 2020, members of the senior management team reached out to institutional shareholders representing approximately 68% of our Class A Common Stock to discuss the Baker Hughes' strategy, ESG program, governance structure and key executive compensation practices and listen to their feedback and priorities. An independent director participated in our engagement when requested and the feedback from shareholder engagement was discussed with the Compensation Committee. We believe that by engaging with our shareholders, we can further align our compensation objectives with shareholders' long-term interests.

33

Executive Compensation
Total direct compensation for NEOs
We use traditional compensation elements of base salary, annual short-term incentives, long-term incentives, and employee benefits to deliver both attractive and competitive rewards to our executives. Collectively, these elements comprise total direct compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of our pay practices. Our executive pay decisions are made by the Compensation Committee of our Board of Directors and reviewed with the full Board of Directors. We target the market median for base salary, short-term incentives, and long-term incentives.
2020 Target total direct compensation
Our executive compensation program emphasizes performance-based compensation tied to increases in Baker Hughes stock price and drives strategic imperatives. Approximately 89% of Mr. Simonelli’s target total compensation is performance-based and at risk, while the other NEOs have an average of 80% performance-based and at risk compensation.
Our NEOs’ target compensation for 2020 consisted of the components described below:

CEO		Other NEOs
11%	Base Salary Purpose	20%
16%	Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent
		20%

73%	Performance-Based Short-Term Incentive Purpose
	Annual cash incentive program designed to motivate our executives to achieve annual financial goals and other business objectives and reward them accordingly	60%

	Metrics
	Revenue, Operating Income, Free Cash Flow, and Strategic Priorities

	Long-Term Incentive Purpose
	Annual equity incentive awards designed to further align the interests of our executives with those of our shareholders by facilitating significant ownership of Baker Hughes stock by the officers
	Metrics
	CEO 60% (NEOs 50%) Performance Share Units - Relative TSR, Relative ROIC - 3 Year Cliff CEO 40% (NEOs 50%) Restricted Stock Units - 3 Year Ratable

Base salaries

Key action - No salary increases for NEO's in 2020
While considering our position versus market benchmarks, the Compensation Committee determined that salary increases for the NEOs were not appropriate in 2020.

The Compensation Committee targets the market median of the Reference Group (as described below) for the base salaries of our executive officers. Typically, when considering an adjustment to a NEO’s base salary, the Compensation Committee reviews the survey data and evaluates the NEO’s position relative to the market, his or her level of responsibility, experience, and overall performance. The Compensation Committee also considers the NEO’s success in achieving business objectives, promoting our values and keys to success, improving health and safety, demonstrating leadership, and achieving specific individual performance goals.
In determining global salary budgets, the Compensation Committee also considers the financial performance of the Company and effective execution of the strategy approved by our Board of Directors.

34	2021 Proxy Statement

Executive Compensation
Short-Term incentive compensation

Key action
The Compensation Committee approved the Company-wide, overall payout of the 2020 annual short-term bonus below target based on achievement of financial metrics (weighted 70%) and achievement of strategic priorities (weighted 30%).

The short-term incentive compensation programs are designed to provide executive officers with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, functional and individual performance goals. The short-term incentive compensation opportunity is determined using two factors: achievement of pre-determined financial goals and achievement of strategic priorities. Greater weight is placed on the financial component of the short-term incentives, consistent with the Company’s goal of providing a meaningful link between compensation and Company performance.
Key Baker Hughes short-term incentive design features are as follows:
•Formulaic, financial metrics weighted at 70% and with a maximum potential payout up to 150% of target; and
•Strategic goals weighted at 30% and with a maximum potential payout up to 200% of target.
In January 2020, the Compensation Committee, with approval from the full Board of Directors, approved a bonus design with financial and strategic goals under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan and the broad-based employee plan.
Quantitative and qualitative performance goals under the Strategic Blueprint are set with input from the Board of Directors to add focus to other priorities including safety, compliance, execution, technology, leadership, and shareholder returns.

Overall weighting		Financial metrics	Strategic Blueprint priorities

70% Financial Metrics	30% Strategic Blueprint Priorities	1. Adjusted revenue—adjusted for foreign exchange & M&A activity 2. Adjusted operating income—adjusted for restructuring & other charges 3. Adjusted free cash flow—adjusted for material unusual items	1. Safety & compliance 2. Execution 3. Technology & innovation 4. Leadership 5. Shareholder returns
Bonus based on financial metrics
The Compensation Committee approved three weighted financial metrics, (1) Adjusted Revenue, (2) Adjusted Operating Income, and (3) Adjusted Free Cash Flow, as a measure of management's overall success in executing Baker Hughes' strategies and initiatives, and increased the weighting applied to the Adjusted Free Cash Flow metric relative to the prior performance year short-term incentive plan. The Compensation Committee also approved performance levels with respect to the achievement of the financial metrics: (1) Threshold, (2) Target, and (3) Maximum. The table below represents each of the performance levels and the associated achievement.

Baker Hughes 2020 Financial Goals (70% Weight)	Metric Weighting	Threshold (50%)	Target (100%)	Maximum (150%)	Results	Weighted Payout
Adjusted Revenue ($B)	10%	$25.25B	$26.25B	$27.25B	$20.71B	0%
Adjusted Operating Income ($B)	25%	$1.75B	$2.00B	$2.25B	$1.04B	0%
Adjusted Free Cash Flow ($B)	35%	$0.85B	$1.15B	$1.35B	$0.52B	0%
*    Adjusted revenue, adjusted operating income and adjusted free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement in Annex A. Note: There were no adjustments made to as-reported revenue and free cash flow.

Each year, the Board approves financial targets for the Company and the annual bonus plan as part of a rigorous planning process incorporating the external market and internal strategic business initiatives with an emphasis on stretch goals. 2020 was an unprecedentedly challenging year which resulted in Baker Hughes falling short of the financial metrics. The overall achievement of the financial metrics was therefore 0% of target.

35

Executive Compensation
Bonus based on Strategic Blueprint priorities
While the financial metrics reward executive officers for the achievement of specific formulaic measures, the Compensation Committee approved “Strategic Blueprint” priorities for the executive officers to reward them based upon the Compensation Committee’s assessment of the achievement of specific performance goals that are critical to the execution of the Company’s strategy, but may or may not be formulaic in nature. These Strategic Blueprint priorities consist of the following performance objectives: (1) safety and compliance; (2) execution; (3) technology and innovation; (4) leadership; and (5) shareholder returns.
The maximum funds available for the payment of bonuses related to the Strategic Blueprint priorities may not exceed two times the weighted targets for any participant. The Committee's assessment of the Strategic Priorities is determined independent of the Financial Metrics.
The Compensation Committee assesses the CEO’s performance relative to the established performance goals for the period and determines an appropriate payout level. The same process is conducted for the other NEOs, with Committee members also incorporating feedback and recommendations from the CEO. The Committee carefully considers all of the factors influencing the results and the NEO’s performance impacting those results.
The Compensation Committee considered the achievement for the Strategic Blueprint priorities below for 2020 and provided the following assessments on each priority:

Performance Component		2020 Performance Expectation		Achievements
Safety &	•	Improvement in HSE metrics versus 2019	•	Delivered 25% improvement in perfect day trending
Compliance	•	Compliance first culture	•	Restructured and rolled-out Enterprise Risk Management Program
			•	Quickly implemented COVID-related safety protocols for employees
2020 Assessment: Exceeded Objectives
Execution	•	Drive cash performance	•	Executed ~$0.7B cash restructuring with paybacks of ~8 months
	•	Grow faster than the market	•	Exceeded goal of $0.7B annualized savings
	•	Drive margin rate accretion	•	Despite market challenges Free Cash Flow (FCF) of $0.52B, 22% FCF/EBITDA conversion with $0.7B cash restructuring/separation, ~50%
2020 Assessment: Exceeded Objectives
Technology	•	Energy Transition, Technology	•	Developed new strategic workstreams & capital allocation processes
& Innovation	•	Launch new business models	•
Completed Compact Carbon Capture acquisition; launched next generation drilling tools; strong progress on key LNG aeroderivative gas turbine milestones; launched Open AI Energy Initiative software alliance

	•	New product launches

2020 Assessment: Exceeded Objectives
Leadership	•	Focus on organizational diversity and structure	•	Three new external Executive Leadership Team hires for key functional areas
			•	Continued progress on key diversity metrics
			•	Structural redesign of compensation programs started
2020 Assessment: Exceeded Objectives
Shareholder	•	TSR to outperform majority of peer group	•	Baker Hughes share price outperformed OSX index by 24 points
Returns	•	Execution on capital allocation	•	C3.ai unrealized gain of $1.4B
	•	Active portfolio management	•	Executed three key dispositions
			•	Redirected resources to higher return product lines
			•	Engaged with a broader set of investors
2020 Assessment: Exceeded Objectives
The Compensation Committee determines the overall Strategic Blueprint payout for the company and may adjust the associated payout for each business unit and for executive officers based on individual performance. In determining the payout for each business unit and NEO under the Strategic Blueprint portion of the short-term incentive plan, the Compensation Committee considered the individual achievement of the Company’s goals and in his or her areas of direct responsibilities and the magnitude of those contributions relative to the benefit of the Company.
Baker Hughes out-performed in an unprecedented year. The Compensation Committee recognized Mr. Simonelli’s extraordinary leadership in delivering on the company’s strategic priorities. These included collaboration and values across the global workforce during a global crisis, quickly gaining recognition within the overall energy sector as a differentiated story, and delivering differentiated share performance. This was delivered while executing on large scale restructuring, executing on business transformation, and evaluating new energy opportunities.

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Mr. Simonelli also made recommendations to the Compensation Committee on the payouts for his team, including the NEOs, based on their results, leadership, and contributions in 2020, but was not involved in discussions regarding his own bonus payout.
Final 2020 short-term incentive payout
The Compensation Committee approved an overall bonus payout under the short-term incentive plan of 60% of target for Mr. Simonelli and the other NEOs. This was also consistently applied to the employee population eligible to participate in the short-term incentive plan.
The table below represents the 2020 target and actual payout for each of the NEOs based upon the established financial and strategic metrics described above.

Name	Target Bonus	Actual Bonus	% Of Target
Lorenzo Simonelli Chairman, President and CEO	$2,212,500	$1,327,500	60%
Brian Worrell Chief Financial Officer	$895,000	$537,000	60%
Maria Claudia Borras Executive Vice President - OFS	$820,000	$492,000	60%
Roderick Christie Executive Vice President - TPS	$685,000	$411,000	60%
Uwem Ukpong Executive Vice President - Regions, Alliances and Enterprise Sales	$780,000	$468,000	60%

Derek Mathieson(1) Former Chief Marketing and Technology Officer	$710,000	$295,833	42%
William Marsh(1) Former Chief Legal Officer	$645,000	$322,500	50%
(1)Pro-rata payout at target.
Long-Term incentive compensation

Key action: Awarded annual long-term incentive grants with an emphasis on out-performing the market
With the intention of rewarding strong performance, the Compensation Committee granted 60% of Mr Simonelli's and 50% of the other NEOs’ annual long-term incentives during the 2020 grant cycle in the form of PSUs. The vesting of the PSUs is subject to the Company’s TSR and ROIC relative to the Performance Peer Group measured over a three-year performance period ending in 2022.

2020 annual long-term incentive awards
The long-term incentive program allows executive officers to earn compensation based on sustained multi-year financial and/or superior stock price performance. Consistent with our at-risk pay philosophy, long-term incentives comprise the largest portion of an executive officer’s compensation package. Approximately 73% of Mr. Simonelli’s target total compensation is based on long-term incentives, while the other NEOs have an average of 60% based on long-term incentives.
A primary objective of the long-term incentive plan is to align the interests of executive officers with those of our shareholders. The Compensation Committee determines the total grant date value of long-term incentives to be granted to the executive officers as well as the form of long-term incentive compensation vehicles to be utilized. The awards granted to executive officers by the Compensation Committee vary each year and are based on factors such as the demand for talent, cost considerations, the performance of the Company, the executive officer’s performance, competitive compensation information including compensation survey data, and total compensation package as well as other factors the Compensation Committee deems critical to achieving the Company’s business objectives.
In January 2020, the Compensation Committee approved long-term incentive awards aligned with the NEOs target compensation package in the form of 50% PSUs and 50% Restricted Stock Units ("RSUs"). Mr. Simonelli's award was in the form of 60% PSUs and 40% RSUs. The Committee determined to increase the proportion of PSUs awarded to Mr. Simonelli to 60% from the prior 50% concurrent with a determination to increase his overall target LTI award by $1 million from $9 million to $10 million to better align with the Company’s median market pay strategy and to recognize superior continued leadership. The PSUs vest upon achievement of performance goals after three years and the RSUs vest one-third each year over three years. The Compensation Committee believes that these splits provide a balanced focus on stock price appreciation, the successful achievement of financial results, and aids in the retention of key leaders.

37

Executive Compensation

Annual LTI Awards	Performance Shares Units(1)	Restricted Stock Units(1)	Total(1)
Lorenzo Simonelli Chairman, President and CEO	$6,000,000	$4,000,000	$10,000,000
Brian Worrell Chief Financial Officer	$1,750,000	$1,750,000	$3,500,000
Maria Claudia Borras Executive Vice President - OFS	$1,250,000	$1,250,000	$2,500,000
Roderick Christie Executive Vice President - TPS	$1,000,000	$1,000,000	$2,000,000
Uwem Ukpong Executive Vice President - Regions, Alliances and Enterprise Sales	$1,000,000	$1,000,000	$2,000,000

Derek Mathieson(2) Former Chief Marketing and Technology Officer	$1,212,500	$1,212,500	$2,425,000
William Marsh(2) Former Chief Legal Officer	$950,000	$950,000	$1,900,000
(1)Amounts above represent rounded target values as of the date of grant, based on the Company’s stock price, and differ from the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table, which are computed in accordance with FASB ASC Topic 718.
(2)Upon Messrs. Mathieson and Marsh's respective termination of employment, their RSUs and PSUs granted in January 2020 were cancelled, as described in more detail under "Potential payments upon change in control or termination", below.
The PSU design:
•Utilizes metrics for relative TSR and relative ROIC;
•Delivers any payout that is actually earned at the end of the three-year performance period;
•Compares Baker Hughes performance versus the OSX Index as of January 1 each year;
•Balances stock returns with capital investment returns; and
•Provides a payout range from 0% - 150% of the granted units based on actual Company performance.

2020 Performance Shares Units		Relative TSR 50% of Units		Relative ROIC 50% of Units		Percentile Rank (Core Metric)	Payout Multiple(1)
Payout Range 0% - 150%	ð	—Average Closing Price between Dec 2019 and Dec 2022, including dividends —If TSR is negative, payout is capped at 100%	+	—3 Year Absolute Change (2019 versus 2022) —3 Year Cumulative Average (2020 through 2022)	ð	75th Percentile or Greater	150%
						50th Percentile	100%
						25th Percentile	50%
						Below 25th Percentile	0%
(1)The number of the PSUs will be determined by straight-line interpolation for performance between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile.

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2018 long-term incentive payout
The PSUs granted in 2018, which vested based on performance through December, 31, 2020, were also based on relative TSR (50%) and ROIC (50%) versus the Company's Peer Group during the performance periods within 2018 to 2020.

2018 Performance Shares Units		Relative TSR 50% of Units		Relative ROIC 50% of Units		Percentile Rank (Core Metric)	Payout Multiple
Payout Range 0% - 150%	ð	—Average Closing Price between Dec 2017 and Dec 2020, including dividends —If TSR is negative, payout is capped at 100%	+	—3 Year Absolute Change (2017 versus 2020) —3 Year Cumulative Average (2018 through 2020)	ð	75th Percentile or Greater	150%
						50th Percentile	100%
						25th Percentile	50%
						Below 25th Percentile	0%
(1)

The table below represents each of the performance levels and the associated achievement for the 2018 PSUs.

2018 PSU measure	Rank	Percentile	Payout multiple	Weighted Payout
Relative TSR	2 / 16	93%	100%
3 year Absolute Change ROIC	12 / 16	27%	53%
3 year Cumulative Average ROIC	11 / 16	33%	67%
Weighted payout				80%

The 2018 performance period ended on 31 December 2020, and the percentile position against the peer group for TSR was 93%, 3 year Absolute Change ROIC was 27%, and 3 year Cumulative Average ROIC was 33%. The TSR payout would have been 150% (max) without the negative TSR payout cap at target. This resulted in an overall payout of 80% of target.

Compensation decisions for 2021
The Company made changes to its 2021 compensation arrangements to strengthen retention and motivation of key employees, and to support the alignment of our programs with our strategic transformation, including:

Short-Term Incentive Plan

Further consolidation of the Strategic Blueprint Priorities, with a stronger focus on ESG (including diversity, equity, and inclusion) and capital allocation/growth as well as a continued emphasis on generating free cash flow.

Transformation Awards

The Compensation Committee approved transformation awards for key leadership of the Company. The transformation incentive awards cover the performance period January 1, 2021 through December 31, 2023 and have a potential payout ranging from zero to 200% of target depending on Company performance against predetermined goals that measure both our relative performance against our peers and other Company strategic transformational objectives. In determining to grant the transformation incentive awards, the Committee considered the need to further align, focus, and retain the senior leadership who are critical to the execution of transformative commitments over the pivotal upcoming three-year period. Consisting of 100% at-risk performance units, any potential future payouts under these awards are fully contingent upon achieving key financial and strategic metrics designed to position the Company at the forefront of the energy transition and effectively evolve the Company alongside the changing energy landscape.

Long-Term Incentive Awards

For the 2021 LTI Awards, there were no changes to the LTI mix for NEOs. The CEO’s annual award continues to be comprised 60% of fully performance-based PSUs, with the remaining NEOs at 50% PSUs. The 2021 PSU plan design was updated to further align with our strategy and with our investors’ core objectives around returns and free cash flow. PSUs granted in January of 2021 are based 50% on ROIC and 50% on free cash flow, with an added multiplier for TSR performance.

Any additional actions in 2021 will be considered in light of continued Company performance and market dynamics.

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Executive Compensation
Other elements of compensation
Baker Hughes offers a variety of health and welfare and retirement programs to all eligible employees. The NEOs are generally eligible for the same broad-based benefit programs on the same basis as the rest of our employees who work in their respective countries. Programs that provide different levels of benefits for executive officers are noted in the descriptions below, including long-term disability, life insurance, the Baker Hughes Supplemental Retirement Plan (the “SRP”), the frozen Baker Hughes Supplementary Pension Plan, the Executive Severance Plan, and financial counseling.
We routinely benchmark our benefit programs against the competitive market and make modifications as we deem appropriate. Outlined below is a summary of benefits provided in 2020 to Baker Hughes executives.
Executive benefits
Life insurance
The Company provides life insurance and accidental death and dismemberment programs to provide financial protection for employees or their beneficiaries in the event of death. In the U.S., executive officers receive life insurance and accidental death and dismemberment coverage at two times base salary. Executive officers may also purchase perquisite life insurance and accidental death and dismemberment coverage from one to three times pay. All employees have the option of purchasing supplemental life insurance, spouse and child life insurance as well as voluntary accidental death and dismemberment insurance. Various limits apply to each program.
The Company also provides a long-term disability program with continuation of a percentage of the employee’s base pay up to age 65 if the employee has a qualifying disability lasting longer than 26 weeks. Disability coverage options include Company paid core coverage equal to 50% income replacement or optional buy-up coverage equal to 60% income replacement. NEOs receive the buy-up option at no additional cost.
As part of benefits transition through 2023, Messrs. Simonelli, Worrell, and Ms. Borras are eligible to receive taxable payments to cover premiums for universal life insurance policies as they did under GE plans. These policies include: (1) Executive Life, which provides universal life insurance policies for the NEOs totaling $3 million in coverage at the time of enrollment and increases by 4% annually thereafter; and (2) for Leadership Life, which provides universal life insurance policies for the NEOs with coverage of two times their annual pay (salary + most recent bonus).
Retirement plans
The SRP offered to US executives is a nonqualified defined contribution retirement plan intended to supplement the retirement benefits of a select group of management. It provides for a basic contribution of 5% of the participant’s elective deferral under the SRP and 5% of the sum of the participant’s base compensation and bonus for the calendar year (whether or not deferred) that exceeds the dollar limit under Section 401(A)(17) of the Code ($285,000 in 2020); and the base contribution that would have been made under the Baker Hughes 401(k) Plan but for the participant’s elective deferral under the SRP or the dollar limit under Section 401(A)(17) of the Code; plus deemed interest credits based upon the rate of earnings on selected notional investment funds.
Executive severance plan
The Baker Hughes Executive Severance Plan provides assistance to executive officers, including NEOs, while they seek other employment following an involuntary separation from service. Under the plan, NEOs are eligible for severance of twelve months of base salary and outplacement services up to twelve months. Our NEOs may also have additional severance benefits through individual agreements, which are described in the Payments Upon Change in Control or Termination section later in this Proxy Statement.
Change in Control Plan
A new Baker Hughes Change in Control plan, the Baker Hughes Company Executive Change in Control Plan (the “Executive Change in Control Plan”) was formally adopted in 2020, covering top management of the company including NEOs. The plan provides market-aligned, double-trigger protections to participants in the event of a change in control. Potential payments under this plan are outlined in the Payments Upon Change in Control or Termination section later in this Proxy Statement.
Financial counseling
In addition to Company-wide benefits, Baker Hughes provides NEOs with elective Company-paid professional financial planning and tax preparation services through a third party. We believe this service improves their understanding of the compensation and benefits programs offered by the Company and serves to maximize the retention and engagement value of our programs. It also allows the NEOs to more fully concentrate on our business success and comply with plan requirements. We do not reimburse executives for taxes paid on income attributable to this benefit.

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Indemnification agreements
We entered into an indemnification agreement with each of our directors and executive officers. These agreements provide that we will indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted in the State of Delaware and are in addition to any other rights the indemnitee may have under the Company’s Amended and Restated Certificate of Incorporation, Third Amended and Restated Bylaws, and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executive officers and directors.
Decision-making process and key inputs
Compensation committee process
Annually, the Compensation Committee reviews each compensation element for the CEO and each of the other NEOs. The independent consultant to the Compensation Committee provides benchmark data based on the established Compensation Reference Group, as well as market trends and legislative updates. When reviewing compensation for the NEOs, the Compensation Committee balances each NEO’s scope of responsibilities and experience against competitive compensation levels.
Each January, our CEO meets with the Compensation Committee and with the Board to review Baker Hughes’ performance for the past year. The review focuses on the financial results and the quantitative and qualitative performance objectives from the Strategic Blueprint priorities. At this time, they also review and approve the short-term incentive goals for the upcoming year and new long-term incentive grants.
At each meeting during the year, the Compensation Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated wholly to an in-depth review of succession planning for key executive officer roles, including the CEO.
In 2020, our Compensation Committee had five meetings.
Compensation consultant and conflict of interest analysis
The Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook advised the Compensation Committee on matters related to the executive officer’s compensation and general compensation programs, including industry best practices.
In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Compensation Committee considered the relationships FW Cook had with the Company, the members of the Compensation Committee and Baker Hughes’ executive officers, as well as the policies that FW Cook had in place to maintain its independence and objectivity, and determined that no conflicts of interest arose from the work performed by FW Cook.
Benchmarking
The high level of competition for executive talent magnifies the need to ensure that our executive compensation programs are appropriately positioned against peer companies. To appropriately benchmark compensation and measure performance, Baker Hughes utilizes two primary benchmarking sources: (1) a Compensation “Reference Group” and (2) a Performance “Peer Group.”
Compensation “Reference Group”
The Compensation Committee regularly assesses the market competitiveness of the Company’s executive compensation program based on data from a comparator peer group. The companies comprising the Reference Group include industry peers and companies in the broader energy and general industry sectors with similar business characteristics, size, margins, competition for talent, and other key compensable factors. There are challenges developing a reference group based solely on our industry. The direct industry is small and the majority are significantly smaller in size and scale of operations. Consequently, expansion beyond the direct industry is necessary to maintain a sufficient sample size of suitable comparison companies.

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Executive Compensation
The chart below represents the key criteria that was considered in selecting the Reference Group.

Primary selection criteria

Similar Business Characteristics: global scale, engineering, industrial, and technology applications, multiple divisions, logistical complexity, business services, asset/people intensity, mature stage business

Labor Market Competitors: Baker Hughes’ market for executive talent extends throughout multiple industries

Scale: Primary – Revenue, Secondary – Market Cap. Generally within a 1/3x to 3x range but larger comparators may be appropriate if the prior criteria are met

The Reference Group for Baker Hughes, updated from 2019, is comprised of 27 companies. Baker Hughes is positioned at the median for revenue, just below the median for market cap, and our executive compensation is also aligned with the median of the Reference Group.

Compensation Reference Group

27 companies - Blend of General Industry, Capital Intensive and Global Oil & Gas Peers
3M Company Caterpillar Inc. ConocoPhillips Cummins Inc. Danaher Corporation Deere & Company Devon Energy Corporation Eaton Corporation plc Emerson Electric Co.
EOG Resources, Inc.
FedEx Corporation
Fluor Corporation
General Dynamics Corporation
Halliburton Company
Honeywell International Inc.
Illinois Tool Works Inc.
International Paper Company
Johnson Controls International plc

NOV Inc. Occidental Petroleum Corporation PACCAR Inc. Parker-Hannifin Corporation Raytheon Technologies Corporation Schlumberger Limited TechnipFMC plc Textron Inc. United Parcel Service Inc.
Used to identify and compare executive pay practices such as pay mix, levels and magnitude, competitiveness, prevalence of long-term incentive vehicles, and pay-for-performance plans.
The Compensation Committee considers executive compensation at these companies as just one among several factors in setting pay. We target compensation at the 50th percentile of an appropriate peer group. The Committee uses the comparative data as a reference point in exercising judgment about compensation types and amounts. The use of Reference Group proxy data and published survey data in both the general industry and the energy industry satisfies the need for both statistical validity and industry factors. The Reference Group data is used to assess the competitive market value for executive jobs, assess pay practices, validate targets for pay plans, test the compensation strategy, observe trends, and provide a general competitive backdrop for decision making.
Performance “Peer Group”
The Compensation Committee assesses Company long-term performance in part through PSUs based on the companies in the OSX index (plus TechnipFMC) each year to align with the wider portfolio of Baker Hughes. Because of the technical nature of the industry, cyclical nature of the markets, high labor needs, and capital requirements, these oilfield service companies provide the best competitive comparison for benchmarking performance over the long-term and competing for similar shareholder investments.

Performance Peer Group

OSX Index (plus TechnipFMC) as of January 1, 2020
ChampionX Core Lab NV Diamond Offshore Drilling, Inc. Dril-Quip Inc. Golar LNG Ltd. Halliburton Company	Helmerich & Payne, Inc. Nabors Industries Ltd. NOV Inc. Oceaneering International, Inc. Oil States International Inc. Schlumberger Limited	Seadrill Ltd. TechnipFMC Teekay Tankers Ltd. Transocean Ltd.
Used to compare performance in order to determine long-term incentive plan results.

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Additional compensation program features and policies
Stock ownership guidelines
The Baker Hughes Board of Directors adopted stock ownership guidelines for our executive officers to ensure that they have a meaningful economic stake in the Company. The guidelines are designed to satisfy an individual executive officer’s need for portfolio diversification, while maintaining management stock ownership at levels intended to be high enough to assure our shareholders of management’s commitment to value creation. Executive officers are required to hold the number of shares valued at a multiple of their base salary, in the amounts listed below:

Role	Guidelines
Chairman, President and Chief Executive Officer	6X Base Salary
Chief Financial Officer	3X Base Salary
Other executive officers reporting to the CEO	2X Base Salary
An executive officer has five years to comply with the ownership requirement starting from the date of appointment to a position noted above. If an executive officer is promoted to a position with a higher ownership salary multiple, the executive officer has five years from the date of the change in position to reach the higher expected stock ownership level but he or she still must meet the prior expected stock ownership level within the original five years of the date first appointed to such prior position. Executive officers who have not met the applicable stock ownership level within the time required are required to hold 75% of the net shares acquired from the future exercise or vesting of awards received under the Company’s equity compensation programs until the ownership levels are met.
The Compensation Committee annually reviews each executive officer’s compensation and stock ownership levels to determine whether they are appropriate. In 2020, all of the NEOs were in compliance with the stock ownership guidelines.
Risk assessment
Baker Hughes conducts an annual review of its compensation programs and practices to assess any inherent risks which are reasonably likely to have a material adverse effect on the Company and presents a report to the Compensation Committee to facilitate a discussion. For purposes of this review, risk was defined as any compensation arrangements for all employees, including NEOs, that could motivate behavior that could be reasonably likely to have a material adverse effect on the Company.
The review evaluates certain areas of potential risk and tools for mitigating risk specifically related to compensation. Overall, the Company’s compensation programs are designed to manage risk at appropriate levels and do not include features which encourage behaviors that lead to excessive risk-taking.
Clawback policy
The Company has a clawback policy that provides the Board with the right to request and receive reimbursement of performance or incentive compensation for conduct detrimental to the Company, which resulted in a material inaccuracy in the Company’s financial statements or performance metrics, and which affect the executive officer’s compensation.
Compensation committee report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to shareholders.
Gregory D. Brenneman, Chair
Cynthia B. Carroll
Clarence P. Cazalot
Nelda J. Connors

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Executive Compensation
Summary compensation table
The following table summarizes the total compensation paid or earned for 2020, 2019, and 2018 by each of the NEOs, comprised of our principal executive officer, our principal financial officer, three other most highly compensated executive officers and two former executive officers during the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Lorenzo Simonelli Chairman, President and CEO	2020	1,475,000	9,807,294	—	1,327,500	2,119,972	583,255	15,313,021
	2019	1,437,500	6,695,154	2,249,999	2,212,500	1,867,854	459,614	14,922,621
	2018	1,400,000	9,631,365	2,249,996	2,000,000	369,247	309,153	15,959,761
Brian Worrell Chief Financial Officer	2020	895,000	3,443,265	—	537,000	1,217,256	460,075	6,552,596
	2019	872,500	2,603,637	874,996	895,000	1,149,808	708,876	7,104,817
	2018	850,000	4,120,548	874,992	800,000	201,492	437,210	7,284,242
Maria Claudia Borras Executive Vice President--OFS	2020	820,000	2,459,462	—	492,000	75,849	217,799	4,065,110
	2019	800,000	1,859,731	624,999	615,000	78,434	189,314	4,167,478
	2018	780,000	3,375,296	624,998	725,000	110,915	68,293	5,684,502
Roderick Christie Executive Vice President--TPS (6)	2020	685,000	1,967,539	—	411,000	321,366	286,864	3,671,769
	2019	673,500	1,487,812	499,994	671,300	270,205	399,115	4,001,926
	2018	645,880	2,498,603	499,989	430,000	4,299	266,983	4,345,754
Uwem Ukpong Executive Vice President-- Regions, Alliances and Enterprise Sales	2020	780,000	1,967,539	—	468,000	58,071	184,032	3,457,642

Derek Mathieson Former Chief Marketing and Technology Officer(7)	2020	327,692	2,385,675	—	—	12,848	2,337,295	5,063,510
	2019	700,000	1,803,933	606,246	568,000	8,426	855,478	4,542,083
	2018	690,000	1,807,106	606,250	510,000	—	800,891	4,414,247
William Marsh Former Chief Legal Officer(8)	2020	352,269	1,869,185	—	—	49,495	2,997,734	5,268,683

(1)    The amount reflected in the "Stock Awards" column is the aggregate grant date fair value of stock awards in the form of PSUs, Outperformance PSUs ("OPSUs"), and RSUs granted in the years shown. For 2018, this value includes a one-time special performance and retention award for Messrs. Simonelli, Worrell, Christie, and Ms. Borras. For RSUs, and PSUs based on relative ROIC, generally the aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award's vesting schedule and does not correspond to the actual value that the NEOs will realize from the award. For PSUs and OPSUs based on TSR, the aggregate grant date fair value of the awards made to the NEOs is estimated in accordance with FASB ASC Topic 718. The estimated fair value of each TSR based grant is established on the date of grant using a Monte Carlo simulation model in a manner that is consistent with generally accepted valuation principles. The value ultimately realized by the executive upon the actual vesting award may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 13 - Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2020. The value of the 2020 PSUs at the grant date, assuming achievement of the maximum performance level of 150% would be: Mr. Simonelli -- $8,716,261; Mr. Worrell -- $2,542,229; Ms. Borras -- $1,815,869; Mr. Christie -- $1,452,655; and Mr. Ukpong -- $1,452,655.
(2)    The amount reflected in the "Option Awards" column is the aggregate grant date fair value of the awards made to the NEOs, computed in accordance with FASB ASC Topic 718. The fair value of each grant is established on the date of grant using the Black-Scholes option-pricing model. The value ultimately realized by the executive upon the actual vesting of the exercise of the stock options may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 13 - Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2020.
(3)    The amount reflected in the "Non-Equity Incentive Plan Compensation" column is the payment earned under our annual bonus program.

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(4)    The amounts in this column reflect the change in the present value of the applicable NEO’s accumulated benefits under applicable pension plan(s) and above-market earnings on nonqualified deferred compensation.
•For Messrs. Simonelli and Worrell and Ms. Borras, the amounts in this column represent the change in present value of all accumulated benefits under the Baker Hughes Supplementary Pension Plan which is a frozen plan (i.e., frozen as to any new participants and to further accumulation of benefits related to futures service) and, for the NEOs is primarily a benefit that was fully funded by GE and transferred to Baker Hughes, effective as of December 31, 2018 for service prior to that date.
•For Mr. Christie, the amount in this column represents the change in present value of all accumulated benefits under the Baker Hughes UK Pension Plan which is a frozen plan (i.e., frozen as to any new participants and to further accumulation of benefits related to future service) and, for Mr. Christie, is primarily a benefit that was fully funded by GE and transferred to Baker Hughes, effective as of July 1, 2019 for service prior to that date.
•None of the NEOs will earn future benefits under applicable plans for future service to Baker Hughes.
•For 2019 and 2020, the change in present value is primarily a change in actuarial values only and driven by a significant decrease in the discount rate and changes to mortality.
•For 2018, for Messrs. Simonelli and Worrell and Ms. Borras, the amounts in this column reflect the portion of the change in the present value of accumulated benefits in 2018, under the GE Pension Plan and the GE Supplementary Pension Plan that was allocable to service with Baker Hughes following July 2017 (i.e., the amounts do not reflect the change in such value that was allocable to service with GE prior to July 2017).
•For 2019 and 2020, for Messrs. Simonelli, Worrell, Ukpong and Ms. Borras, the amounts in this column reflect the change in the present value of accumulated benefits in 2019 and 2020, respectively, under the GE Supplementary Pension Plan that was allocable both to service with GE prior to July 2017 and to Baker Hughes following July 2017.
(5)    We provide NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. The costs of these benefits for 2020, minus any reimbursements by the NEOs, are shown in the table below. Infrequently, spouses or family members of our named executive officers accompany them on chartered aircraft that is already going to a specific destination for business purposes. This use has no incremental cost to the Company.

Name	Life Insurance Premiums ($)	Company Contributions to Retirement & Savings Plans ($)	Financial & Tax Planning ($)	Relocation Benefits ($)	Dividend Equivalents ($)	Stay & Win Payment ($)	Other ($)	Total ($)
Simonelli	47,488	336,913	13,000	—	184,054	—	1,800	583,255
Worrell	14,331	164,198	13,000	176,457	92,089	—	—	460,075
Borras	21,688	131,988	—	—	62,323	—	1,800	217,799
Christie	13,152	61,034	—	160,056	52,622	—	—	286,864
Ukpong	19,929	132,570	—	—	31,533	—	—	184,032

Mathieson	2,956	80,612	—	—	115,910	700,000	1,437,817	2,337,295
Marsh	3,354	78,144	12,350	—	88,486	500,000	2,315,400	2,997,734
Life Insurance Premiums: Described under Employee Benefits in this Proxy Statement.
Company Contributions to Retirement & Savings Plans: The values represent employer matching and employer base contributions that the Company contributed to the Baker Hughes Company 401(k) Plan that is available to all U.S. employees and Company contributions to SRP accounts available to U.S. executives. For Mr. Christie the values represent employer contributions to the Baker Hughes International Retirement Plan.
Financial and Tax Planning: Expenses for the use of advisors for financial, estate, and tax preparation and planning and investment analysis and advice.
Relocation Benefits: With respect to Messrs. Worrell and Christie, this column reflects benefits provided to them in connection with their non-permanent assignments to London and Florence, at the Company's request and while employed by Baker Hughes. These benefits, which are consistent with those we provide to employees working on non-permanent assignments outside their home countries consisted of cost-of-living adjustments, housing, transportation, utilities, and other destination services.
Dividend Equivalents: This column reflects payments for dividend equivalents that accrued as quarterly dividends are declared and that are paid when the RSUs vest. With respect to Messrs. Mathieson and Marsh, this column does not include the value of any Transaction-related payments in respect of the special dividend of $17.50 paid to all BHI shareholders and upon the vesting of legacy BHI RSU awards because that value is already represented in the grant date value of the RSUs granted.
Stay and Win Payment: As disclosed in Form 8-K filings in 2017, prior to the Transactions, Messrs. Mathieson and Marsh, as legacy BHI executives, accepted a "Stay and Win" agreement to continue with Baker Hughes. The agreement provided a cash retention award paid in three equal installments over three years, subject to their continued service. The final payment under these awards were paid January 2020. In consideration for the award, the agreement included a waiver by the executive of all rights and claims for any termination payments or benefits provided under any then existing BHI change in control agreements or plans.
Other: This column reflects other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amounts of perquisites described in this section. These benefits included annual physical examinations for Messrs. Simonelli, Mathieson, Marsh, and Ms. Borras. In addition, this column reflects termination payments in respect of Messrs. Mathieson and Marsh as described in more detail in footnotes (8) and (9) below.

45

Executive Compensation
(6)    Mr. Christie’s salary was paid in British Pounds (GBP) prior to July 2019. For 2019, his GBP salary was converted to US Dollars (USD) by using the foreign exchange in effect at the time of his salary review, which was 1 GBP to 1.30 USD. For 2018, the exchange rate of 1.27 was used which was in effect as of December 31, 2018.
(7)    Upon Mr. Mathieson's termination of employment, (i) a pro rata portion of the RSUs granted in 2017, 2018 and 2019 were accelerated and settled and (ii) a pro rata portion of the service condition applicable to PSUs granted in 2018 and 2019 was deemed satisfied and such portion remained outstanding and eligible to vest upon satisfaction of the applicable performance conditions. The amount reflected in the "All Other Compensation" column include $1,095,000 in cash severance paid to Mr. Mathieson upon his termination of employment. Amounts paid to Mr. Mathieson upon his termination of employment are described in more detail under "Potential payments upon change of control or termination", below.
(8)    Upon Mr. Marsh's termination of employment, (i) a pro rata portion of the RSUs granted in 2017, 2018 and 2019 were accelerated and settled and (ii) a pro rata portion of the service condition applicable to PSUs granted in 2018 and 2019 was deemed satisfied and such portion remained outstanding and eligible to vest upon satisfaction of the applicable performance conditions. The amount reflected in the "All Other Compensation" column include $1,965,000 in cash severance paid to Mr. Marsh upon his termination of employment. Amounts paid to Mr. Marsh upon his termination of employment are described in more detail under "Potential payments upon change of control or termination", below.
Grants of plan-based awards in 2020
This table discloses the number of PSUs and RSUs granted during 2020 and the grant date fair value of these awards. It also sets forth potential future payouts under the Company's non-equity incentive plans.

			Estimated Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Performance-Based RSUs (#)(2)			RSUs(3) (#)	Stock Options(4) (#)	Stock Option Exercise Price ($/Sh)	Grant Date Fair Value of Awards ($)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lorenzo Simonelli	N/A	STI	774,375	2,212,500	3,650,625
	1/22/2020	PSU				—	264,550	396,825				$5,810,841
	1/22/2020	RSU							176,366			$3,996,454
Brian Worrell	N/A	STI	313,250	895,000	1,476,750
	1/22/2020	PSU				—	77,160	115,740				$1,694,819
	1/22/2020	RSU							77,160			$1,748,446
Maria Claudia Borras	N/A	STI	287,000	820,000	1,353,000
	1/22/2020	PSU				—	55,114	82,671				$1,210,579
	1/22/2020	RSU							55,114			$1,248,883
Roderick Christie	N/A	STI	239,750	685,000	1,130,250
	1/22/2020	PSU				—	44,090	66,135				$968,437
	1/22/2020	RSU							44,091			$999,102
Uwem Ukpong	N/A	STI	273,000	780,000	1,287,000
	1/22/2020	PSU					44,090	66,135				$968,437
	1/22/2020	RSU							44,091			$999,102

Derek Mathieson(4)	N/A	STI	248,500	710,000	1,171,500
	1/22/2020	PSU				—	53,460	80,190				$1,174,249
	1/22/2020	RSU							53,461			$1,211,426
William Marsh(5)	N/A	STI	225,750	645,000	1,064,250
	1/22/2020	PSU				—	41,886	62,829				$920,026
	1/22/2020	RSU							41,887			$949,159
(1)    Amounts represent potential payouts for the fiscal year 2020 performance year under the short-term incentive plan. If threshold levels of performance are not met, then the payout can be zero.
(2)    Amounts represent grants of PSUs made in January 2020. These awards cliff vest after three years if the performance criteria are met. For potential payout information, see the discussion on "Performance Share Units" in the Compensation Discussion & Analysis Section.
(3)    Amounts shown represent the number of RSUs granted in 2020. Awards generally vest pro rata over a three-year period beginning on the first anniversary of the grant date. Dividends are accrued throughout the year on RSUs and paid out once the units vest. The dividend rate is determined by the Board of Directors on a quarterly basis. The Company determines the fair value of RSUs based on the market price of our Class A Common Stock on the date of grant, discounted by the present value of future dividends.
(4)    Amounts shown represent (i) the potential payouts to Mr. Mathieson under our short-term incentive plan, (ii) a grant of PSUs made to Mr. Mathieson, which were cancelled upon his termination of employment, and (iii) a grant of RSUs which were cancelled upon his termination of employment.
(5)    Amounts shown represent (i) the potential payouts to Mr. Marsh under our short-term incentive plan, (ii) a grant of PSUs made to Mr. Marsh, which were cancelled upon his termination of employment, and (iii) a grant of RSUs which were cancelled upon his termination of employment.

46	2021 Proxy Statement

Executive Compensation
Outstanding equity awards at fiscal year end
The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2020 for the NEOs. The table also shows unvested and unearned stock awards assuming a market value of $20.85 per share (the closing market price of the Company's Common Stock on December 31, 2020, the last trading day of 2020).

Name	Option Awards					Stock Awards
	Option / PSU / OPSU / RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that have not Vested ($)
Lorenzo Simonelli	8/1/2017	374,687	—	35.70	8/1/2027
	1/22/2018	133,214	66,608	35.55	1/22/2028
	1/22/2018					21,097	(3)	439,872
	1/22/2018								126,582	(4)	2,639,235
	6/1/2018					34,354	(5)	716,281
	6/1/2018								51,532	(6)	1,074,442
	1/23/2019	117,739	235,479	22.98	1/23/2029
	1/23/2019					65,274	(3)	1,360,963
	1/23/2019								195,822	(9)	4,082,889
	1/22/2020					176,366	(3)	3,677,231
	1/22/2020								264,550	(10)	5,515,868
Brian Worrell	7/31/2017	70,507	—	36.89	7/31/2027
	1/22/2018	51,805	25,903	35.55	1/22/2028
	1/22/2018					8,205	(3)	171,074
	1/22/2018								49,226	(4)	1,026,362
	4/24/2018					21,657	(7)	451,548
	4/24/2018								21,657	(8)	451,548
	1/23/2019	45,787	91,575	22.98	1/23/2029
	1/23/2019					25,384	(3)	529,256
	1/23/2019								76,152	(9)	1,587,769
	1/22/2020					77,160	(3)	1,608,786
	1/22/2020								77,160	(10)	1,608,786
Maria Claudia Borras	7/31/2017	50,632	—	36.89	7/31/2027
	1/22/2018	37,004	18,502	35.55	1/22/2028
	1/22/2018					5,860	(3)	122,181
	1/22/2018								35,161	(4)	733,107
	4/24/2018					21,657	(7)	451,548
	4/24/2018								21,657	(8)	451,548
	1/23/2019	32,705	65,411	22.98	1/23/2029
	1/23/2019					18,132	(3)	378,052
	1/23/2019								54,394	(9)	1,134,115
	1/22/2020					55,114	(3)	1,149,127
	1/22/2020								55,114	(10)	1,149,127
Roderick Christie	7/31/2017	40,290	—	36.89	7/31/2027
	1/22/2018	29,602	14,802	35.55	1/22/2028
	1/22/2018					4,688	(3)	97,745
	1/22/2018								28,129	(4)	586,490
	4/24/2018					14,438	(7)	301,032
	4/24/2018								14,438	(8)	301,032
	1/23/2019	26,164	52,328	22.98	1/23/2029
	1/23/2019					14,506	(3)	302,450
	1/23/2019								43,516	(9)	907,309
	1/22/2020					44,091	(3)	919,297
	1/22/2020								44,090	(10)	919,277

47

Executive Compensation

Name	Option Awards					Stock Awards
	Option / PSU / OPSU / RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that have not Vested ($)
Uwem Ukpong	7/31/2017	15,108	—	36.89	7/31/2027
	1/22/2018	29,602	14,802	35.55	1/22/2028
	1/22/2018					4,688	(3)	97,745
	1/22/2018								28,129	(4)	586,490
	1/23/2019	26,164	52,328	22.98	1/23/2029
	1/23/2019					14,506	(3)	302,450
	1/23/2019								43,516	(9)	907,309
	1/22/2020					44,091	(3)	919,297
	1/22/2020								44,090	(10)	919,277

Derek Mathieson	1/26/2011	12,200	—	44.82	1/26/2021
	7/19/2011	9,900	—	59.50	7/19/2021
	7/16/2012	1	—	21.80	7/16/2022
	1/24/2013	8,020	—	27.71	1/24/2023
	7/24/2013	15,192	—	30.25	5/31/2023
	1/22/2014	14,753	—	39.23	5/31/2023
	7/14/2014	17,277	—	55.20	5/31/2023
	7/31/2017	46,137	—	36.89	5/31/2021
	1/22/2018	41,876	—	35.55	5/31/2021
	1/22/2018								27,474	(4)	572,833
	1/22/2019	42,298	—	22.98	5/31/2021
	1/23/2019								24,914	(9)	519,457
William Marsh	1/26/2011	3,590	—	44.82	1/26/2021
	7/19/2011	2,910	—	59.5	7/19/2021
	1/25/2012	1,929	—	29.94	1/25/2022
	7/16/2012	4,372	—	21.8	7/16/2022
	1/24/2013	6,698	—	27.71	1/24/2023
	7/24/2013	11,498	—	30.25	7/24/2023
	1/22/2014	5,608	—	39.23	1/22/2024
	7/31/2017	37,211	—	36.89	6/30/2021
	1/22/2018	33,981	—	35.55	6/30/2021
	1/22/2018								22,268	(4)	464,288
	1/23/2019	35,212	—	22.98	6/30/2021
	1/23/2019								20,670	(9)	430,970
(1)    The original exercise price was equal to the closing market price of a share of our Common Stock on the last trading day prior to the grant date for stock options granted prior to 2018. Upon the closing of the Transactions and in accordance with the terms of the Transactions, the exercise price of stock options granted prior to 2017 was reduced by $17.50 to reflect the special dividend paid to all BHI shareholders in connection with the Transactions.
(2)    Each option grant has a ten-year term and vests ratably over three years beginning on the first anniversary of the grant date.
(3)    Reflects the number of three-year RSUs that will vest ratably over three years beginning on the first anniversary of the grant date.
(4)    Reflects the target number of three-year TSR and ROIC PSUs that are scheduled to vest in January 2021, subject to the achievement of performance and service conditions.
(5)    Reflects the number of five-year RSUs that that are scheduled to vest 50% in June 2021 and 50% in June 2023, subject to continued service.
(6)    Reflects the target number of three-year OPSUs that are scheduled to vest 50% in June 2021 and 50% in June 2023, subject to the achievement of performance and service conditions.
(7)    Reflects the number of three-year RSUs that will cliff vest after three years on the third anniversary of the grant date.
(8)    Reflects the target number of three-year TSR PSUs that are scheduled to vest in April 2021, subject to the achievement of performance and service conditions.
(9)    Reflects the target number of three-year TSR and ROIC PSUs that are scheduled to vest in January 2022, subject to the achievement of performance and service conditions.
(10)    Reflects the target number of three-year TSR and ROIC PSUs that are scheduled to vest in January 2023, subject to the achievement of performance and service conditions.

48	2021 Proxy Statement

Executive Compensation
Option exercises and stock vested
The following table sets forth certain information regarding stock awards vested during 2020 for the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Lorenzo Simonelli	—	—	114,281	2,174,175
Brian Worrell	—	—	53,983	989,993
Maria Claudia Borras	—	—	36,952	682,235
Roderick Christie	—	—	30,847	565,699
Uwem Ukpong	—	—	21,038	413,758

Derek Mathieson	8,464	11,640	63,664	1,316,387
William Marsh	—	—	49,128	991,466
(1)The value realized upon the vesting of the stock awards is determined by multiplying the number of shares of stock by the closing price of the stock on the vesting date.
Pension benefits
The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the NEOs under the Baker Hughes Company Supplementary Pension Plan, the Baker Hughes U.K. Pension Plan, and the Baker Hughes Company Pension Plan.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Lorenzo Simonelli	Baker Hughes Supplementary Pension Plan	24	10,404,128	—
Brian Worrell	Baker Hughes Supplementary Pension Plan	27	7,118,180	—
Maria Claudia Borras	Baker Hughes Supplementary Pension Plan	4	499,561	—
Maria Claudia Borras	Baker Hughes Company Pension Plan	2	26,034	—
Roderick Christie	Baker Hughes U.K. Pension Plan	21	1,716,013	—
Uwem Ukpong	Baker Hughes Supplementary Pension Plan	3	358,964	—

Derek Mathieson	Baker Hughes Company Pension Plan	9	91,877	—
William Marsh	Baker Hughes Company Pension Plan	22	191,886	—
(1)For Messrs. Simonelli, Worrell, Ukpong and Ms. Borras this reflects 24, 27, 3, and 4 years of credited service, respectively, under the Baker Hughes Supplementary Pension Plan and is based on the terms of the plan, and, for Mr. Christie this reflects 19.5 years of service under the Baker Hughes UK Pension Plan and the valuation assumptions described in “Note 11 - Employee Benefit Plans” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2020. The Baker Hughes Supplementary Pension Plan and the Baker Hughes UK Pension Plan are both currently frozen and no further years of service will be credited under the plan. Messrs. Simonelli, Worrell, Christie and Ukpong and Ms. Borras have provided 1.5 years of service to Baker Hughes and the remaining 22.5, 25, 19.5, 1.5 and 2.3 years of credited service, respectively, under the Baker Hughes Supplementary Pension Plan, for Messrs. Simonelli and Worrell and Ms. Borras, and, under the Baker Hughes UK Pension Plan for Mr. Christie, relate to years of service provided to GE prior to July 2017.

49

Executive Compensation
Nonqualified deferred compensation
The following table discloses contributions, earnings, and balances to each of the NEOs under the SRP that provide for compensation deferral on a non-tax-qualified basis.

Name	Program	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FY End ($)
Lorenzo Simonelli	SRP	—	311,331	195,405	—	807,598
Brian Worrell	SRP	44,750	138,548	98,493	—	461,394
Maria Claudia Borras	SRP	—	106,338	(228)	—	216,138
Roderick Christie(3)	N/A	—	—	—	—	—
Uwem Ukpong	SRP	0	106,920	(225)	—	211,418

Derek Mathieson	SRP	73,185	54,962	20,542	—	1,147,060
William Marsh	SRP	10,568	52,494	47,577	—	678,390
(1)Amounts shown in the “Executive Contributions in Last FY” column are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
(2)Amounts shown in the “Registrant Contributions in Last FY” column are also included in the “All Other Compensation” column of the Summary Compensation Table.
(3)Mr. Christie was not eligible to participate in the SRP in 2020.
Potential payments upon change in control or termination
Some of our compensation plans that apply on the same basis to other eligible employees provide change in control benefits only if an employee is terminated without cause or resigns for good reason (as defined in the applicable arrangements) within 24 months (or, in some cases, 12 months) following a change in control. Baker Hughes does not provide excise tax gross-ups on any payments associated with a change in control.

Payments upon involuntary termination of employment in connection with a change in control

Under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan, in the event of a change in control and involuntary termination, the participant will receive an amount equal to his or her annual target bonus for the year of termination multiplied by a fraction, the numerator of which equals the number of days that have elapsed since the beginning of the performance period through and including the date of termination, and the denominator of which equals the number of days in the performance period. Payment of such prorated award will be made within 60 days following termination of employment.

Under the Baker Hughes Company 2017 Long-Term Incentive Plan (the "2017 LTIP"), there is no prescribed treatment of outstanding equity awards, though the Compensation Committee has discretion to take actions it deems necessary. The equity award agreements provide that, in the event of a change in control and involuntary termination during the 24-month period (or, in some cases, during the 12-month period) following a change in control, restrictions on all RSUs will immediately lapse, and any unvested options will become immediately vested and exercisable. On a termination within 24 months (or, in some cases, 12 months) following a change in control, the services restrictions on all PSUs will immediately lapse and the satisfaction of performance conditions will be fixed at target, and the service restrictions on all OPSUs will immediately lapse and the satisfaction of performance conditions will be fixed based on actual performance as of the date of the change in control.

Under the Executive Change in Control Plan, in the event of a change in control and involuntary termination during the two-year period following a change in control the selected executive officers will be entitled to the following:

•A cash severance benefit in an amount equal to the participant’s applicable multiple (ranging from 1.5 to 2.5); multiplied by the executive’s annualized base salary in effect immediately prior to (1) a change in control, (2) the first event or circumstance constituting “good reason” for the executive to terminate employment, or (3) the executive’s termination of employment, whichever is greatest (the “highest base salary”). The applicable multiples are 2.5 for Mr. Simonelli and 2.0 for Messrs. Worrell, Christie and Ukpong and Ms. Borras.
•A cash severance benefit in an amount equal to the executive’s target percentage under the executive’s bonus for the year of his or her termination of employment year multiplied by his or her highest base salary, multiplied by the executive’s applicable multiple (ranging from 1.5 to 2.5). The applicable multiples are 2.5 for Mr. Simonelli and 2.0 for Messrs. Worrell, Christie and Ukpong and Ms. Borras.

50	2021 Proxy Statement

Executive Compensation
•As described in the section above under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan, a cash severance benefit in an amount equal to the executive’s target percentage under the executive’s bonus for the year of his or her termination of employment year multiplied by his or her highest base salary, prorated to the executive’s employment termination date. If the executive’s employment termination date occurs during the same calendar year in which a change in control occurs, the pro-rata bonus payment will be offset by any payments received by the executive under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan (or successor or additional annual incentive plan) in connection with the change in control.

•If the executive is a specified employee within the meaning of section 409A of the Internal Revenue Code, a cash severance benefit in an amount equal to interest that would be earned on the foregoing cash severance benefits for the period commencing on the date of the executive’s separation from service until the date of payment of such amounts, calculated using an interest rate equal to the Secured Overnight Financing Rate published by the Federal Reserve Bank of New York for the date of the executive’s separation from service plus two percentage points.

•For the applicable continuation period (ranging from 1.5 years to 2.5 years) following the executive’s termination of employment date, accident and health insurance coverage for the executive and his or her dependents substantially similar to the coverage in effect immediately prior to the termination of employment date and at no greater cost to the executive than applied to the executive immediately prior to the termination of employment date, reduced to the extent that benefits of the same type are received by the executive during the continuation period. The applicable continuation periods of time are 2.5 for Mr. Simonelli and 2.0 for Messrs. Worrell, Christie and Ukpong and Ms. Borras.

•If the executive would have become entitled to benefits under the Company’s post-retirement health care program had his or her employment continued during the foregoing applicable continuation period, the executive will be entitled to coverage under such post-retirement health care program as in effect immediately prior to the employment termination date or, if more favorable to the executive as in effect immediately prior to the executive’s termination of employment date or the first occurrence of an event or circumstance constituting good reason for the executive to terminate employment, whichever is more favorable for the executive.

The cash severance payments under the Executive Change in Control Severance Plan on the date that is six months following the date of the executive’s separation from service unless the executive is not a specified employee within the meaning of section 409A of the Internal Revenue Code, in which case the payments will be made within 30 days after the date of the executive’s separation from service.

If any portion of the payments or benefits provided to or for the benefit of the executive under the Executive Change in Control Severance Plan or which the executive otherwise receives or is entitled to receive from the Company or any successor would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code, or any interest, penalties or additions to tax with respect to such excise tax (such excise tax, together with any interest, penalties or additions to tax with respect to such excise tax, is herein collectively referred to as the “excise tax”), then generally such total payments will be reduced so that no portion of such total payments will be subject to the excise tax.

“Change in Control” under the compensation arrangements generally means:

•a merger or consolidation of the Company with any other entity, unless the voting securities of the Company continue to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent; or

•the acquisition of at least 50% of the total voting power represented by the Company’s then-outstanding voting securities, other than any acquisition directly from the Company or by the Company (in some cases the 50% threshold is 30%, disregarding any acquisition directly or indirectly from General Electric Company); or

•a sale or disposition by the Company of all or substantially all of its assets, other than a sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company; or

•a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

The applicable definition of change in control is set forth in the 2017 LTIP, award agreements under the 2017 LTIP, the Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan and the Executive Change in Control Plan.

Payments upon involuntary termination of employment not in connection with a change in control

The Baker Hughes Executive Severance Plan provides that, on an involuntary termination of employment, executive officers receive severance pay equal to 12 months of base salary and outplacement. The Baker Hughes Executive Officer Short-Term Incentive Compensation Plan provides that an executive officer is eligible to receive an amount equal to the executive officer’s earned annual bonus, prorated based on the number of months that the executive officer participated in the short-term incentive plan during the calendar year.

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Executive Compensation
Employees are also generally provided 3 months of health insurance benefits. Messrs. Simonelli and Worrell are eligible for benefits under the Baker Hughes Executive Severance Plan plus (a) an additional six months of base salary and (b) 1.5 times the greater of the last annual bonus and the average of the last three year bonuses. Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the executive officer under any other plan, program or individual contractual arrangement.

Pursuant to the equity award agreements, awards that have been held for at least one year would receive the following treatment: a pro-rata portion of RSUs would immediately lapse, a pro-rata portion of unvested options would become immediately vested and exercisable, a pro-rata portion of PSUs and OPSUs would be deemed to have satisfied the service condition and would remain eligible to vest subject to the attainment of the specified performance conditions.

If the executive officer's employment was involuntarily terminated by Baker Hughes without cause on December 31, 2020, the executive officer would have received the following:

•all outstanding RSUs that have been held for at least one year would have become vested on a pro-rata basis and become non-forfeitable;
•all outstanding stock options that have been held for at least one year would have become vested on a pro-rata basis and exercisable; and
•all outstanding PSUs and OPSUs that have been held for at least one year would have satisfied the service condition on a pro-rata basis and would remain eligible to vest subject to the attainment of performance conditions.

Upon their respective terminations of employment, Messrs. Mathieson and Marsh received the following benefits:

a.For Mr. Mathieson (i) cash severance totaling $1.095 million, (ii) $295,833, reflecting a pro rata portion of his target annual bonus, (iii) $17,602 interest paid in respect of these payments, (iv) $27,581 in payments with respect to the employer portion of COBRA premiums for 18-months post-termination, (v) full acceleration of RSUs and stock options granted on July 31, 2017, resulting in $268,367 in value realized, based on our closing stock price on the date of settlement and the applicable option exercise price, (vi) accelerated pro rata vesting of his RSUs held for at least one year, resulting in $78,809 in value realized, based on our closing stock price on the date of settlement, (vii) accelerated pro rata vesting of the service condition on his PSUs held for at least one year, which will remain eligible to vest based on the achievement of the applicable performance condition and (viii) $41,910 in dividend equivalents with respect to settled RSUs. Assuming target performance and based on our closing stock price on December 31, 2020, Mr. Mathieson’s PSUs represent $1.092 million in value.

b.For Mr. Marsh (i) cash severance totaling $1.965 million, (ii) $322,500, reflecting a pro rata portion of his target annual bonus, (iii) $15,765 interest paid in respect of these payments, (iv) full acceleration of RSUs and stock options granted on July 31, 2017, resulting in $198,162 in value realized, based on our closing stock price on the date of settlement and the applicable option exercise price, (v) accelerated pro rata vesting of his RSUs held for at least one year, resulting in $72,733 in value realized, based on our closing stock price on the date of settlement, (vi) accelerated pro rata vesting of the service condition on his PSUs held for at least one year, which will remain eligible to vest based on the achievement of the applicable performance condition and (vii) $34,124 in dividend equivalents with respect to settled RSUs. Assuming target performance and based on our closing stock price on December 31, 2020, Mr. Marsh’s PSUs represent $895,257 in value.

Payments in the event of a change in control without termination of employment

If a change in control were to have occurred on December 31, 2020, or any other date, and the executive officers did not incur a termination of employment, the executive officers would not have been entitled to any payments in connection with the change in control. However, PSUs would have been deemed to have satisfied their performance condition at target performance and OPSUs would have been deemed to have satisfied their performance condition based on actual performance as of the date of the change in control and 2020 RSUs would be deemed vested. For all PSUs, the awards would still be subject to their respective service conditions.

52	2021 Proxy Statement

Executive Compensation
Payments in the event of a change in control and termination of employment by the executive officer for good reason or by the company or its successor without cause

In addition to the benefits described above under “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control,” if an executive officer is terminated without cause or for good reason within 24 months (12 months in some cases) following a change in control, pursuant to the equity award agreements, restrictions on all RSUs would have immediately lapsed, any unvested options would have immediately vested and become exercisable, the service restrictions on all PSUs would have immediately lapsed and the satisfaction the performance conditions would have been fixed at target, and the service restrictions on all OPSUs would have immediately lapsed and the satisfaction of performance conditions would have been fixed based on actual performance as of the date of the change in control.

Termination of employment for any reason

If an executive officer had terminated employment with us on December 31, 2020 for any reason, including resignation or involuntary termination of employment for cause, the executive officer would have been entitled to receive those vested benefits to which the executive officer is entitled under the terms of the employee benefit plans in which the executive officer is a participant as of the executive officer’s date of termination of employment.

Payments upon disability

If the executive officer had terminated employment with us on December 31, 2020 due to disability, the executive officer would have received the following:
•all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;
•all outstanding stock options that have been held for at least one year would have become fully vested and exercisable;
•all outstanding PSUs and OPSUs that have been held for at least one year would have satisfied the service condition and would remain eligible to vest subject to the performance condition; and
•an amount equal to the executive officer’s earned short-term incentive plan bonus, prorated based on the number of months of the executive officer’s participation in the short-term incentive plan during the calendar year.

Payments upon death

If an executive officer had terminated employment with us on December 31, 2020 due to death, the executive officer would have received the following:
•all outstanding RSUs would have become fully vested and non-forfeitable;
•all outstanding stock options would have become fully vested and exercisable;
•all outstanding PSUs and OPSUs would have satisfied the service condition and would remain subject to the performance condition; and
•an amount equal to the executive officer’s annual target bonus.

Payments upon retirement

If an executive officer had met retirement eligibility of 60 years old with 5 years of service on December 31, 2020, the executive officer would have received the following benefits:
•all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;
•all outstanding stock options that have been held for at least one year would have become fully vested and exercisable; and
•all outstanding PSUs and OPSUs that have been held for at least one year would have satisfied the service condition and would remain subject to the performance condition.

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Executive Compensation
Potential payments upon termination or a change in control
The table below assumes for each of our current NEOs a termination date or change-in-control date of December 31, 2020, the last day of the fiscal year. The value of equity compensation awards (accelerated vesting of stock options and restricted stock awards/units) is based on the closing price of our Common Stock of $20.85 on the NYSE on December 31, 2020, the last trading day of 2020.

	Lorenzo Simonelli ($)	Brian Worrell ($)	Maria Claudia Borras ($)	Roderick Christie ($)	Uwem Ukpong ($)
Payments in the Event of a Change in Control and Termination of Employment With Good Reason or by the Company Without Cause
Accelerated Vesting of Stock Option Awards (1)	—	—	—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (2)	16,867,546	6,408,769	4,835,699	3,748,142	3,146,077
Dividend Equivalents (3)	564,615	235,319	180,335	138,551	109,964
Severance Payment	9,218,750	3,580,000	3,280,000	2,740,000	3,120,000
Short-Term Incentive Plan Bonus	2,212,500	895,000	820,000	685,000	780,000
Continuation of Health and Life Insurance Benefits	30,594	48,935	44,098	10,041	43,622
Outplacement Services	35,000	35,000	35,000	35,000	35,000
Interest Paid for Section 409A Six-Month Delay	118,105	46,513	42,644	35,643	40,584
Best of Net Tax Adjustment(4)	—	—	—	—	(1,158,578)
TOTAL	29,047,110	11,249,536	9,237,776	7,392,377	6,116,669
Payments upon a Change in Control Without Termination of Employment
Accelerated Vesting of RSUs / PSUs / OPSUs (5)	3,677,231	1,608,786	1,149,127	919,297	919,297
Dividend Equivalents (3)	126,984	55,555	39,682	31,746	31,746
TOTAL	3,804,215	1,664,341	1,188,809	951,043	951,043
Payments upon Disability
Accelerated Vesting of Stock Option Awards (6)	—	—	—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (7)	7,674,447	3,191,197	2,537,445	1,909,568	1,307,504
Dividend Equivalents (3)	342,393	151,986	120,812	90,933	62,346
Short-Term Incentive Plan Bonus	2,212,500	895,000	820,000	685,000	780,000
Interest Paid for Section 409A Six-Month Delay	—	—	—	—	—
TOTAL	10,229,340	4,238,183	3,478,257	2,685,501	2,149,850
Payments upon Death
Accelerated Vesting of Stock Option Awards (1)	—	—	—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (8)	16,867,546	6,408,769	4,835,699	3,748,142	3,146,077
Dividend Equivalents	564,615	235,319	180,335	138,551	109,964
Short-Term Incentive Plan Bonus	2,212,500	895,000	820,000	685,000	780,000
TOTAL	19,644,661	7,539,088	5,836,034	4,571,693	4,036,041
Payments upon Retirement (9)
Accelerated Vesting of Stock Option Awards (6)	—	—	—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (7)	—	—	—	—	—
Short-Term Incentive Plan Bonus	—	—	—	—	—
TOTAL	—	—	—	—	—

54	2021 Proxy Statement

Executive Compensation

	Lorenzo Simonelli ($)	Brian Worrell ($)	Maria Claudia Borras ($)	Roderick Christie ($)	Uwem Ukpong ($)
Payments upon Involuntary Termination of Employment Not in Connection with a Change of Control
Accelerated Vesting of Stock Option Awards (10)	—	—	—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (11)	4,982,462	2,260,620	1,844,037	1,368,198	833,062
Dividend Equivalents	221,442	107,666	87,791	65,151	39,742
Severance Payment	4,982,500	2,458,500	820,000	685,000	780,000
Short-Term Incentive Plan Bonus	2,212,500	895,000	820,000	685,000	780,000
Continuation of Health and Life Insurance Benefits	3,059	6,117	5,512	1,255	5,453
Outplacement Services	35,000	35,000	35,000	35,000	35,000
Interest Paid for Section 409A Six-Month Delay	—	—	—	—	—
TOTAL	12,436,963	5,762,903	3,612,340	2,839,604	2,473,257
(1)All outstanding stock options would have become fully vested and exercisable.
(2)All service-based restrictions on RSUs, PSUs, and OPSUs would have immediately lapsed. Attainment of the performance conditions would be fixed at target for PSUs and based on actual performance as of the date of the change in control for OPSUs. For the purpose of this calculation, OPSUs were measured at target.
(3)Values include the quarterly dividend equivalents that would have been due upon the vesting of the RSUs and portions of the PSUs.
(4)Reflects the aggregate impact of the best-of-net tax adjustment as prescribed under the Executive Change in Control Plan.
(5)While awards granted under the LTIP would generally not vest upon a change in control without termination, the attainment of performance condition for PSUs would have been measured at target at the time of the change in control and the performance conditions for OPSUs would have been measured based on actual performance as of the date of the change in control, as described above. In both cases, the awards would still be subject to their respective service conditions. The 2020 RSU agreements allowed for single-trigger vesting upon a change in control. Beginning in 2021, all equity awards are subject to double-trigger vesting.
(6)All outstanding stock options that have been held for at least one year would have become fully vested and exercisable.
(7)Assuming the outstanding awards have been held for at least one year, RSUs would have fully vested and become non-forfeitable and PSUs and OPSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.
(8)All outstanding RSUs would have become fully vested and non-forfeitable. All outstanding PSUs and OPSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions
(9)None of our NEOs met the retirement criteria.
(10)Outstanding stock options that have been held for at least one year would have become vested on a pro-rata basis and exercisable.
(11)Assuming the outstanding awards have been held for at least one year, RSUs would have vested on a pro-rata basis and become non-forfeitable and PSUs and OPSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.
CEO pay ratio disclosure
Provisions of the Dodd-Frank Act and regulations that were amended pursuant thereto (the “Pay Ratio Rule”) require U.S. public companies to disclose the ratio of their CEO’s compensation to that of their median employee. The Pay Ratio Rule permits a company to identify the “median employee” once every three years, so long as there have been no changes in the company’s employee population or employee compensation arrangements that would result in a significant change to the Company’s pay ratio disclosure.

We have estimated the median of the 2020 annual total compensation of our employees, excluding our CEO, to be $65,151. The 2020 annualized total compensation of our Chairman, CEO, and President, Lorenzo Simonelli, was $15,313,021. The ratio of the annualized total compensation of Mr. Simonelli to the estimated median of the annual total compensation of our employees was 235 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

The following paragraphs describe the methodology used to identify the median employee and the ratio of these two amounts.
Background
As of October 1, 2020, we employed approximately 57,000 people in ~90 countries, inclusive of officers, executives, full-time, part-time, and hourly employees. We selected October 1, 2020 to identify the median employee. This date is within the final three months of our last completed fiscal year, and was also the date used for determining the foreign exchange rate to U.S. dollar for employees paid in other

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Executive Compensation
currencies. We excluded 2,574 employees based in 57 non-U.S. countries (see details in table below). These employees were excluded under the De Minimis Exemption, allowing us to exclude up to 5% of our total employees who are non-U.S. employees. We interpret “jurisdiction” to mean the country of employment. Of the remaining 33 countries, we excluded those who were not actively employed by Baker Hughes as of October 1, 2020.
For our consistently applied compensation measure, we collected all cash compensation paid from January 1, 2020 to October 1, 2020 for all active employees as of October 1, 2020. This includes base compensation, overtime, field service pay, cash allowances, and short-term and long-term incentives. We believe that this measure reasonably reflects the annual compensation of our employees. Cost of living adjustments were not made.
Calculation
Using the methodology described herein, we identified the median employee to be a full-time employee in the United States paid in U.S. Dollars, whose earnings were $65,151. This value represents regular earnings and short-term bonus. This employee did not receive field service pay, cash allowances, and long-term incentives in 2020.

The 2021 total compensation of our Chairman, CEO, and President, Lorenzo Simonelli, was $15,313,021, as reflected in the summary compensation table. Since the median employee’s annual total compensation is $65,151, and our CEO’s annual total compensation is $15,313,021, our CEO’s compensation is 235 times the median of our employees’ annual total compensation.

Because the Pay Ratio Rule for identifying the median employee allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

Exclusions under the De Minimis Exemption
Country	No. Excluded	Country	No. Excluded
Albania	3	Malta	3
Austria	7	Mauritania	1
Bahrain	17	Mozambique	66
Belgium	19	Myanmar	4
Bolivia	33	Pakistan	17
Brunei	176	Papua New Guinea	10
Cameroon	8	Peru	24
Chad	48	Philippines	7
Chile	6	Poland	208
Congo	39	Portugal	8
Côte d'Ivoire	1	Romania	141
Denmark	25	Senegal	4
Ecuador	164	Slovakia	105
Equatorial Guinea	9	South Africa	39
Finland	4	Spain	62
Gabon	24	Sweden	3
Ghana	75	Switzerland	26
Guatemala	4	Taiwan	112
Guyana	13	Trinidad and Tobago	132
Hong Kong	1	Tunisia	35
Iceland	1	Turkey	33
Iraq	155	Turkmenistan	18
Ireland	240	Uganda	1
Israel	2	Ukraine	2
Kenya	22	Uzbekistan	1
Korea, Republic of	116	Venezuela	14
Lebanon	2	Vietnam	217
Libya	28	Yemen	38
Luxembourg	1
Compensation committee interlocks and insider participation
As of December 31, 2020, the Compensation Committee consisted of Messrs. Brenneman (Chair) and Cazalot and Mmes. Carroll and Connors. During 2020, none of the members of the Compensation Committee served as an officer or employee of the Company, and none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company’s Board of Directors.

56	2021 Proxy Statement

Proposal 2 Advisory vote on executive compensation
The Board of Directors recommend that you vote FOR the compensation programs of the NEOs on an advisory basis

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company.
In the 2020 proxy advisory vote, 92.2% of the voted shares supported the compensation of our named executive officers.

The Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal.
We believe that our compensation policies and decisions are focused on pay-for-performance principles, as well as being strongly aligned with the long-term interests of our shareholders and being competitive in the marketplace. As discussed previously in the CD&A, the Company’s principal compensation policies, which enable the Company to attract and retain strong and experienced executive officers, include:
•providing a significant percentage of total compensation that is variable because it is at-risk, and based on predetermined performance criteria;
•requiring significant stock holdings to align the interests of executive officers with those of shareholders;
•designing competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced executive officers; and
•setting compensation and incentive levels that reflect competitive market practices.
We are asking our shareholders to indicate their support for our NEO compensation program as described in this Proxy Statement. This is an advisory vote to approve NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative disclosures.”
The Board has adopted a policy to provide for annual say on pay votes.

57

Audit committee report
The Audit Committee is comprised of five members, each of whom is independent, as defined by the standards of the NYSE, the rules of the SEC, and under the Company’s Governance Principles. The Audit Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, and the review and pre-approval of the current year audit and non-audit services. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Audit Committee also is responsible for the selection and hiring of the Company’s independent registered public accounting firm. To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors, and management.
During the year ended December 31, 2020, the Audit Committee held nine meetings and otherwise met and communicated with management and with KPMG LLP, the Company’s Independent Registered Public Accounting Firm for 2020. KPMG LLP discussed with the Audit Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees.” The Audit Committee also discussed with KPMG LLP its independence from the Company and received the written disclosures and the letter from KPMG LLP concerning independence as required by the PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee also reviewed the provision of services by KPMG LLP not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of KPMG LLP. KPMG LLP also periodically reported the progress of its audit of the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit Committee reviewed and discussed with management, the Company’s internal auditors and KPMG LLP, the interim financial information included in the March 31, 2020, June 30, 2020, and September 30, 2020 Form 10-Qs prior to their being filed with the SEC. The Audit Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2020 with management, the Company’s internal auditors, and KPMG LLP. KPMG LLP informed the Audit Committee that the Company’s audited financial statements for the year ended December 31, 2020 are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. KPMG LLP also informed the Audit Committee that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of SOX and related regulations.
Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Gregory L. Ebel, Chair
W. Geoffrey Beattie
Cynthia B. Carroll
Nelda J. Connors
Lynn L. Elsenhans

58	2021 Proxy Statement

Fees paid to KPMG LLP
The Audit Committee appointed KPMG LLP as the Company’s independent registered public accountant to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal years ending on December 31, 2020 and December 31, 2019.
KPMG LLP billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the table below for services provided during fiscal years 2020 and 2019. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting, and (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
The table below shows the aggregate fees paid or to be paid to KPMG LLP for professional services related to fiscal years 2020 and 2019:

KPMG LLP (in millions)	2020	2019
Audit fees	$28.4	$27.2
Audit-related fees	0.3	0.3
Tax fees	—	—
All other fees	—	—
Total	$28.7	$27.5
Audit fees include fees related to the audit of the Company’s annual financial statements, including fees related to the statutory audit requirements of most of our subsidiaries in foreign countries, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting.
Audit-related fees are primarily for audit services not directly related to the Company’s annual financial statements, for example audits related to possible divestitures or reorganization activities, assistance in connection with various registration statements, and debt offerings and similar matters.
Pre-approval policies and procedures
The Audit Committee has the sole authority and responsibility to select, evaluate, compensate, and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting). The independent auditor and each such registered public accounting firm reports directly to the Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and the Committee, or the chair of the Committee, must pre-approve any audit and non-audit service provided to the Company by the Company’s independent auditor. All of the services and related fees described above under “audit fees”and “audit-related fees” were approved pursuant to Section 202 of the Sarbanes-Oxley Act and by the Audit Committee.

59

Proposal 3 Ratification of the Company’s independent registered public accounting firm
The Board of Directors recommend that you vote FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2021.
The Audit Committee has selected the firm of KPMG LLP as our independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2021. KPMG LLP served as our Independent Registered Public Accounting Firm for fiscal year 2020. While the Audit Committee is responsible for the appointment, compensation, retention, termination, and oversight of the independent registered public accounting firm, we are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of KPMG LLP as our principal Independent Registered Public Accounting Firm. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our shareholders.
KPMG LLP’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our shareholders.

Proposal 4 Approval of the Amended and Restated Baker Hughes Company Employee Stock Purchase Plan
The Board of Directors recommend that you vote FOR the approval of the Amended and Restated Baker Hughes Company Employee Stock Purchase Plan.
The Baker Hughes Company Employee Stock Purchase Plan (the "ESPP") was approved by shareholders at the 2018 Annual Meeting. The ESPP has been available to employees to encourage and enable employees to acquire the Company's Class A Common Stock at a favorable price and upon favorable terms in order to furnish an incentive to advance the best interests of the Company for the mutual benefit of the employees and the Company's shareholders. The ESPP currently has 15 million shares authorized for issuance, with a remaining balance of approximately 8.5 million shares to be issued. The ESPP is being presented to the shareholders for approval of an increase in the shares authorized for issuance by 6.5 million, for a total of 21.5 million shares authorized for issuance under the ESPP and to align the ESPP definition of "change in control" with the definition specified in the Baker Hughes Company Executive Change in Control Severance Plan. If the shareholders approve the Amended and Restated ESPP, it will be effective as of the date of the 2021 Annual Meeting.
Reasons the Board of Directors Recommends Voting for the Approval of the Amended and Restated ESPP
The Board of Directors believes that encouraging the employees of the Company to purchase shares under the ESPP fosters broad alignment between the interests of employees and shareholders. The Board of Directors also believes that the ESPP helps us to attract, motivate, and retain talented, qualified employees and that the Amended and Restated ESPP is advisable to ensure that the Company has sufficient number of shares of the Company's Class A Common Stock available for issuance under the ESPP.
Potential Impacts of Approval of the Amended and Restated ESPP by the Shareholders
The Board of Directors believes that adopting the Amended and Restated ESPP to increase the number of shares available for issuance under the ESPP is in the best interest of the shareholders as the Board of Directors believes that continuing the ESPP would incentivize employees to work to achieve share price appreciation and would better enable the Company to attract and retain talented, qualified employees. Adopting the Amended and Restated ESPP would dilute the interests of shareholders as the number of shares outstanding would increase as a result of the adoption of the Amended and Restated ESPP.
Description of the Employee Stock Purchase Plan, as Amended
Although the ESPP provides for broad-based eligibility, the ESPP cannot satisfy the requirements of Section 423 of the Internal Revenue Code.
The following sections summarize the ESPP, as amended and are qualified by the full text of the Amended and Restated ESPP, which is included as Annex B to this Proxy Statement.

60	2021 Proxy Statement

Proposal 4 Approval of the Amended and
Restated Employee Stock Purchase Plan

Purpose. The purpose of the ESPP is to provide eligible employees an opportunity to purchase shares of Class A Common Stock at a discount and thus develop a stronger incentive to work for the continued success of the Company.
Administration. The ESPP is administered by the Compensation Committee of the Board. The Compensation Committee has the power to interpret the ESPP and to adopt rules and guidelines for implementing the terms of the ESPP as it deems appropriate. Actions of the Compensation Committee may be taken by:
•    the Chairman of the Compensation Committee;
•    a subcommittee, designated by the Compensation Committee;
•    the Compensation Committee but with one or more members abstaining or recusing themselves from acting on the matter, so long as two or more members remain to act on the matter; or
•    delegation to one or more officers or managers of the Company or a subsidiary, or a committee of such officers or managers whose authority is subject to such terms and limitations set forth by the Compensation Committee, and only with respect to employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.
Eligibility. Each employee of the Company or a participating subsidiary who is employed on the first day of an offering period is eligible to participate in that offering. However, the Committee, in its sole discretion, may determine to exclude any employee or group of employees from any offering due to administrative, financial, or local law considerations. Participation in the ESPP is voluntary. Approximately 43,465 employees are currently eligible to participate in the ESPP.
Share Commitment. The aggregate number of shares of Class A Common Stock available for purchase under the ESPP is 8.5 million shares, subject to adjustment in the event of certain corporate transactions (see “Adjustments” below). Any shares relating to options that lapse, are canceled or are otherwise not exercised by the final date for exercise will be available for future grants of options. We anticipate that this share commitment will be sufficient to operate the ESPP for four to five years, though the actual period will depend on participation rates and the share prices on the exercise dates. As of March 8, 2021, the fair market value of a share of Class A Common Stock was $24.33.
Payroll Deductions. To participate in an offering, an employee must authorize deductions from his or her base compensation prior to the option grant date (which is the first day of the offering period). Unless the participant changes the rate of his or her payroll deductions, the payroll deductions will continue through the last pay date prior to the exercise date (which is the last trading day of the offering period). A participant may stop or decrease (but not increase) the payroll deductions during an offering period.
Accounts. All amounts deducted from a participant’s base compensation during an offering period will be credited to the participant’s account established for that period. No interest will be credited to the participant’s account at any time. The obligation of the Company and its subsidiaries to the participant for the account will be a general corporate obligation and will not be funded through a trust or secured by any assets that would cause the participant to be other than a general creditor of the Company and its subsidiaries.
Purchase of Shares. On the exercise date, the amount in the participant’s account will be used to purchase shares of Class A Common Stock at the applicable option price. The option price will equal 85% of the fair market value of a share of Class A Common Stock on the exercise date, unless the Compensation Committee establishes in writing a different option price for the offering period. The Committee may not establish a per share purchase price that is less than 85 percent of the fair market value of a share of Class A Common Stock on (a) the grant date or (b) the exercise date, whichever is lower.
Limits on Share Purchases. Unless the Compensation Committee determines otherwise for an offering, the maximum number of shares that a participant may purchase in an offering period is the lesser of 1,275 shares or shares having a fair market value of $3,000 on the grant date that may be purchased at the per share option price. In addition, no employee may purchase shares under the ESPP in any calendar year that have an aggregate fair market value (as of the grant date) that exceeds $12,000. These limitations are intended to ensure that the ESPP does not advantage executives over employees generally.
Offering Periods. Unless and until the Compensation Committee specifies different offering periods in writing, there will be four quarterly offering periods in a calendar year, each of which will begin on the first day of the quarter and end on the last day of the quarter.
Adjustments. In the event of certain transactions (e.g. stock dividend, recapitalization, merger, consolidation, combination, or exchange of shares) as a result of which shares are issued in respect of the outstanding shares of Class A Common Stock, or the shares of Class A Common Stock are changed into the same or a different number of the same or another class of stock, the Committee will appropriately adjust:
•    the total number of shares of Class A Common Stock committed to the ESPP;
•    the number of shares of Class A Common Stock subject to each outstanding option;
•    the option price for each option; and/or
•    the consideration to be received on exercise of each option.

61

Proposal 4 Approval of the Amended
and Restated Employee Stock Purchase Plan

In addition, the Compensation Committee, in its sole discretion, will have authority to provide for:
•    the acceleration of the exercise date of outstanding options; or
•    the conversion of outstanding options into cash or other property to be received on the completion of the transaction.
Amendment of ESPP. The Compensation Committee has the right to modify, alter, or amend the ESPP at any time, or to suspend its operation for any period, as it deems advisable. However, no amendment or suspension will:
•    operate to reduce any amounts previously allocated to a participant’s account;
•    reduce a participant’s rights with respect to shares of Class A Common Stock previously purchased and held on the participant’s behalf under the ESPP; or
•    adversely affect any option a participant has outstanding under the ESPP without the participant’s agreement.
Any amendment changing the aggregate number of shares of Class A Common Stock committed to the ESPP, and any other change for which shareholder approval is required under regulations issued by the Department of Treasury or the listing rules of the New York Stock Exchange or any other stock exchange or national market system on which shares of Class A Common Stock are listed or quoted, must be approved by the shareholders of the Company.
Termination of ESPP. The Compensation Committee may terminate the ESPP at any time and for any reason. On any such termination, all outstanding options will, as determined by the Compensation Committee in its sole discretion:
•    terminate, and the amount allocated to each participant’s account will be refunded as soon as administratively feasible; or
•    a date established by the Compensation Committee that is on or before the date of such termination will be treated as the last day of the offering period, and all outstanding options will be exercisable on that date.
The ESPP will automatically terminate on the purchase by participants of all shares of Class A Common Stock committed to the ESPP, unless the number of shares committed is increased by the Compensation Committee and approved by the shareholders of the Company.
Change in Control. In the event of a change in control (as defined in the Executive Change in Control Plan), the Compensation Committee, in its sole discretion, may provide for any of the following:
•    each option will be assumed or an equivalent option will be substituted by the acquirer in the change in control;
•    a date established by the Compensation Committee that is on or before the date of the change in control will be treated as the last day of the offering period, and all outstanding options will be exercisable on that date; or
•    all outstanding options will terminate, and the amount allocated to each participant’s account will be refunded as soon as administratively feasible.
Transferability. Any option granted to a participant under the ESPP is not transferable by the participant other than by will or the laws of descent and distribution, and must be exercisable, during the participant’s lifetime, only by the participant.
Summary of U.S. Federal Income Tax Consequences
The following summary of tax consequences to the Company and to ESPP participants is intended to be used solely by shareholders in considering how to vote on this proposal and not as tax guidance to participants in the ESPP. It relates only to U.S. federal income tax and does not address state, local, or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the ESPP, particularly in jurisdictions outside the United States.
The grant of an option generally will result in no tax consequences for the participant or the Company. On exercise of an option, a participant generally must recognize ordinary income equal to the fair market value of the shares of Class A Common Stock acquired minus the option price. A participant’s disposition of shares of Class A Common Stock acquired on exercise of an option generally will result in only capital gain or loss. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option, but not for amounts the participant recognizes as capital gain. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1,000,000 paid in any taxable year to a company’s covered employee. Generally, a covered employee includes a person who (1) at any time during the taxable year was the company’s principal executive officer or principal financial officer, (2) at any time during the taxable year was one of the three highest-compensated officers who is a named executive officer for the taxable year (other than a person described above), (3) for any taxable year after December 31, 2026, was one of the five highest-compensated employees for the taxable year (other than one of the foregoing persons), or (4) was a covered employee of the company for any preceding taxable year beginning after December 31, 2016.
Future Plan Benefits
Because benefits under the ESPP depend on employees’ elections to participate in the ESPP and the fair market value of the shares of Class A Common Stock on future exercise dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the ESPP.

62	2021 Proxy Statement

Proposal 5 Approval of the Baker Hughes Company 2021 Long-Term Incentive Plan
The Board of Directors recommend that you vote FOR the approval of the Baker Hughes Company 2021 Long-Term Incentive Plan.
The Baker Hughes Company 2021 Long-Term Incentive (the “2021 LTIP”) was adopted by the Board on March 25, 2021 subject to approval by the shareholders of the Company. The 2021 LTIP is intended to enable us to provide a means to continue to attract and retain employees and non-employee directors and to help promote a pay-for-performance linkage for such persons. A further purpose of the 2021 LTIP is to provide such individuals with additional incentive and reward opportunities designed to enhance our profitable growth. The 2021 LTIP authorizes the grant and issuance of awards that may take the form of stock options, stock appreciation rights (“SARs”), restricted stock, stock units, performance-based awards, other stock-based awards, and dividend equivalents. You are being asked to approve the adoption of the 2021 LTIP.

The 2017 LTIP has a remaining balance of 15.1 million shares available for the issuance of new awards as of March 8, 2021. Currently, the 2017 LTIP is the only plan under which we can grant equity-based awards. If the 2021 LTIP is approved, it will be effective on the date of the Annual Meeting, and no further awards will be granted under the 2017 LTIP. The aggregate number of shares that would be reserved and available for delivery for awards granted under the 2021 LTIP will be 29,500,000 shares, less one share for every one share granted under the 2017 LTIP after March 8, 2021 and prior to the effective date of the 2021 LTIP, subject to certain equitable adjustments and share counting adjustments, each as described in the 2021 LTIP and below. The 29,500,000 share authorization number stated above is the sum of 14,417,787 new shares, plus the 15,082,213 number of shares that remained available for grant under the 2017 LTIP as of March 8, 2021.

Reasons the Board Recommends Voting For Approval of the Adoption of the 2021 LTIP

The Board believes that encouraging our employees and non-employee directors to own shares of our Common Stock fosters broad alignment between the interests of our employees and directors and the interests of our shareholders. We believe the 2021 LTIP, including the maximum number of shares available for awards thereunder, is necessary to ensure that we have adequate capacity to continue to attract and retain talented employees and non-employee directors. We believe that this number represents a reasonable amount of potential equity dilution and allows the Company to continue to award equity incentives, which are an important component of our overall compensation program.

Compensation and Governance Best Practices

The 2021 LTIP includes certain compensation and governance best practices, with some of the key features as follows:

•
Stock Options and Stock Appreciation Rights Granted at No Less than Fair Market Value. The exercise price for stock options and SARs granted under 2021 LTIP must equal or exceed the underlying stock's fair market value as of the grant date, subject to a limited exception for awards that are assumed or substituted in corporate transactions;

•	Prohibition on Repricing. The 2021 LTIP expressly states that stock options and SARs may not be "repriced" without shareholder approval;
•
Prohibition on Liberal Recycling for Appreciation Awards. Shares tendered by a participant or withheld by the Company to satisfy any tax withholding obligation with respect to any option or SAR do not become available for issuance as future awards under the 2021 LTIP;

•
Prohibition on Paying Dividends or Dividend Equivalents on Unvested Awards. Dividends or dividend equivalents credited or payable in connection with an award under the 2021 Plan that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests;

•	Limit on Non-Employee Director Compensation. The 2021 LTIP contains an annual limit on total compensation paid and granted to each non-employee director;
•	No Single Trigger Equity Acceleration. Upon a change of control of the Company, there is no automatic acceleration of equity awards (no "single trigger") under the 2021 LTIP;
•	No Liberal Change in Control Definition. The 2021 LTIP does not include a "liberal" change in control definition (i.e., mergers require actual consummation);
•
No Change in Control/280G Tax Gross-Ups. The 2021 Plan does not provide for any excise tax gross-up payments or "parachute payments," and as a general business matter, the Company does not provide for such gross-ups in other arrangements;

•	Clawback Policy. Awards granted under the 2021 LTIP are subject to the terms of the Company’s clawback policy, as described in more detail in the CD&A portion of this proxy statement;
•	Transfer Restrictions. The 2021 Plan contains robust transfer restrictions; and
•
Fixed Term and Fixed Share Authorization. The 2021 LTIP has a term of ten years and no evergreen feature (i.e., the amount of shares authorized is fixed and can only be increased with shareholder approval).

63

Proposal 5 Approval of the 2021 Long-Term Incentive Plan

Matters Considered by the Board With Respect to the Number of Shares Available for Issuance Under the 2021 LTIP

The 2021 LTIP authorizes 29,500,000 shares to be reserved for issuance of equity-based awards (less any awards granted after March 8, 2021 under the 2017 LTIP and prior to the effective date of the 2021 LTIP). We believe the current number of shares available for grant under the 2017 LTIP is insufficient and will harm our ability to attract and retain qualified employees and directors. Further, we believe that the additional shares, under these circumstances, represents a reasonable amount of potential equity dilution and allows the Company to recruit, motivate, and retain talented employees and directors who will help us achieve our business goals, including creating long-term value for our shareholders.

The following table sets forth certain information about the 2021 LTIP, equity awards that are outstanding under the 2017 LTIP, the Amended and Restated Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan, and the Amended and Restated Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan (collectively, the “Prior LTIPs”), in all cases as of March 8, 2021:

Total number of shares that will be authorized for future grant after shareholder approval of the 2021 LTIP(1)	29,500,000
Number of shares relating to outstanding stock options under the Prior LTIPs	6,597,895
Number of shares outstanding relating to awards of restricted stock, restricted stock units, and stock settled performance units(2)	21,687,083
Weighted average remaining term of outstanding options under Prior LTIPs	4.44
Weighted average exercise price of outstanding options under Prior LTIPs	$32.35
(1) The authorization will also be reduced by the number of shares granted under the 2017 LTIP between March 8, 2021 and the date of shareholder approval of the 2021 LTIP.
(2) Outstanding stock-settled performance units are reflected at target.

Potential Dilution; Burn Rate

When considering the number of additional shares proposed to be made available for grant under the 2021 LTIP, the Compensation Committee reviewed, among other things, the potential dilution to our shareholders as measured by the burn rate. The following table sets forth information regarding historical equity awards for the last three fiscal years and the corresponding burn rate, which is defined as the number of stock-settled, time-vested equity awards granted, and performance-based equity awards earned in a year, divided by the weighted average number of common shares outstanding for that year.

	2020	2019	2018	3-Year Average
Stock Options/SARs Granted	—	2,301,000	1,248,000	1,183,000
Stock-Settled Time-Vested Restricted Shares/Units Granted	9,301,000	8,267,000	5,269,000	7,612,333
Stock-Settled Performance-Based Shares/Units Earned(1)	—	—	—	—
Weighted-Average Basic Common Shares Outstanding(2)	1,034,000,000	1,034,000,000	1,100,000,000	1,056,000,000
Burn Rate	0.9%	1.0%	0.6%	0.8%
(1)With respect to performance units, we calculate the burn rate based on the applicable number of shares earned each year. Our first year of granting performance-based equity was 2018 and the first vesting opportunity for such awards to be earned was in the first quarter of 2021.
(2)Includes both Class A and Class B Common Stock outstanding.

Approval of the 2021 LTIP

If the shareholders approve the 2021 LTIP, it will be effective on the date of the Annual Meeting. The purposes of the 2021 LTIP are (1) to encourage selected employees and directors to acquire a proprietary interest in the growth and performance of the Company, (2) to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and (3) to enhance the ability of the Company to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth, and profitability of the Company will depend.

Description of the 2021 LTIP

The principal provisions of the 2021 LTIP are summarized below. This summary is not a complete description of the 2021 LTIP. For additional information not contained in this summary, you are urged to read the full text of the 2021 LTIP, attached as Annex C to this Proxy Statement.

64	2021 Proxy Statement

Proposal 5 Approval of the 2021 Long-Term Incentive Plan
Eligibility. All employees of the Company and its subsidiaries and directors of the Company will be eligible to participate in the 2021 LTIP. If the 2021 LTIP were in effect as of May 14, 2021, approximately 55,000 employees would be eligible to be selected by the Compensation Committee for awards under the 2021 LTIP. All non-employee directors of the Company would be eligible to participate in the 2021 LTIP. Currently, there are 8 non-employee directors of the Company.

Basis of Participation. The basis of participation in the 2021 LTIP is the Compensation Committee's decision, in its sole discretion, that an award to an eligible participant will further the 2021 LTIP's purposes, which are described above. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the 2021 LTIP.

Administration. The 2021 LTIP will be administered by the Compensation Committee of the Board of Directors. To the extent necessary to comply with applicable regulatory regimes, any action by the Compensation Committee will require the approval of Compensation Committee members who are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The Compensation Committee has the authority to make any determination or take any action that it deems necessary or desirable to administer the 2021 LTIP and also has the sole discretion to interpret the 2021 LTIP and all award agreements. With limited exceptions, the Compensation Committee can delegate its authority under the 2021 LTIP to the Compensation Committee chairman, a subcommittee, or to the Company officers or managers. The Compensation Committee may not delegate to officers or managers of the Company its authority to grant awards and to cancel or suspend awards for executive officers and directors of the Company who file reports under Section 16 of the Exchange Act. The Governance & Corporate Responsibility Committee will administer the 2021 LTIP as it relates to director compensation.

Shares of Class A Common Stock Available for Awards. If the 2021 LTIP is approved, subject to adjustment as described in the 2021 LTIP and below, a total of 29,500,000 shares of Class A Common Stock will be authorized for issuance under the 2021 LTIP, less one share for every one share granted under the 2017 LTIP after March 8, 2021 and prior to the effective date of the 2021 LTIP. After the effective date of the 2021 LTIP, no awards may be granted under the 2017 LTIP. Shares of Class A Common Stock delivered pursuant to an award may consist of authorized and unissued shares or treasury shares. As of March 8, 2021, the fair market value of a share of our Class A Common Stock was $24.33.

If (i) any shares subject to an award under the 2021 LTIP are forfeited, an award expires or otherwise terminates without issuance of shares, or an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or (ii) after March 8, 2021, any shares subject to an award under any Prior LTIP are forfeited, an award under any Prior LTIP expires or otherwise terminates without issuance of such shares, or an award under any Prior LTIP is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares subject to such award, then in each such case the shares subject to the award or award under the Prior LTIP shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the 2021 LTIP on a one-for-one basis.

In the event that withholding tax liabilities arising from an award other than an option or SAR or, after March 8, 2021, an award other than an option or stock appreciation right under any Prior LTIP are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for awards under the 2021 LTIP on a one-for-one basis. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under the 2021 LTIP: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an option or, after March 8, 2021, an option under any Prior LTIP, (ii) shares tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to options or SARs or, after March 8, 2021, options or stock appreciation rights under any Prior LTIP, (iii) shares subject to a SAR or, after March 8, 2021, a stock appreciation right under the Prior LTIP that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options or, after March 8, 2021, options under any Prior LTIP.

Summary of Award Types

•
Stock Options and Stock Appreciation Rights. The maximum term for either stock options or SARs is ten years. Options may be either nonqualified stock options or incentive stock options. The Compensation Committee will establish the vesting schedule and the method for paying the exercise price of these awards. The aggregate number of shares available under the plan will be available for delivery pursuant to the exercise of incentive stock options.

•
Restricted Stock and Restricted Stock Units. The Compensation Committee will establish the applicable restrictions (including limitations on voting and dividend rights) and vesting schedule of these awards.

•
Performance Awards. These awards may be denominated in either cash or shares of Class A Common Stock and are subject to the achievement of performance goals over set performance periods, as established by the Compensation Committee.

•
Other Stock-Based or Cash-Based Awards. The Compensation Committee may grant other stock-based or cash-based awards, including deferred stock units, that are valued by reference to or denominated or payable in shares of Class A Common Stock, under such terms as it determines.

65

Proposal 5 Approval of the 2021 Long-Term Incentive Plan
In addition, the Compensation Committee will determine (1) whether an award (other than a stock option or SAR) includes dividends or dividend equivalents; (2) what happens to an award if a participant terminates employment; and (3) whether shares of Class A Common Stock issuable under an award are subject to additional restrictions. Awards are not transferable otherwise than by will or the laws of descent and distribution unless determined otherwise by the Compensation Committee. In no event may an award be transferred to a third party financial institution for value.

Dividends; Dividend Equivalents. Notwithstanding anything to the contrary in the 2021 LTIP, any dividends or dividend equivalents payable in connection with an award under the plan will be subject to the same terms and risks of forfeiture as the underlying award and will be paid out only when the underlying shares actually vest, are earned or are received under such awards.

Performance Goals and Criteria. The Committee may approve awards under the 2021 LTIP that are subject to the achievement of performance goals. Such goals may be set individually, alternatively, or in any combination, applied to either the company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the award, and may be based on one or more of the following: net earnings; earnings per share; net income (before or after taxes); stock price (including growth measures and total shareholder return); return measures (including return on net capital employed, return on assets, return on equity, or sales return); earnings before or after interest, taxes, depreciation and/or amortization; dividend payments; gross revenues; gross margins; expense targets; cash flow return on investments, which equals net cash flows divided by owner’s equity; internal rate of return or increase in net present value; working capital targets relating to inventory or accounts receivable; planning accuracy (as measured by comparing planned results to actual results); net sales growth; net operating profit; cash flow (including operating cash flow and free cash flow); operating margin; and any other financial, business, strategic or other measure of performance as determined and approved by the Committee. Such goals may be adjusted by the Committee or may exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including without limitation, to remove the effect of charges for restructurings, discontinued operations, and all items of gain, loss, or expense determined to be unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

Change in Control. In the event of a change in control (as defined in the 2021 LTIP), and except as otherwise set forth in an award agreement, the Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any award that is outstanding. Such actions may include, without limitation: the acceleration of the vesting, settlement and/or exercisability of an award; the payment of a cash amount in exchange for the cancellation of an award; the cancellation of options and/or SARs without the payment of consideration therefor if the exercise price of such options and/or SARs equals or exceeds the price paid for a share in connection with the change in control; and/or the issuance of substitute awards that substantially preserve the value, rights, and benefits of any affected awards.

Clawback/Recoupment. Awards granted under the 2021 LTIP are subject to the terms of the Company’s clawback policy, which provides the Board with the right to request and receive reimbursement of performance or incentive compensation for conduct detrimental to the Company, which resulted in a material inaccuracy in the Company’s financial statements or performance metrics, which affect the executive officer’s compensation.

Prohibition on Repricing. Except in connection with a corporate transaction or adjustment described in the 2021 LTIP, the terms of outstanding options or SARs that have an exercise or purchase price in excess of the fair market value of a share may not be amended to reduce the exercise or purchase price of such awards, and any such outstanding awards may not be exchanged for cash or property, or other awards, in each case unless approved by shareholders.

Per-Person Limitations on Grants to Non-Employee Directors. There will be an annual limit on director compensation set at $1,500,000 per director. This would include awards granted under the 2021 LTIP as well as cash or other compensation paid by the Company with respect to service as a director. In certain circumstances, the Governance & Corporate Responsibility Committee may make an exception and grant compensation above this limit (up to an additional $1,000,000).

Adjustments the Compensation Committee May Make.

•
Anti-Dilution Adjustments. In the event of certain corporate transactions affecting the Company’s outstanding Common Stock —such as a dividend, recapitalization, stock split, merger, consolidation, split-up, spin-off, or exchange of shares—the Compensation Committee will make such adjustments as it deems appropriate to prevent dilution or enlargement of plan benefits. This could include changes to the number and type of shares to be issued under the 2021 LTIP and outstanding awards, the exercise price of outstanding awards, and plan and per-person limits on the number of shares that can be granted.

•
Performance Criteria Adjustments. The Compensation Committee may adjust performance award criteria in recognition of unusual or infrequently recurring events affecting the Company or its financial statements or of changes in applicable laws, regulations, or accounting principles, or for other reasons in its sole discretion. In its sole discretion, the Compensation Committee may increase or, prior to a change in control, decrease amounts payable under performance awards to reflect such factors as the Compensation Committee deems relevant.

•
Acquisition-Related Adjustments. The Compensation Committee may also adjust award terms in connection with business acquisitions in which the Company assumes outstanding employee awards or the right to make future awards.

66	2021 Proxy Statement

Proposal 5 Approval of the 2021 Long-Term Incentive Plan
Summary of U.S. Federal Income Tax Consequences. The following summary of tax consequences to the Company and to the 2021 LTIP participants is intended to be used solely by shareholders in considering how to vote on this proposal and not as tax guidance to participants in the 2021 LTIP. It relates only to U.S. federal income tax and does not address state, local, or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes.

•
Stock Options and SARs. The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares of Class A Common Stock acquired minus the exercise price. When disposing of shares of Class A Common Stock acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares of Class A Common Stock at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the shares of Class A Common Stock minus the exercise price. Otherwise, a participant’s disposition of shares of Class A Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.

•
Other Awards. Other awards under the 2021 LTIP generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares of Class A Common Stock, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares of Class A Common Stock, or other awards.

•
Company Deduction. Except as discussed below, the Company is generally entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options, SARs, or other awards, but not for amounts the participant recognizes as capital gain. Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Class A Common Stock for the incentive stock option holding periods.

•
Impact of Section 162(m) Deduction Limitation. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to a public corporation for compensation over $1,000,000 paid in any taxable year to a company’s covered employee. Generally, a covered employee includes a person who (1) at any time during the taxable year was the company’s principal executive officer or principal financial officer, (2) at any time during the taxable year was one of the three highest-compensated officers who is a named executive officer for the taxable year (other than a person described above), (3) for any taxable year after December 31, 2026, was one of the five most highest-compensated employees for the taxable year (other than one of the foregoing persons), or (4) was a covered employee of the company for any preceding taxable year beginning after December 31, 2016. The 2021 LTIP Plan Committee expects in the future to authorize grants of awards under the 2021 LTIP that may result in compensation in excess of $1,000,000 to covered employees that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the Company and its shareholders.

Plan Benefits

The benefits that will be awarded or paid under the 2021 LTIP are not currently determinable. Awards granted under the 2021 LTIP are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them.

The following table sets forth certain information as of December 31, 2020 concerning the shares of our Class A Common Stock that may be issued under any form of award granted under our equity compensation plans in effect as of December 31, 2020 (including upon the exercise of stock options, the vesting of awards of restricted stock units, or when performance units are earned, and related dividend equivalents have been granted).

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (b))
	(a)(1)	(b)	(c)(2)
Equity compensation plans approved by security holders	24,724,806	$32.63	26,057,030
Equity compensation plans not approved by security holders	13,117	$30.91	—
Employee Stock Purchase Plan	677,283	$17.72	8,541,088
Total	25,415,206	$31.36	34,598,118
Total shares outstanding as of December 31, 2020 was 1,035,432,080, which includes Class A Common Stock of 723,999,420 and Class B Common Stock of 311,432,660.

(1)This includes service-based vesting restricted stock units and performance units (at target) outstanding as of December 31, 2020. This also includes options outstanding under our nonqualified Employee Stock Purchase Plan as of December 31, 2020.
(2)The weighted average exercise price does not take into account the restricted stock units and performance units outstanding as of December 31, 2020.

Total shares outstanding as of March 18, 2021 was 1,040,942,235 consisting of 766,338,436 shares of Class A Common Stock and 274,603,799 shares of Class B Common Stock.

67

General information
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Company, a Delaware corporation, to be voted at the Annual Meeting scheduled to be held on May 14, 2021 and at any and all reconvened meetings after adjournments thereof. It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.
Information about the Notice of Internet availability of proxy materials
In accordance with rules and regulations of the SEC, we furnish to our shareholders proxy materials, including our 2020 Annual Report on Form 10-K of the Company (the “Annual Report”) to shareholders, on the Internet. On or about April 2, 2021, we will send electronically an Annual Meeting package personalized with profile and voting information (“Electronic Delivery”) to those shareholders that have previously signed up to receive their proxy materials via the Internet. On or about April 2, 2021, we will begin mailing a Notice of Internet Availability of proxy materials (the “E-Proxy Notice”) to those shareholders that previously have not signed up to receive their proxy materials on the Internet. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials or Annual Report, you should follow the instructions for requesting such materials included in the E-Proxy Notice.
Shareholders may sign up to receive future proxy materials and other shareholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider, and a web browser that supports secure connections. Visit www.proxypush.com/bakerhughes for additional information regarding electronic delivery enrollment.
Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 14, 2021
This Proxy Statement and the Annual Report are available for Registered Holders at www.proxydocs.com/bakerhughes and the means to vote by Internet is available at www.proxypush.com/bakerhughes. Beneficial Holders should follow the instructions provided by their broker, bank, or other nominee to vote by Internet and access this Proxy Statement and Annual Report.
Shareholder of record; shares registered in your name
If on March 18, 2021 (the “record date”), your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered a shareholder of record or (“Registered Holder”) with respect to those shares, and we sent the proxy materials directly to you. You may vote by proxy over the Internet, telephone, mail, or live during the live webcast of the Annual Meeting. Please refer to the specific voting instructions set forth in the proxy materials. The giving of a proxy will not affect your right to vote during the virtual audio meeting and will revoke your previous proxy.
Beneficial owner; shares registered in the name of the broker, bank, or other agent
If on March 18, 2021, your shares were held in “street name” in an account at a brokerage firm, bank, or other nominee holder, then you are considered the beneficial owner or (“Beneficial Holder”) of the shares, and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the Registered Holder for purposes of voting at the Annual Meeting. As the Beneficial Holder, you have the right to direct the organization on how to vote the shares held in your account. You may direct the vote of these shares by following the instructions on the voting form enclosed with the proxy materials from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote during the live webcast of the Annual Meeting; however, you must first request a legal proxy from your bank or brokerage firm. Requesting a legal proxy will automatically cancel any voting directions you have previously given with respect to your shares.

68	2021 Proxy Statement

General Information
Voting
Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR the advisory vote related to the Company’s executive compensation program, FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2021, FOR the Amended and Restated ESPP, and FOR the 2021 LTIP. If any additional matter should be presented properly at the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.
Proxies may be revoked at any time prior to the exercise thereof by filing with the Company’s Corporate Secretary, at the Company’s executive offices, a written revocation, or a duly executed proxy bearing a later date. The executive offices of the Company are located at 17021 Aldine Westfield Road, Houston, Texas 77073. For a period of at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by shareholders of record for proper purposes and will also be available electronically on the virtual meeting website for those attending the meeting.
Solicitation of proxies
The Company will bear the cost of any solicitation of proxies, whether by Internet or mail. In addition to solicitation, certain of the directors, officers, and regular employees of the Company may, without extra compensation, solicit proxies in person, by telephone, or by electronic communication. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from shareholders of the Company for an anticipated fee of $8,500, plus out-of-pocket expenses.
Attendance
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Only shareholders of record or beneficial owners of the Company’s Class A Common Stock and Class B Common Stock may attend the virtual Annual Meeting. In order to attend, you must register in advance at www.proxydocs.com/bakerhughes prior to the deadline of May 11, 2021 at 5:00 p.m. Eastern Daylight Time. Upon completing your registration, you will receive further instructions via e-mail including your unique link that will allow you access to the meeting as well as instructions on how to submit questions.
Householding
We will only deliver one Proxy Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Baker Hughes Company, Attn: Corporate Secretary, 17021 Aldine Westfield Road, Houston, Texas 77073, +1 713-439-8600. Shareholders may also address future requests for separate delivery of the Proxy Statement, or for delivery of a single copy where they are currently receiving multiple copies, by contacting us at the address or phone number listed above.

69

Annual report
The Annual Report, which includes audited financial statements for the fiscal year ended December 31, 2020, accompanies this Proxy Statement only if you have requested that a copy of this Proxy Statement be mailed to you. The Annual Report is also available electronically by following the instructions in the E-Proxy Notice, as described in the “Proxy Statement-Information About the Notice of Internet Availability of Proxy Materials” section of this Proxy Statement. However, the Annual Report is not part of the proxy soliciting information. In addition, a copy of our Annual Report is available in print at no cost to any shareholder that requests it by writing to us at Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073.

Incorporation by reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company or BHH LLC under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.
The section titled "Executive Officers of Baker Hughes Company" of our Annual Report on Form 10-K filed on February 25, 2021 is incorporated by reference to this Proxy Statement.

Shareholder proposals
Under SEC regulations, shareholder proposals intended to be included in the proxy materials for the 2022 Annual Meeting must be received no less than 120 calendar days before the anniversary date of the proxy statement for the prior year's Annual Meeting was made available to shareholders (i.e., November 26, 2021) to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Under the Company's Bylaws, shareholder proposals intended to be presented at the 2022 Annual Meeting must be received by the Company no earlier than 120 days and no later than 90 days before the anniversary of the prior year's Annual Meeting (i.e., after January 14, 2022 and no later than February 13, 2022) to be properly brought before the 2022 Annual Meeting, although the Company is not required to include such proposal in its Proxy Statement. Such proposals should be mailed to the Company’s Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073.

Nominations of directors by shareholders must be received by the Chairperson of the Governance & Corporate Responsibility Committee of the Company’s Board of Directors, 17021 Aldine Westfield Road, Houston, Texas 77073 or the Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073 no earlier than 120 days and no later than 90 days before the anniversary of the prior year's Annual Meeting (i.e., after January 14, 2022 and no later than February 13, 2022) to be properly nominated before the 2022 Annual Meeting, although the Company is not required to include such nominees in its Proxy Statement.

Other matters
The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

70	2021 Proxy Statement

Voting securities
The securities of the Company entitled to vote at the Annual Meeting consist of shares of its Class A Common Stock and Class B Common Stock, of which 766,338,436 shares and 274,603,799 shares, respectively, were issued and outstanding at the close of business on March 18, 2021. Only shareholders that hold shares at the close of business on the record date will be entitled to vote at the meeting. Each share of Common Stock, voting as a single class, entitles the holder thereof to one vote on each matter to be considered at the meeting. In addition, the Stockholders Agreement, provides that GE must cause its shares of Common Stock to be present for quorum purposes at any shareholder meeting, vote in favor of all non-GE directors (as defined therein), and not vote in favor of the removal of any non-GE director (as defined therein) other than for cause.
The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Assuming a quorum is present, (i) the affirmative vote of a plurality of votes cast by the holders of shares present or represented at the Annual Meeting and entitled to vote on the matter is required for the election of directors, (ii) the affirmative vote of holders of the majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the advisory vote related to the Company's executive compensation program, the approval of the ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2021, the approval of the Amended and Restated ESPP, and the approval of the 2021 LTIP.
Brokers, banks, or other nominees that hold shares of Common Stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals under the NYSE Rules when they have not received instructions from the beneficial owners, such as Proposal 3 (the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year 2021). If a broker, bank, or other nominee votes such “uninstructed” shares for or against a "routine" proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the "routine" proposals. However, where a proposal is not “routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as "broker non-votes" when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the "non-routine" proposals such as Proposal 1 (the election of directors), Proposal 2 (the advisory vote related to the Company’s executive compensation program), Proposal 4 (the approval of the Amended and Restated ESPP), or Proposal 5 (the approval of the 2021 LTIP).

71

Annex A
Reconciliation of GAAP measures to non-GAAP measures
The Company presents its financial results in accordance with U.S. GAAP. However, management believes that using additional non-GAAP measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and liquidity, and that these measures may be used by investors to make informed investment decisions. The following tables reconcile our GAAP financial information with non-GAAP financial information used in this Proxy Statement.
The reconciliation of operating income (loss) (GAAP) to adjusted operating income (non-GAAP) for the year ended December 31, 2020 is as follows:

(in millions)	Year ended December 31, 2020*
Revenue	$20,705

Operating income (loss) (GAAP)	(15,978)
Goodwill impairment	14,773
Restructuring, impairment and other	1,866
Separation related	134
Inventory impairment	246
Total operating income adjustments	17,019
Adjusted operating income (non-GAAP)	$1,040
The reconciliation of cash flow from operating activities (GAAP) to free cash flow (non-GAAP) for the year ended December 31, 2020 is as follows:

(in millions)	Year ended December 31, 2020*
Cash flow from operating activities (GAAP)	$1,304
Less: Cash used for capital expenditures, net of proceeds from disposal of assets	(787)
Free cash flow (non-GAAP)	$518
* Certain columns may not sum up due to the use of rounded numbers.

A-1

Annex B

BAKER HUGHES COMPANY
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

Annex C
ARTICLE I
PURPOSE, SHARE COMMITMENT AND INTENT

1.1    Purpose. The purpose of the Plan is to provide Employees that are selected by the Company to participate in the Plan an opportunity to purchase shares of Stock through periodic offerings of options to purchase shares of Stock at a discount and thus develop a stronger incentive to work for the continued success of the Company. The Plan is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
1.2    Share Commitment. The aggregate number of shares of Stock authorized to be sold pursuant to Options granted under the Plan is 21,500,000, subject to adjustment as provided in Section 4.6. In computing the number of shares of Stock available for grant, any shares of Stock relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

ARTICLE II
DEFINITIONS
The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.
2.1     “Account” means the bookkeeping account maintained by the Committee that reflects the amount of payroll deductions credited on behalf of a Participant under the Plan.

2.2    “Affiliate” means any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

2.3    “Authorized Leave of Absence” means a bona fide leave of absence from service with the Company or an Affiliate if the period of the leave does not exceed 90 calendar days, or, if longer, so long as the individual’s right to reemployment with the Company or an Affiliate is guaranteed either by statute or contract.

2.4    “Base Compensation” means regular straight-time earnings or base salary, excluding payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation.

2.5    “Board” means the Board of Directors of the Company, as constituted from time to time.

2.6    “Change in Control” has the meaning assigned to it in the Baker Hughes Company Executive Change in Control Severance Plan, as may be amended from time to time.

2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8    “Company” means Baker Hughes Company..

2.9    “Committee” means a committee of the Board acting in accordance with the provisions of Section 8.1, designated by the Board to administer the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to Section 8.1(b)

Annex C

2.10    “Employee” means any employee of a Participating Company.

2.11    “Exchange Act” ” means the Securities Exchange Act of 1934, as amended.

2.12    “Exercise Date” means the last Trading Day of each Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.

2.13    “Fair Market Value”.means, with respect to any share of Stock, the closing price of a share of Stock on the date as of which the determination is being made or as otherwise determined in a manner specified by the Committee.

2.14    “Grant Date” means the first day of each Offering Period, which is the day all eligible Employees are granted an Option under the Plan.

2.15    “Offering” means a given offering of Options under the Plan.

2.16    “Offering Period” means, with respect to a given Offering, the period beginning on the Grant Date and ending on the Exercise Date. The Offering Periods shall begin and end at such times as are specified by the Board or the Committee. Unless and until the Board or the Committee specifies different Offering Periods in writing, there shall be four quarterly Offering Periods during a calendar year, each of which commences on the first day of the quarter and ends on the last day of the quarter.

2.17    “Option” means an option granted under the Plan to purchase shares of Stock at the Option Price on the Exercise Date.

2.18    “Option Price” means the price per share of Stock to be paid by each Participant upon exercise of an Option. The Option Price may be stated as either a percentage or as a dollar amount. The Option Price shall be subject to adjustment under Section 4.6. Unless the Board or the Committee establishes in writing a different Option Price that will apply with respect to a given Offering Period, the Option Price shall be an amount that is equal to 85 percent of the Fair Market Value of a share of Stock on the Exercise Date. Notwithstanding the preceding sentence, the Committee may not establish a per share purchase price that is less than 85 percent of the Fair Market Value of a share of Stock on (a) the Grant Date or (b) the Exercise Date, whichever is lower.

2.19    “Participant” means, with respect to an Offering, an Employee who elects to participate in such Offering.

2.20    “Participating Company” means the Company or any of its Subsidiaries that is selected for participation in the applicable Offering pursuant to Article IX.

2.21    “Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

2.22    “Plan” means the Baker Hughes Company Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.

2.23    “Stock” means the Class A common shares of the Company, $0.0001 par value, and such other securities as may become available, pursuant to an adjustment under Section 4.6.

Annex C
2.24    “Subsidiary” means (i) any entity that, directly or through one or more intermediaries, is controlled by the Company, or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.25    “Trading Day” ” means a day on which the principal securities exchange on which the shares of Stock are listed is open for trading.
ARTICLE III
ELIGIBILITY

3.1     General Requirements. Each Employee of each Participating Company who is not excluded from participation pursuant to Section 3.2 is eligible to participate in a given Offering if such Employee is in the employ of a Participating Company on the Grant Date. Participation in the Plan by any Employee is voluntary.
3.2    Exclusions From Participation. Options will be granted to all Employees of all Participating Companies under each Offering; provided, however, the Committee, in its sole discretion, may determine to exclude any Employee or group of Employees from any Offering, including, without limitation, due to administrative, financial or local law considerations. For clarity, the following individuals are excluded from coverage under an Offering: an individual classified by the Participating Company as an independent contractor or a non-employee consultant, an individual who is performing services for a Participating Company through a leasing or employment agency, or an employee of an entity other than a Participating Company.
ARTICLE IV
OPTIONS

4.1    Terms of an Offering. The terms of an Offering shall be established by the Committee. The terms shall be set forth in writing and communicated to eligible Employees prior to the Grant Date for the Offering. The terms of an Offering shall include (1) a designation of the Participating Company, (2) the identification of any exclusions from participation applicable to the Offering (which exclusions must be permitted under Section 3.2), (3) the Offering Period, and (4) the Option Price. Offerings may be consecutive and overlapping, and the terms of each Offering need not be identical.
4.2    Grant of Option. Effective as of the Grant Date of each Offering, the Company shall grant an Option to each Participant which shall be exercisable on the Exercise Date through funds accumulated by the Participant through payroll deductions made during the Offering Period. Each Option grant is subject to the availability of a sufficient number of shares of Stock reserved for purchase under the Plan. In the event there is an insufficient number of shares reserved for purchase under the Plan, the number of shares purchased shall be adjusted as provided in Section 4.7.
4.3    Maximum Number of Shares Subject to Option. An Option granted to an Employee for any Offering shall be for that number of shares of Stock equal to the least of the number of whole shares of Stock that may be purchased during the Offering Period (1) at the Option Price with the amount credited to the Participant’s Account on the Exercise Date, (2) under limitations established by the Committee pursuant to Section 4.4, or (3) under the limitation set forth in Section 4.5. The number of shares of Stock that may be purchased under an Option shall be subject to adjustment under Sections 4.6 and 4.7.
4.4    Formula or Specific Share Limitation Established by the Company. The Committee shall establish and announce to Participants prior to an Offering a maximum number of shares of Stock that may be purchased by a Participant during the Offering Period. The Committee may specify that the maximum amount of Stock that a Participant may purchase under an Offering is determined on the basis of a uniform

Annex C
relationship to the total compensation, or the basic or regular rate of compensation, of all Employees. Notwithstanding any other provision of the Plan, unless the Committee determines otherwise with respect to an Offering, the maximum number of shares of Stock that a Participant shall be permitted to purchase during an Offering Period is the lesser of (1) 1,275 shares or (2) the number of shares of Stock that may be purchased with $3,000 at a per share price of 85% of the Fair Market Value of a share of Stock (determined as of the Grant Date).
4.5    Annual $12,000 Limitation. No Employee will be permitted to purchase shares of Stock under the Plan at a rate which exceeds $12,000, or with respect to any Employee whose Base Compensation is denominated in a currency other than United States dollars, the equivalent amount as denominated in such local currency, as determined by the Committee, in Fair Market Value of the shares of Stock (determined at the time the Option is granted) for each calendar year in which any Option granted to the Employee is outstanding at any time.
4.6    Adjustments of Options. In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares shall be issued in respect of the outstanding shares of Stock, or the shares of Stock shall be changed into the same or a different number of the same or another class of stock, the total number of shares of Stock authorized to be committed to the Plan, the number of shares of Stock subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide for (a) the acceleration of the Exercise Date of outstanding Options or (b) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.
4.7    Insufficient Number of Shares. If the number of shares of Stock reserved for purchase for any Offering Period is insufficient to cover the number of shares which Participants elect to purchase during such Offering Period, then the number of shares of Stock which each Participant has a right to purchase on the Exercise Date shall be reduced to the number of shares of Stock which the Committee shall determine by multiplying the number of shares of Stock reserved under the Plan for such Offering Period by a fraction, the numerator of which shall be the number of shares of Stock which the Participant elected to purchase during the Offering Period and the denominator of which shall be the total number of shares of Stock which all Participants elected to purchase during such Offering Period.
ARTICLE V
PAYROLL DEDUCTIONS

5.1    Authorization of Payroll Deductions. For an Employee to participate during a given Offering Period, he must elect to participate in the Offering by authorizing deductions from his Base Compensation prior to the Grant Date in accordance with procedures established by the Committee. Unless the Participant changes the rate of the Participant’s payroll deductions, the Participant’s payroll deductions shall continue through the last pay date prior to the Exercise Date. A Participant may not make additional payments to the Participant’s Account. An Employee who does not authorize payroll deductions from his Base Compensation with respect to a given Offering shall be deemed to have elected to not participate in the Offering.
5.2    Payroll Deductions Continuing. A Participant’s payroll deduction authorization may remain in effect for all ensuing Offering Periods until changed by the Participant in accordance with procedures established by the Committee.

Annex C
5.3    Right to Stop Payroll Deductions. Except for a complete cessation of participation pursuant to Section 6.1, a Participant shall have no right to discontinue the Participant’s payroll deduction authorization.
5.4    Accounting for Funds. As of each payroll deduction period, the Participating Company shall cause to be credited to the Participant’s Account in a ledger established for that purpose the funds withheld from and attributable to the Participant’s Base Compensation for that period. No interest shall be credited to the Participant’s Account at any time. The obligation of the Participating Company to the Participant for this Account shall be a general corporate obligation and shall not be funded through a trust or secured by any assets which would cause the Participant to be other than a general creditor of the Participating Company.
5.5    Participating Company’s Use of Funds. All payroll deductions received or held by a Participating Company may be used by the Participating Company for any corporate purpose, and the Participating Company shall not be obligated to segregate such payroll deductions.
5.6    Return of Funds. Except as specified herein, as soon as administratively practicable after the expiration of an Offering Period, payroll deductions that are not used to purchase Stock during such Offering Period will be refunded to the Participants without interest.
ARTICLE VI
IN SERVICE ELECTION CHANGES; TERMINATION OF EMPLOYMENT

6.1    In Service Election Changes. A Participant may decrease the amount of payroll deductions, and may stop payroll deductions altogether, during an Offering Period. A Participant may not increase payroll deductions during an Offering Period (which also means that a Participant who stops payroll deductions during an Offering Period may not contribute for the rest of that period). Election changes must be made in accordance with established administrative procedures, and will not result in refunds of any previous contributions. If the Participant wishes to participate in any future Offering Period, he must file a new payroll deduction election within the time frame required by the Committee for participation in the next Offering Period.
6.2    Termination of Employment Prior to the Exercise Date. If a Participant’s employment with the Company and all Affiliates terminates for any reason, including but not limited to retirement, death, or disability, prior to the Exercise Date, any unapplied payroll deductions will be used to purchase Shares, and contributions will not resume unless and until the Participant again becomes an Employee and enrolls in the Plan.
ARTICLE VII
EXERCISE OF OPTION

7.1    Purchase of Shares of Stock. Subject to the provisions of the Plan, on the Exercise Date of the applicable Offering Period for an Offering, each Participant’s Account shall be used to purchase shares of Stock, which may result in the crediting of fractional shares at the Option Price for that Offering. Any fractional shares will be computed to four decimal places. After the purchase of all shares of Stock available on the Exercise Date, all Options granted for the Offering to the extent not used are terminated and no Option shall remain exercisable after the Exercise Date.
7.2    Issuance of Shares of Stock. The Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of shares of Stock certificates or any other means as the

Annex C
Committee, in its discretion, deems appropriate; provided that no Stock certificates will be delivered for any fractional shares. The Committee may, in its discretion, hold a certificate for any shares of Stock or cause shares of Stock to be legended in order to comply with the securities laws of the applicable jurisdiction, or should the shares of Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Stock as the Committee considers necessary or advisable to comply with applicable law.
ARTICLE VIII
ADMINISTRATION

8.1    Powers. Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any law or regulation in jurisdictions in which Participants are eligible to receive Options under any Offering.
(a)     Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority:
i.    to delegate or make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;
ii.    to construe all provisions of the Plan;
iii.    to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;
iv.    to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;
v.    to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants’ entitlement to benefits;
vi.    to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between a Participating Company and a Participant, and any questions it believes advisable for the proper administration of the Plan; and
vii.    to delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan.
(b)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including any Participating Company, any Affiliate, any Participant, any stockholder, and any Employee. Actions of the Committee may be taken by:
i.    the Chairman of the Committee;
ii.    a subcommittee, designated by the Committee;

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iii.    the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by the Chairman, such a subcommittee or by the Committee (whether upon the abstention or recusal of such members or otherwise), shall be the action of the Committee for purposes of the Plan; or
iv.    one or more officers or managers of the Company or any Subsidiary, or a committee of such officers or managers whose authority is subject to such terms and limitations set forth by the Committee, and only with respect to Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act. This delegation shall include modifications necessary to accommodate changes in the laws or regulations of jurisdictions outside the U.S.
8.2    Standard of Judicial Review of Committee Actions. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties, including without limitation all Participants and their beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.
ARTICLE IX
PARTICIPATION IN PLAN BY SUBSIDIARIES

9.1    Participation Procedure. The Company, acting through the Committee, shall designate the Subsidiaries of the Company that may participate in a given Offering. A Subsidiary that is selected to participate in an Offering shall provide the Company all information required by the Company in order to administer the Plan.
9.2    No Joint Venture Implied. Neither the participation in the Plan or an Offering by a Subsidiary nor any act performed by it in relation to the Plan shall create a joint venture or partnership relation between it and the Company or any other Subsidiary.

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ARTICLE X
TERMINATION, CHANGE IN CONTROL AND AMENDMENT OF THE PLAN

10.1    Termination. The Company may, by action of the Board or the Committee, terminate the Plan at any time and for any reason. Upon any such termination, all outstanding Options shall, as determined by the Board or the Committee in its sole discretion, (a) terminate, and as soon as administratively feasible there shall be refunded to each Participant the remaining funds in the Participant’s Account, or (b) a date established by the Board or the Committee that is on or before the date of such termination shall be treated as the last day of the Offering Period, and all outstanding Options shall be exercisable on such date. The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of shares of Stock committed to the Plan is increased by the Committee or the Board and approved by the stockholders of the Company.
10.2    Change in Control. In the event of a Change in Control, the Board or the Committee, in its sole discretion, may provide for any of the following: (a) each Option shall be assumed or an equivalent option shall be substituted by the acquirer in such Change in Control, (b) a date established by the Board or the Committee that is on or before the date of such Change in Control shall be treated as the last day of the Offering Period, and all outstanding Options shall be exercisable on such date, or (c) all outstanding Options shall terminate and as soon as administratively feasible there shall be refunded to each Participant the remaining funds in the Participant’s Account.

10.3     Amendment. The Board or the Committee has the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable. The Board or the Committee may suspend the operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant’s Account, reduce a Participant’s rights with respect to shares of Stock previously purchased and held on the Participant’s behalf under the Plan or adversely affect the current Option a Participant already has outstanding under the Plan without the Participant’s agreement. Any amendment changing the aggregate number of shares of Stock to be committed to the Plan and any other change for which stockholder approval is required under regulations issued by the Department of Treasury or the listing rules of the New York Stock Exchange or such other stock exchange or national market system on which shares of Stock are listed or quoted, must be approved by the stockholders of the Company in order to be effective.
10.4    Plan Term; Approval by Stockholders. Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect from the date of the adoption of the Plan by the Board until terminated in accordance with Section 10.1. The Plan shall be submitted for approval by the stockholders of the Company prior to the first Exercise Date. This amendment and restatement of the Plan shall not become effective unless the stockholders of the Company approve of this amendment and restatement of the Plan.
ARTICLE XI
MISCELLANEOUS

11.1    Plan Not An Employment Contract. The adoption and maintenance of the Plan is not a contract between any Participating Company and its Employees which gives any Employee the right to be retained in his employment. Likewise, it is not intended to interfere with the rights of any Participating Company to discharge any Employee at any time or to interfere with the Employee’s right to terminate the Employee’s employment at any time.
11.2    Options Are Not Transferable. Any Option granted to a Participant under the Plan is not transferable by the Participant other than by will or the laws of descent and distribution, and must be

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exercisable, during the Participant’s lifetime, only by the Participant. In the event any Participant attempts to violate the terms of this Section 11.2, any Option held by the Participant shall be terminated by the Company and, upon return to the Participant of the remaining funds in the Participant’s Account, all of the Participant’s rights under the Plan will terminate.
11.3    No Rights of Stockholder. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he acquires shares of Stock as provided in the Plan.
11.4    Governmental Regulations. The obligation to sell or deliver the shares of Stock under the Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of the shares of Stock.
11.5    Notices. All notices and other communications in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at the Participant’s last known address or to the Participant’s designated personal representative or beneficiary as determined in accordance with Section 11.11, or to the Participating Company or its designated representative, as the case may be.
11.6    Indemnification. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.
11.7    Tax Withholding. At the time a Participant’s Option is granted or exercised or at the time a Participant disposes of some or all of the shares of Stock purchased under the Plan, the Participant must make adequate provision for the Participating Company’s federal, state, foreign or other tax withholding obligations, if any, which arise upon the grant or exercise of the Option or the disposition of the shares of Stock. At any time, the Participating Company may, but shall not be obligated to, withhold from the Participant’s Option, by way of net settlement, the number of Shares otherwise issuable on exercise of such Option as is necessary for the Participating Company to meet applicable withholding obligations.
11.8    Gender and Number. If the context requires it, words of one gender when used in the Plan shall include the other gender, and words used in the singular or plural shall include the other.
11.9    Data Privacy. By participating in the Plan, each Participant agrees to the collection, processing, use and transfer of personal information by the Participating Company that employs the Participant, the Company, and the Committee in order to administer the Plan.
11.10    Dispositions in Compliance with Securities Laws. By becoming a Participant in the Plan, each Participant agrees that any dispositions of shares of Stock by such Participant shall be in compliance with the provisions of federal, state and foreign securities laws, including the provisions of Section 16(b) of the Exchange Act.
11.11    Beneficiary(ies). At the time of the Participant’s or former Participant’s death, any shares of Stock in the Account shall be distributed to such Participant’s or former Participant’s (a) executor or

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administrator or (b) his heirs at law, if there is no administration of such Participant’s or former Participant’s estate. Before any distribution is made, the Committee may require appropriate written documentation of (1) the appointment of the personal representative of the Participant’s estate or (2) heirship.
11.12    Severability. Each provision of the Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.
11.13    Binding Effect. The Plan shall be binding upon any successor of the Company.
11.14    Limitation on Liability. Under no circumstances shall the Company incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any Person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s role as Plan sponsor.
11.15    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law without regard to conflict of law.
11.16    Section 409A of the Code. Options granted under the Plan to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Options granted to U.S. taxpayers under the Plan will be subject to such terms and conditions that will permit such Options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares subject to an Option be delivered within the short-term deferral period. If the Committee determines that an Option or the exercise, payment, settlement, or deferral thereof is subject to Section 409A of the Code, the Option will be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other Person if an Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee with respect thereto.

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BAKER HUGHES COMPANY
2021 LONG-TERM INCENTIVE PLAN

SECTION 1. ESTABLISHMENT, OBJECTIVES AND DURATION
    1.1    Establishment. Baker Hughes Company, a Delaware corporation (the “Company”), establishes the Baker Hughes Company 2021 Long-Term Incentive Plan (the “Plan”), to reward certain directors, corporate officers and employees of the Company and its Subsidiaries (as defined below) by enabling them to acquire shares of common stock of the Company and to receive other compensation based on common stock of the Company or certain performance measures.
The Plan is effective as of the date on which the stockholders of the Company approve of the Plan (the “Effective Date”) and shall remain in effect as provided in Section 10. The adoption of the Plan is contingent upon the approval of the Plan by the Company’s stockholders.
    1.2    Objectives. The purposes of the Plan are to encourage selected Employees and Directors of Company and its Subsidiaries (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.
SECTION 2. DEFINITIONS
As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” means any entity which is a member of (i) the same controlled group of corporations within the meaning of section 414(b) of the Code with the Company, or (ii) a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code) with the Company.
(b)“Assets” means assets of any kind owned by the Company, including securities of the Company’s direct and indirect subsidiaries and Affiliates.
(c)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.
(d)“Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.
(e)“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to those terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
(f)“Board” shall mean the Board of Directors of the Company, as constituted from time to time.
(g)“Cause” shall mean: (i) If the Participant is a party to an agreement with the Company or an Affiliate or a Subsidiary and such agreement provides for a definition of Cause, the definition contained therein; (ii) If no such agreement exists: (A) the Participant’s material failure to perform his or her employment duties for the Company or an Affiliate or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness); (B) the Participant’s willful engagement in dishonesty, illegal conduct or gross misconduct, which is, in each case, materially injurious to the Company or the Affiliates or the Subsidiaries; (C) the Participant’s embezzlement, misappropriation or fraud, whether or not related to the Participant’s employment with the Company or the Affiliates or the Subsidiaries; (D) the Participant’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, if such felony or other crime is work-related, materially impairs the Participant’s ability to perform services for the Company or the Affiliates or the Subsidiaries or results in material harm to the Company or the Affiliates or Subsidiaries; or (E) any other act or omission that constitutes Cause, as determined in the reasonable, good faith discretion of the Committee.

(h)“Change in Control” shall mean (except as specified otherwise in the Award) the occurrence of any of the following events:
    (1)    the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;
    (2)    the consummation of a Merger of the Company or an Affiliate of the Company with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of the Company, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger;
    (3)    any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities, disregarding any purchases of securities owned by General Electric Company, a New York corporation and/or any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, General Electric Company, whether such purchases are effected by a secondary offering or otherwise;
    (4)    any Person, other than a Specified Owner (disregarding clause (5) of the definition of Specified Owner), becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding Voting Securities;
    (5)    a sale, transfer, lease or other disposition of all or substantially all of the Company’s Assets is consummated (an “Asset Sale”), unless:
    (A)    the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of the Company’s Voting Securities immediately prior to such Asset Sale; or
    (B)    the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or
    (6)    The stockholders of the Company approve a plan of complete liquidation and dissolution of the Company.
With respect to an Award that is subject to Section 409A and for which payment or settlement of the Award will accelerate upon a Change in Control, no event set forth herein will constitute a Change in Control for purposes of the Plan unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A.
(i)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(j)“Committee” shall mean a committee of the Board acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan. To the extent necessary to comply with applicable regulatory regimes, any action by the Committee will require the approval of Committee members who are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The Governance & Corporate Responsibility Committee is responsible for administering the Plan as it relates to any Award provided to a Director. For purposes of the Plan, reference to the

Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to Section 3(b).
(k)“Director” shall mean any member of the Board who is not an Employee at the time of receiving an Award under the Plan.
(l)“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
(m)“Effective Date” shall have the meaning specified in Section 1.1.
(n)“Employee” shall mean any employee of the Company or of any Affiliate.
(o)“Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act.
(q)“Fair Market Value” shall mean, with respect to any Shares or other securities, the closing price of a Share on the date as of which the determination is being made or as otherwise determined in a manner specified by the Committee.
(r)“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.
(s)“Incumbent Director” means –
    (1)    a member of the Board on October 29, 2020; or
    (2)    an individual-
        (A)    who becomes a member of the Board after October 29, 2020;
        (B)    whose appointment or election by the Board or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and
        (C)    whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.
(t)“Merger” means a merger, consolidation or similar transaction.
(u) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
(v)“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(w)“Other Stock-Based Award” shall mean any right, including a Deferred Stock Unit, granted under Section 6(f) of the Plan.
(x)“Participant” shall mean an Employee or Director designated to be granted an Award under the Plan.
(y)“Performance Award” shall mean any right granted under Section 6(d) of the Plan.
(z)“Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.
(aa) “Performance Period” shall mean any period as determined by the Committee in its sole discretion.
(bb) “Person” shall have the meaning ascribed to the term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that the term shall not include (a) the Company, Baker Hughes Holdings LLC, a Delaware limited liability company, or any of the Affiliates, (b) a trustee or other fiduciary holding Company securities under an employee benefit plan of the Company, Baker Hughes Holdings LLC, a Delaware limited liability company, or any of the Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(cc) “Prior Plans” means the Baker Hughes Company 2017 Long-Term Incentive Plan, the Amended and Restated Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan and the

Amended and Restated Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan.
(dd) “Qualifying Performance Criteria” shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: net earnings; earnings per share; net income (before or after taxes); stock price (including growth measures and total shareholder return); return measures (including return on net capital employed, return on assets, return on equity, or sales return); earnings before or after interest, taxes, depreciation and/or amortization; dividend payments; gross revenues; gross margins; expense targets; cash flow return on investments, which equals net cash flows divided by owner’s equity; internal rate of return or increase in net present value; working capital targets relating to inventory or accounts receivable; planning accuracy (as measured by comparing planned results to actual results); net sales growth; net operating profit; cash flow (including operating cash flow and free cash flow); operating margin; ; and any other financial, business, strategic or other measure of performance as determined and approved by the Committee, which may be adjusted by the Committee or may exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including without limitation, to remove the effect of charges for restructurings, discontinued operations and all items of gain, loss or expense determined to be unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.
(ee) “Restricted Stock” shall mean any award of Shares granted under Section 6(c) of the Plan.
(ff) “Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.
(gg) “Shares” shall mean the Class A common shares, of the Company, $0.0001 par value, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.
(hh) “Specified Owner” means any of the following:
    (1)    the Company;
    (2)    an Affiliate of the Company;
    (3)    an employee benefit plan (or related trust) sponsored or maintained by the Company, Baker Hughes Holdings LLC, a Delaware limited liability company, or any of the Affiliates;
    (4)    a Person to the extent the Person becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of the acquisition of securities directly from the Company and/or any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, the Company; or
    (5)    a Person to the extent the Person becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of the acquisition of securities directly from General Electric Company, a New York corporation and/or any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, General Electric Company; or
    (6)    a Person that becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of the Company, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of the Company’s outstanding immediately prior to such Merger.
(ii) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
(jj) “Subsidiary” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.
(kk) “Voting Securities” means the outstanding securities entitled to vote generally in the election of directors or other governing body.
SECTION 3. ADMINISTRATION
Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any law or regulation in jurisdictions in which Participants will receive Awards.
(a)Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

i.designate Participants;
ii.determine the type or types of Awards to be granted to each Participant under the Plan and grant Awards to such Participants;
iii.determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;
iv.determine the terms and conditions of any Award and of Award Agreements, and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;
v.determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, suspended, or accelerated, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, suspended, or accelerated;
vi.determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
vii.interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
viii.establish, amend, suspend, or waive such rules and guidelines;
ix.appoint such agents as it shall deem appropriate for the proper administration of the Plan;
x.make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and
xi.correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate. Actions of the Committee may be taken by:

i.the Chairman of the Committee;
ii.a subcommittee, designated by the Committee;

iii.the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by the Chairman, such a subcommittee or by the Committee (whether upon the abstention or recusal of such members or otherwise), shall be the action of the Committee for purposes of the Plan; or
iv.one or more officers or managers of the Company or any Subsidiary, or a committee of such officers or managers whose authority is subject to such terms and limitations set forth by the Committee, and only with respect to Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act. This delegation shall include modifications necessary to accommodate changes in the laws or regulations of jurisdictions outside the U.S.
SECTION 4. SHARES AVAILABLE FOR AWARDS
(a)SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b) and below in this Section 4(a):

i.The aggregate number of Shares reserved and available for delivery for Awards granted under the Plan shall be 29,500,000 Shares less one (1) Share for every one (1) Share granted under the Baker Hughes Company 2017 Long-Term Incentive Plan (the “2017 Plan”) after March 8, 2021 and prior to the Effective Date. After the Effective Date, no awards may be granted under the 2017 Plan.
ii.If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, or (ii) after March 8, 2021, any Shares subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or otherwise terminates without issuance of such Shares, or an award under any Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award, then in each such case the Shares subject to the Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan on a one-for-one basis.
iii.In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after March 8, 2021, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan on a one-for-one basis. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after March 8, 2021, an option under any Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after March 8, 2021, options or stock appreciation rights under any Prior Plan, (iii) Shares subject to a Stock Appreciation Right or, after March 8, 2021 a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after March 8, 2021, options under any Prior Plan.
iv.Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraphs (a)(i) and (a)(ii) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in paragraphs (a)(ii) and (a)(iii) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
v.The aggregate number of Shares available under the Plan shall be available for delivery pursuant to the exercise of Incentive Stock Options.
vi.COUNTING FOR AWARDS. For purposes of this Section 4,

A.    If an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan;

B.    Dividend Equivalents denominated in Shares and Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Dividend Equivalents and such Awards are settled in Shares, PROVIDED, HOWEVER, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.

vii.SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market or otherwise.

(b)ADJUSTMENTS.

i.In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Accounting Standards Codification Topic 718 (or any successor thereto) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

A.the number and type of Shares or other securities which thereafter may be made the subject of Awards;
B.the number and type of Shares or other securities subject to outstanding Awards;

C.the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
D.other value determinations applicable to outstanding awards.
PROVIDED, HOWEVER, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and PROVIDED FURTHER, HOWEVER, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

ii.ADJUSTMENTS OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Company or any Subsidiary shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

iii.ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.
SECTION 5. ELIGIBILITY
Any Employee, including any officer or employee-director of the Company or of any Subsidiary, or Director shall be eligible to be designated a Participant.
SECTION 6. AWARDS
(a)OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

i.EXERCISE PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.
ii.OPTION TERM. The term of each Option shall not exceed ten (10) years from the date of grant.
iii.TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including cash, Shares, or other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
iv.INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. For the avoidance of doubt, Incentive Stock Options shall not be granted to Directors.

Notwithstanding anything in this Section 6(a) to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).
v.AUTOMATIC EXERCISE OF CERTAIN EXPIRING OPTIONS. Notwithstanding any other provision of the Plan (other than this clause v), on the last trading day on which all or a portion of the Option may be exercised, if the per Share purchase price of the Option exceeds the then Fair Market Value of the Share by at least $.01 (such expiring portion of the Option that is so in-the-money, an “Auto-Exercise Eligible Option”), the Participant shall be deemed to have automatically exercised the Auto-Exercise Eligible Option (to the extent the Option has not previously  been exercised or forfeited) in accordance with the provisions of this paragraph v. In the event of an automatic exercise pursuant to this paragraph v, the Company shall  reduce the number of Shares issued to the Participant upon the Participant’s automatic exercise of the Auto-Exercise Eligible Option to satisfy the Participant’s purchase price  obligation for the Auto-Exercise Eligible Option.  Further, the Company shall reduce the number of Shares issued to the Participant to satisfy the applicable minimum tax withholding obligation arising upon the automatic exercise unless the Committee deems that a different method of satisfying the tax withholding obligations is practicable and advisable. In accordance with procedures established by the Committee, the Participant may notify the Company in advance that the Participant does not wish for the Auto-Exercise Eligible Option to be exercised. In its discretion, the Company may determine to cease automatically exercising Options at any time.

(b)STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the grant price of the right as specified by the Committee.
i.GRANT PRICE. The grant price per share of each Stock Appreciation Right shall be determined by the Committee, provided, however, and except as provided in Section 4(b), that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.
ii.TERM. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.
iii.TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

(c)RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

i.ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.
ii.RESTRICTIONS. Awards of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.
iii.REGISTRATION. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
iv.FORFEITURE. Upon termination of employment during the applicable restriction period, except as determined otherwise by the Committee or specified in an applicable Award Agreement, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company.

(d)PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, exercisability, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

i.may be denominated or payable in cash, Shares (including Restricted Stock), other securities, or other Awards; and
ii.shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish; provided, however, that the Committee may increase or, prior to the occurrence of a Change in Control, decrease the amount payable pursuant to a Performance Award or adjust the payout or performance criteria, as determined appropriate in the sole discretion of the Committee.

(e)DIVIDENDS; DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant to Participants Awards (other than Options and Stock Appreciation Rights) under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares. Notwithstanding anything to the contrary herein the Plan, any dividends or dividend equivalents payable in connection with an Award under the Plan shall be subject to the same terms and risks of forfeiture as the underlying Award and shall be paid out only when the underlying Shares actually vest, are earned or are received under such Awards. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

(f)OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards, including Deferred Stock Units, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g)CHANGE IN CONTROL. In the event of a Change in Control, except as specified otherwise in an Award Agreement, the Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding provided that the action substantially preserves the value, rights and benefits of the affected Award. Such actions may include, without limitation: (a) the acceleration of the vesting, settlement and/or exercisability of an Award; (b) the payment of a cash amount in exchange for the cancellation of an Award; (c) the cancellation of Options and/or Stock Appreciation Rights without the payment of consideration therefor if the exercise price of such Options and/or Stock Appreciation Rights equals or exceeds the price paid for a Share in connection with the Change in Control; and/or (d) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.

(h)GENERAL.

i.NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
ii.AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
iii.FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.
iv.LIMITS ON TRANSFER OF AWARDS. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. In no event may an Award be transferred to a third party financial institution for value.
v.PER-PERSON LIMITATION ON DIRECTOR AWARDS. With respect to any Director, the aggregate dollar value of (A) any Awards granted under the Plan (based on the grant date fair value of Awards as determined for financial reporting purposes) during a single fiscal year and (B) any cash or other compensation that is not equity-based and that is paid by the Company with respect to the Director’s service as a Director for such fiscal year may not exceed $1,500,000. The Committee may make exceptions to the foregoing limit for a Director or committee of Directors, as it may determine in its discretion, provided that (C) the aggregate dollar value of any such additional compensation may not exceed $1,000,000 for the fiscal year and (D) the Director receiving such additional compensation does not participate in the decision to award such compensation. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.
vi.CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.
vii.SHARE CERTIFICATES. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
viii.NO REPRICING. Except in connection with a corporate transaction or adjustment described in Section 4(b) of the Plan, the terms of outstanding Options, Stock Appreciation Rights or other Stock-Based Awards encompassing rights to purchase Shares that have an exercise or purchase price in excess of the Fair Market Value of a Share may not be amended to reduce the exercise or purchase price of such Awards, and any such outstanding Options, Stock Appreciation Rights or other Stock-Based Awards encompassing rights to purchase Shares may not be exchanged for cash or property, other Awards, or Options, Stock Appreciation Rights or other Stock-Based Awards encompassing rights to purchase Shares with an exercise or purchase price that is less than the exercise or purchase price of the original Awards, in each case unless approved by stockholders.
ix.RECOUPMENT. The Plan will be administered in compliance with Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and any Company policy adopted with respect to compensation recoupment. This Section 6(h)(ix) will not be the Company’s exclusive remedy with respect to such matters.
SECTION 7. AMENDMENT AND TERMINATION
Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s stockholders, no material amendment shall be made if stockholder approval is required by law, regulation, or stock exchange, and; PROVIDED, FURTHER, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the stockholders of the Company that would:

i.increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or
ii.amend Section 6(h)(viii) or, except as provided in Section 4(b), permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or exchanged as described in Section 6(h)(viii).

(b)AMENDMENTS TO AWARDS. Subject to Section 6(h)(viii), the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.
SECTION 8. GENERAL PROVISIONS
(a)NO RIGHTS TO AWARDS. No Employee, Participant or other person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under the Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.
(b)WITHHOLDING. The Company or any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other Awards) of taxes required to be withheld in the relevant jurisdiction in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary or appropriate in the opinion of the Company or Subsidiary to satisfy withholding taxes.
(c)NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(e)GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of law.
(f)SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(g)NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(h)NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(i)HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(j)INDEMNIFICATION. Subject to requirements of Delaware State law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer or manager of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(k)COMPLIANCE WITH SECTION 409A OF THE CODE. Except to the extent specifically provided otherwise by the Committee, Awards under the Plan are intended to be exempt from or satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Should any payments made in accordance with the Plan to a “specified employee” (within the meaning of Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable upon a Participant’s “separation from service” (within the meaning of Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of (1) the date that is six (6) months after the date of the Participant’s separation from service or (2) the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with the Plan shall be treated as a right to a series of separate payments.
(l)NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code or French qualified stock options) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
(m)AWARDS TO NON-U.S. EMPLOYEES. The Committee shall have the power and authority to determine which Subsidiaries shall be covered by the Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations.
(n)COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company’s securities are listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

1.obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
2.completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.
The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
(o)INTERPRETATIONS. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The definitions contained in the Plan are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.
SECTION 9. EFFECTIVE DATE OF THE PLAN.

The Plan is effective as of the Effective Date. The Plan shall not become effective unless the stockholders of the Company approve of the Plan.
SECTION 10. TERM OF THE PLAN
No Award shall be granted under the Plan after May 13, 2031. No ISO shall be granted under the Plan after the tenth anniversary of the date the Board approves of the Plan. However, unless otherwise expressly provided in the plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Baker Hughes

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY:

	INTERNET Go To: www.proxypush.com/bakerhughes • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
	PHONE Call 1-855-658-0965 • Use any touch-tone telephone, 24 hours a day, 7 days a week • Have your Proxy Card ready • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card Form in the postage-paid envelope provided

CONTROL NUMBER

<— Please fold here — Do not separate —>

Baker Hughes Company

Annual Meeting of Shareholders

For shareholders as of March 18, 2021

TIME: Friday, May 14, 2021 09:00 AM, Central Daylight Time
PLACE: To be held virtually - register by May 11, 2021 at 5:00 PM, Eastern Daylight Time at www.proxydocs.com/bakerhughes

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Lorenzo Simonelli, Regina Jones and Lee Whitley, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of the Class A Common Stock and Class B Common Stock of Baker Hughes Company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2021 Mediant Communications Inc. All Rights Reserved

Baker Hughes Company

Annual Meeting of Shareholders

Please make your marks like this: [X] Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3, 4, 5.

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1. The election of directors				
	FOR	WITHHOLD		
To vote for all directors mark here:	☐			
1.01 W. Geoffrey Beattie	☐	☐		FOR
1.02 Gregory D. Brenneman	☐	☐		FOR
1.03 Cynthia B. Carroll	☐	☐		FOR
1.04 Clarence P. Cazalot, Jr.	☐	☐		FOR
1.05 Nelda J. Connors	☐	☐		FOR
1.06 Gregory L. Ebel	☐	☐		FOR
1.07 Lynn L. Elsenhans	☐	☐		FOR
1.08 John G. Rice	☐	☐		FOR
1.09 Lorenzo Simonelli	☐	☐		FOR
	FOR	AGAINST	ABSTAIN	
2. An advisory vote related to the Company's executive compensation program	☐	☐	☐	FOR
3. The ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2021	☐	☐	☐	FOR
4. The approval of the Amendment and Restatement of the Baker Hughes Company Employee Stock Purchase Plan	☐	☐	☐	FOR
5. The approval of the Baker Hughes Company 2021 Long-Term Incentive Plan	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/bakerhughes

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date